                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14(a) INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                        EXCHANGE ACT OF 1934, AS AMENDED

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement                   [ ]  Confidential, for Use of the Commission
                                                        Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                AROS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

     (5)  Total fee paid:

        ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ----------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ----------------------------------------------------------------------

     (3)  Filing party:

        ----------------------------------------------------------------------

     (4)  Date filed:

        ----------------------------------------------------------------------

                                AROS CORPORATION
                          1290 BAY DALE DRIVE, PMB 351
                             ARNOLD, MARYLAND 21012

                                                                October   , 2002

Dear Stockholder:

     You are cordially invited to attend the Aros Corporation Annual Meeting of
Stockholders to be held on           , November   , 2002 at 10:00 a.m. McLean,
Virginia time at the offices of our legal counsel, Shaw Pittman, LLP, located at 1650 Tysons Boulevard, 14th Floor, McLean, Virginia 22102.

     WE COMPLETED THE ACQUISITION OF REGEN BIOLOGICS, INC. AS A WHOLLY OWNED SUBSIDIARY ON JUNE 21, 2002. SOME OF THE MATTERS THAT WILL BE CONSIDERED AT THE ANNUAL MEETING ARE BEING CONSIDERED AS A RESULT OF THE MERGER. HOWEVER, YOU ARE NOT BEING ASKED TO VOTE ON THE MERGER. THE MERGER HAS BEEN CONSUMMATED.

     The matters proposed for consideration at the meeting are:

          - the increase in the number of authorized shares of our common stock from 30,000,000 to 130,000,000 and the number of authorized shares of our preferred stock from 30,000,000 to 60,000,000;

          - the approval of the change of our corporate name to ReGen Biologics, Inc. and the accompanying ticker symbol change;

          - the 1 for 6 reverse stock split of all Aros authorized common stock and preferred stock;

          - the election of Gerald E. Bisbee, Jr., Ph.D., Alan Baldwin, Richard Fritschi, Robert G. McNeil, Ph.D., and J. Richard Steadman, M.D. as directors for the next year;

          - the approval of the proposal to amend our Employee Stock Option
            Plan;

          - the approval of the proposal to amend our Non-Employee Director Stock Option Plan;

          - the ratification of the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year; and

          - the transaction of such other business as may come before the meeting or any adjournment thereof.

     The accompanying Notice of Annual Meeting of Stockholders and proxy statement discuss these matters in further detail. We urge you to review this information carefully.

     As part of the acquisition of ReGen, several of the former ReGen stockholders who held a majority of the ReGen shares entered into a stockholders agreement. Pursuant to the terms of the stockholders agreement the former ReGen stockholders agreed to vote their Aros shares in favor of the various matters listed above, with the exception of some of the amendments to the Employee Stock Option Plan and Non-Employee Director Stock Option Plan and the ratification of the appointment of our accountants, which were not contemplated by the stockholders agreement.

     Because former ReGen stockholders currently hold approximately 80% of the issued and outstanding capital stock of our company, the parties to the stockholders agreement now represent a majority of the shares of our capital stock entitled to vote at the annual meeting. The parties to the stockholders agreement will, by virtue of their majority interest, be able to pass all of the proposals on which they have agreed to vote.

     You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and proxy statement and to ask questions about us and our operations.

     It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card using the envelope provided. If you do attend the annual meeting, you may withdraw your proxy and vote your shares in person. IF YOU REPLIED TO THE EARLIER PROXY, YOU MUST COMPLETE AND RETURN THIS PROXY CARD. YOUR PREVIOUS PROXY CARD WILL BE DISREGARDED.

                                          Sincerely,

                                          /s/ GERALD E. BISBEE, JR., PH.D.
                                          --------------------------------------
                                          Gerald E. Bisbee, Jr., Ph.D.
                                          Chairman and Chief Executive Officer

                                AROS CORPORATION
                          1290 BAY DALE DRIVE, PMB 351
                             ARNOLD, MARYLAND 21012

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER    , 2002

     The Annual Meeting of Stockholders of Aros Corporation will be held on
               , November   , 2002 at 10:00 a.m. McLean, Virginia time at the
offices of our legal counsel, Shaw Pittman, LLP, located at 1650 Tysons Boulevard, 14th Floor, McLean, Virginia 22102, for the following purposes:

          1. To approve an increase in the number of authorized shares of Aros common stock from 30,000,000 to 130,000,000 and the number of authorized shares of Aros preferred stock from 30,000,000 to 60,000,000;

          2. To approve the change of our name to ReGen Biologics, Inc. and the accompanying ticker symbol change;

          3. To approve a 1 for 6 reverse stock split of all Aros authorized common stock and preferred stock;

          4. To elect Gerald E. Bisbee, Jr., Ph.D., Alan Baldwin, Richard Fritschi, Robert G. McNeil, Ph.D., and J. Richard Steadman, M.D. as directors for the next year;

          5. To approve the proposal to amend our Employee Stock Option Plan;

          6. To approve the proposal to amend our Non-Employee Director Stock Option Plan;

          7. To ratify the appointment of Ernst & Young LLP as Aros' independent accountants for the current fiscal year; and

          8. To transact such other business as may properly come before the meeting or any adjournment thereof.

     As part of the acquisition of ReGen, several of the former ReGen stockholders who held a majority of the ReGen shares entered into a stockholders agreement. Pursuant to the terms of the stockholders agreement the former ReGen stockholders agreed to vote their Aros shares in favor of the various matters listed above, with the exception of some of the amendments to the Employee Stock Option Plan and Non-Employee Director Stock Option Plan and the ratification of the appointment of our accountants, which were not contemplated by the stockholders agreement.

     The Board has fixed the close of business on September 23, 2002 as the record date for us to determine those stockholders entitled to notice and those stockholders entitled to vote at the Annual Meeting of Stockholders. We request that all stockholders, whether or not you expect to attend the meeting, sign the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. You may revoke your proxy at any time before it is voted. If you are present at the meeting, you may vote your shares in person and the proxy will not be used. IF YOU REPLIED TO THE EARLIER PROXY, YOU MUST COMPLETE AND RETURN THIS PROXY CARD. YOUR PREVIOUS PROXY CARD WILL BE DISREGARDED. You are respectfully urged to read the proxy statement contained in this booklet for further information concerning the matters to be acted upon at the annual meeting and the use of the proxy.

                                          By Order of the Board,

                                          /s/ GERALD E. BISBEE, JR., PH.D.
                                          --------------------------------------
                                          Gerald E. Bisbee, Jr., Ph.D.
                                          Chairman and Chief Executive Officer

October   , 2002

                IMPORTANT -- PLEASE MAIL YOUR SIGNED PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE

                               TABLE OF CONTENTS

ACQUISITION OF REGEN BIOLOGICS, INC.........................    2
BENEFICIAL OWNERSHIP........................................    2
INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON
AND PREFERRED STOCK.........................................    5
CHANGE OF OUR CORPORATE NAME................................   33
APPROVAL OF THE 1 FOR 6 REVERSE STOCK SPLIT OF ALL OUR
AUTHORIZED COMMON AND PREFERRED STOCK.......................   33
ELECTION OF DIRECTORS.......................................   34
EXECUTIVE COMPENSATION......................................   39
OPTION GRANTS...............................................   39
AGGREGATE OPTION EXERCISES AND PERIOD-END OPTION VALUES.....   40
REPORT OF THE BOARD ON EXECUTIVE COMPENSATION...............   41
REPORT OF THE AUDIT COMMITTEE...............................   43
COMPARATIVE STOCK PRICE PERFORMANCE GRAPH...................   44
REGEN STOCKHOLDERS AGREEMENT................................   45
RATIFICATION OF PROPOSAL TO AMEND OUR EMPLOYEE STOCK OPTION
PLAN........................................................   46
RATIFICATION OF PROPOSAL TO AMEND OUR NON-EMPLOYEE DIRECTOR
STOCK OPTION PLAN...........................................   50
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
ACCOUNTANTS.................................................   54
DEADLINE FOR STOCKHOLDERS PROPOSALS.........................   54
ADDITIONAL INFORMATION......................................   55
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   55
INDEX TO FINANCIAL STATEMENTS...............................  F-1
APPENDIX A..................................................  A-1
APPENDIX B..................................................  B-1

                                AROS CORPORATION
                          1290 BAY DALE DRIVE, PMB 351
                             ARNOLD, MARYLAND 21012

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER    , 2002

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Aros Corporation to
be held on November      , 2002 at 10:00 a.m. McLean, Virginia time, at the
offices of our legal counsel, Shaw Pittman, LLP located at 1650 Tysons Boulevard, 14th Floor, McLean, Virginia 22102.

     The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy card are being mailed to stockholders on or
about October   , 2002. We previously mailed our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, our Quarterly Report on Form 10-Q/A for the three months ended June 30, 2002 and our Current Report on Form 8-K/A filed on September 4, 2002 to stockholders. The enclosed proxy card is solicited by our Board and will be voted at the annual meeting and any adjournments thereof. Shares represented by a properly executed proxy card in the accompanying form will be voted at the annual meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder's shares will be voted in accordance with the recommendations of the Board "FOR" each of the proposals presented in this proxy statement. Those recommendations are described later in this proxy statement.

     IF YOU SUBMITTED A PROXY IN RESPONSE TO THE PROXY STATEMENT DATED SEPTEMBER 11, 2002 YOU WILL NEED TO RESEND A PROXY. WE WILL DISREGARD ANY PRIOR PROXY INSTRUCTIONS.

     The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (which we define below) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy card indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

     The proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to our Corporate Secretary. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to our Corporate Secretary at our principal executive offices as follows: Aros Corporation, 1290 Bay Dale Drive, PMB 351, Arnold, Maryland 21012,
Attention: Corporate Secretary. If you attend the annual meeting in person, you may revoke your proxy by either giving notice of revocation to the inspectors of election at the annual meeting or by voting at the annual meeting in person. The only items of business that the Board intends to present or knows will be presented at the annual meeting are the items discussed in this proxy statement. The proxy confers discretionary authority upon the persons named in it, or their substitutes, to vote on any other items of business that may properly come before the meeting. All holders of record of our common stock at the close of business on September 23, 2002 will be eligible to vote at the annual meeting. We believe that as of September 23, 2002 we had 17,045,131 shares of common stock and 27,324,007 shares of preferred stock issued and outstanding. Each share of common stock and each share of preferred stock is entitled to one vote.

                      ACQUISITION OF REGEN BIOLOGICS, INC.

     On June 21, 2002, Aros Corporation acquired ReGen Biologics, Inc. as a wholly owned subsidiary. ReGen is a tissue engineering company that designs, develops, manufactures and markets minimally invasive human implants and medical devices for the repair and regeneration of damaged human tissue. Pursuant to the merger, Aros acquired all of ReGen's business and operating activities and employees. Aros continues ReGen's business out of ReGen's established headquarters in Franklin Lakes, New Jersey. ReGen's business accounts for substantially all of the business conducted by Aros and will continue to do so for the foreseeable future. Accordingly, discussions of Aros' business is, in effect, a discussion of ReGen's operations. The merged entity is referred to as the Company in this proxy statement.

     Pursuant to the merger, Aros issued approximately 35,400,000 shares of its capital stock to former ReGen stockholders in exchange for all of the issued and outstanding capital stock of ReGen. In addition, Aros has assumed ReGen's outstanding stock options and warrants to purchase up to an aggregate of approximately 11,000,000 shares of Aros Common Stock and 1,200,000 shares of Aros Series B Convertible Preferred Stock on a post-merger basis. As a result of the merger, former ReGen stockholders own approximately 80% of Aros' outstanding capital stock.

     As part of the acquisition of ReGen, several of the former ReGen stockholders who held a majority of the ReGen shares entered into a stockholders agreement. Pursuant to the terms of the stockholders agreement the former ReGen stockholders agreed to vote their Aros shares in favor of the various matters listed above, with the exception of some of the amendments to the Employee Stock Option Plan and Non-Employee Director Stock Option Plan and the ratification of the appointment of our accountants, which were not contemplated by the stockholders agreement.

     As a result of the acquisition of ReGen, various corporate actions that require stockholder approval are being presented to the stockholders of Aros as part of the annual meeting. HOWEVER, YOU ARE NOT BEING ASKED TO VOTE ON THE MERGER. THE MERGER HAS BEEN CONSUMMATED. As discussed more fully within this proxy statement these corporate actions will, in the judgment of our Board, contribute to our future success. Please review carefully all of the material in this proxy statement and the other materials included with it before completing the attached proxy.

                              BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock and preferred stock as of September 23, 2002 by:

     - each person we know to beneficially own more than 5% of our common stock,

     - each director and nominee for director,

     - each of our executive officers named in the Summary Compensation Table under "Executive Compensation," and

     - all of our directors, nominees for directors and executive officers as a group.

     The number of shares of common stock outstanding on September 23, 2002 was 17,045,131 shares. The number of shares of preferred stock outstanding on September 23, 2002 was 27,324,007 shares. Except as noted, all information with respect to beneficial ownership has been furnished by the respective director, executive officer or beneficial owner of more than 5% of our common stock, or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the common stock has been determined for this purpose in accordance with the Securities Exchange Act of 1934, as amended, which provides, among other things, that a person is deemed to be the beneficial owner of the common stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the common stock. Unless otherwise indicated below, the address of those identified in the table is Aros Corporation, 1290 Bay Dale Drive, PMB 351, Arnold, Maryland 21012.

                                                              NUMBER OF SHARES      PERCENTAGE OF
                                                                BENEFICIALLY     SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNED                OWNED
------------------------------------                          ----------------   -------------------
Robert McNeil, Ph.D.(1).....................................     16,850,030            36.96%
Sanderling Ventures(2)......................................     16,142,880            35.78%
Centerpulse USA Holding Co. (formerly Sulzer Medica USA
  Holding Co.)(3)...........................................      7,288,939            15.71%
Gerald E. Bisbee, Jr., Ph.D.(4).............................      3,668,585             7.77%
Richard J. Steadman M.D.(5).................................      2,778,000             6.18%
J.F. Shea Co., Inc.(6)......................................                            5.85%
Shu-Tung Li Ph.D.(7)........................................      1,168,538             2.58%
Brion Umidi(8)..............................................        812,457             1.80%
John Dichiara(9)............................................        765,899             1.70%
William Rodkey D.V.M.(10)...................................        542,077             1.21%
Richard Fritschi(11)........................................        109,980                 *
Alan W. Baldwin(12).........................................         80,000                 *
All Directors and Executive Officers as a Group (nine
  persons)(13)..............................................     26,775,566            51.33%

---------------

 *   Represents less than 1% of our outstanding stock

(1) Includes 467,415 shares of our common stock issuable upon the exercise of vested options and 117,943 shares of our preferred stock on an as-converted basis. Also includes 16,142,880 shares beneficially owned by Sanderling Ventures. Dr. McNeil is a general partner of Sanderling Ventures and disclaims any beneficial ownership of the shares of Sanderling Ventures except to the extent of his pecuniary interest in Sanderling Ventures arising from his role as a general partner. The address of Dr. McNeil is c/o Sanderling Ventures, 400 South El Camino Real, Suite 1200, San Mateo, CA 94402.

(2) Includes 753,380 shares of common stock issuable upon exercise of vested warrants. Includes 12,838,675 shares of our preferred stock on an as-converted basis. Sanderling Ventures' stock ownership is divided among nine related entities: Sanderling Venture Partners IV Co -- Investment Fund, L.P., Sanderling IV Biomedical Co -- Investment Fund, L.P.; Sanderling Venture Partners V Co -- Investment Fund, L.P.; Sanderling V Limited Partnership; Sanderling V Beteiligungs GmbH and Co. KG; Sanderling Venture Partners II, L.P.; Sanderling Ventures Limited, L.P.; Sanderling V Biomedical Co-Investment Fund, L.P.; and Sanderling V Ventures Management. All of these entities are limited partnerships except for Sanderling V Venture Management. Every general partner of the limited partnerships, including Dr. McNeil, would be deemed a beneficial owner of these shares under the securities laws. Dr. McNeil is also a beneficial owner of Sanderling V Venture Management. The address of Sanderling Ventures is 400 South El Camino Real, Suite 1200, San Mateo, CA 94402.

(3) Includes 808,910 shares of common stock and 1,207,139 of preferred stock issuable upon exercise of vested warrants. Includes 5,181,108 shares of our preferred stock on an as-converted basis. Centerpulse is a Swiss corporation. The address of Centerpulse is c/o David Wise, 3 East Greenway, Suite 1600, Houston, TX 77046.

(4) Includes 2,437,036 shares of our common stock issuable upon the exercise of vested options, 81,550 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of September 23, 2002 and 325,000 shares of our common stock issuable upon the exercise of vested warrants. The address of Dr. Bisbee is 110 Wellesley Drive, New Canaan, CT 06840.

(5) Includes 460,541 shares of our common stock issuable upon the exercise of vested options and 88,074 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of September 23, 2002. The address of Dr. Steadman is 1299 Spraddle Creek Road, Vail, CO 86157.

(6) Includes 637,519 shares of common stock issuable upon exercise of vested warrants, 1,978,719 shares of our preferred stock on an as converted basis. The address of J.F. Shea Co., Inc. is 655 Brea Canyon Road, Walnut, CA 91789.

(7) Includes 893,588 shares of our common stock issuable upon the exercise of vested options. The address of Dr. Li is One Kiowa Terrace, Oakland, NJ 07436.

(8) Includes 803,618 shares of our common stock issuable upon the exercise of vested options and 3,262 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of September 23, 2002. The address of Mr. Umidi is 989 Bayberry Drive, Arnold, MD 21012.

(9) Includes 756,113 shares of our common stock issuable upon the exercise of vested options and 9,786 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of September 23, 2002. The address of Mr. Dichiara is 501 East 79th Street, #2E, New York, NY 10021.

(10) Includes 508,658 shares of our common stock issuable upon the exercise of vested options, 3,125 shares of our common stock issuable upon the exercise of vested warrants, 13,048 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of August 28, 2002 and 5,298 shares of our preferred stock on an as-converted basis. The address of Dr. Rodkey is 108 South Frontage Road, Suite 303, Vail, CO 81657.

(11) Includes 109,980 shares of our common stock issuable upon the exercise of vested options. The address of Mr. Fritschi is c/o Centerpulse, Sulzer Orthopedics Ltd., Postfach 65, CH-8404 Winterthur-Switzerland.

(12) Includes 80,000 shares of our common stock issuable upon the exercise of vested options. The address of Mr. Baldwin is 1400 Winstead Drive, Fallston, MD 21047.

(13) Includes 81,550, 88,074, 3,262, 9,786, and 13,048 shares of our common stock which Dr. Bisbee, Dr. Steadman, Mr. Umidi, Mr. Dichiara and Dr. Rodkey, respectively, may acquire pursuant to options which are exercisable within 60 days of September 23, 2002. Includes 12,956,618 and 5,298 shares of our preferred stock on an as-converted basis for Dr. McNeil and Dr. Rodkey, respectively.

                 INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF
                      OUR COMMON STOCK AND PREFERRED STOCK

                                  (PROPOSAL 1)

     Pursuant to the merger, Aros has issued approximately 35,400,000 shares of its capital stock to former ReGen stockholders in exchange for all of the issued and outstanding capital stock of ReGen. In addition, Aros has assumed ReGen's outstanding stock options and warrants to purchase up to an aggregate of approximately 11,000,000 shares of Aros Common Stock and 1,200,000 shares of Aros Series B Convertible Preferred Stock on a post-merger basis. As a result of the merger, former ReGen stockholders own approximately 80% of Aros' outstanding capital stock.

     As a result of the acquisition of ReGen, you are being asked to approve an increase in the number of authorized shares of our common stock and preferred stock. HOWEVER, YOU ARE NOT BEING ASKED TO VOTE ON THE MERGER. THE MERGER HAS BEEN CONSUMMATED. The additional shares of common stock and preferred stock will permit the shares of preferred stock issued in the acquisition to convert into shares of our common stock; permit the exercise of options and warrants are assumed in the acquisition; and would allow us to issue shares of preferred stock under our previously approved rights agreement.

DESCRIPTION OF AROS

     Aros Corporation, is a Delaware corporation that was incorporated as APACHE Medical Systems, Inc. on September 1, 1987. APACHE was a provider of clinically based decision support information systems and consulting services to the healthcare industry offering a comprehensive line of outcomes-based products and services, encompassing software, hardware, and related consulting and disease management information services through two operating divisions: the APACHE Clinical Outcomes Division and the MetaContent Content and Coding Division.

     The Clinical Outcomes Division provided clinically based decision support information systems, as well as research and consulting services to the healthcare industry. On July 3, 2001, we sold our APACHE Clinical Outcomes Division, which accounted for substantially all of our assets, for cash to Cerner Corporation and changed our name from APACHE Medical Systems, Inc. to Aros Corporation. Because of the sale, we have accounted for the Clinical Outcomes Division as discontinued operations for all periods presented.

     The MetaContent Content and Coding Division provided consulting services in the clinical content and medical coding areas. We acquired MetaContent, Inc., a company that developed and marketed data management solutions for healthcare providers, on March 19, 2001 as part of our strategy to enter the medical coding business. On November 23, 2001, a founder and the sole employee of MetaContent resigned. As a result, we elected to discontinue all operations under the MetaContent Content and Coding Division, and accordingly, we have written off the remaining net goodwill associated with the acquisition of MetaContent and accounted for the results as discontinued operations.

     Prior to the merger, Aros had effectively ceased all operations and owned no property.

     Since the sale of assets to Cerner Corporation on July 3, 2001 and prior to the acquisition, we evaluated how best to utilize our remaining assets. We considered a number of alternatives including changing our historical focus on clinical information systems to areas of healthcare technology, biotechnology, bio-informatics, medical coding or other healthcare related activities. In addition, we have evaluated opportunities to maximize our stockholders' investment through business combinations. For the reasons discussed below, we believed the acquisition of ReGen was the best alternative to maximize our stockholders' investment.

DESCRIPTION OF REGEN BIOLOGICS, INC.

     One of the companies in which our Board considered investing was ReGen. Prior to the merger, ReGen was a privately held tissue engineering company that designed, developed, manufactured and marketed minimally invasive human implants and medical devices for the repair and regeneration of damaged human tissue. ReGen's proprietary technology, a biologically active collagen matrix, is the foundation of ReGen's tissue regeneration products. ReGen's collagen technology has far reaching implications for tissue regeneration and cell delivery.

     ReGen was founded in 1991 and is headquartered in Franklin Lakes, New Jersey where its corporate management, clinical and regulatory affairs, marketing and research operations are located. ReGen operates an ISO 9001 certified manufacturing facility in Redwood City, California and trains surgeons in the use of ReGen products at the Steadman Hawkins Foundation in Vail, Colorado and in other locations both within and outside of the U.S.

     ReGen's technology is based on the concept of guided tissue regeneration. Guided tissue regeneration is based on the premise that if the body is provided with a suitable environment for cellular in-growth, the body has the ability to regenerate its missing tissue. ReGen has developed a proprietary collagen material and various tissue matrix engineering processes (protected by 22 U.S. patents, 29 international patents, and 12 pending patents) to fabricate the material into unique matrix forms to guide tissue regeneration. For example, ReGen has used this technology to develop a meniscal implant, the Collagen Meniscus Implant, or CMI, which facilitates growth of meniscus-like tissue in patients with meniscal loss. Preliminary results from clinical studies conducted by ReGen indicate that patients receiving the CMI have significant gains in meniscal tissue volume as compared to the traditional partial meniscectomy procedure.

     Use of the CMI is targeted towards patients who have either received, or are candidates for a partial meniscectomy procedure. We estimate that there were approximately 750,000 partial meniscectomy procedures conducted in the U.S. in 2001, and we estimate that these procedures will grow to approximately 1.2 million per year by 2010. Procedures conducted outside the U.S. annually comprise another 40% of the number of similar U.S. procedures.

     We estimate that there were approximately 4 million patients who had a partial meniscectomy procedure performed in the last 10 years, and these patients may require one or more in the future. Many of these patients develop pain and discomfort over time as the degeneration of the meniscus and articular cartilage continues or accelerates. These patients may be candidates for the CMI, creating a large unmet market need. ReGen's theory is that by inserting a device that will cause the body to regenerate the meniscus, the degenerative process will be markedly reduced or arrested completely.

     ReGen is currently marketing two products, the CMI and the SharpShooter Tissue Repair System, or SharpShooter. In 2000, the CMI and SharpShooter each received the CE Mark for distribution in the European Economic Community. Also in 2000, the SharpShooter received marketing clearance for sale in the U.S. by the United States Food and Drug Administration. We received approval to market the CMI and the SharpShooter in Australia in 2002. We have currently completed the required enrollment of 288 patients in a major U.S. multicenter pivotal trial of the CMI with pending surgeries scheduled for completion in the fourth quarter of 2002. The CMI is currently marketed outside of the U.S. through an agreement with Centerpulse (NYSE: CEP), and the SharpShooter is currently marketed worldwide through an agreement with Linvatec, a division of ConMed Corporation (NASDAQ: CNMD).

     ReGen has also developed and maintains a research pipeline in other soft tissue areas such as articular cartilage, spine, ligament, shoulder, cardiovascular, and wound dressings.

     ReGen intends to continue developing, manufacturing, and marketing its technological applications, and to develop strategic relationships with key market leaders in targeted therapeutic areas.

PRODUCT DISTRIBUTION LICENSE AGREEMENTS

     In February 1996, ReGen entered into a perpetual product distribution agreement, 1996 Product Distribution Agreement, for the Collagen Meniscus Implant (CMI) with a shareholder of ReGen who is also the holder of the majority of ReGen's long-term debt. ReGen received a nonrefundable, non-creditable $750,000 licensing fee in February 1996 in exchange for granting exclusive distribution and marketing rights outside the United States of America for the product under development.

     An additional $1,000,000 was recognized as license fee income during 2001 under the milestone provisions as adjusted by a new agreement between the parties during 2001. This payment is also nonrefundable and non-creditable. ReGen may be due additional milestone fees in future years based on the achievement of future sale volumes by the shareholder/creditor under this agreement. Also, under this agreement, ReGen will be reimbursed by the shareholder/creditor for all expenses it incurs in connection with obtaining regulatory approval for the CMI outside the United States of America.

     In January 2002, ReGen entered into an amendment to its 1996 Product Distribution Agreement. The amendment provides for further definition and certain changes to the 1996 Product Distribution Agreement, including marketing activities and annual sales minimums; and restructuring of ReGen's Credit Agreement and 2000 Credit Agreement, calling for repayment of such credit agreements to occur at the earlier of 36 months from the date ReGen receives FDA approval for its CMI product, or December 31, 2009. On the repayment date, ReGen may, at its option and subject to certain conditions, require any unpaid debt be converted to equity.

     During 2000, ReGen entered into an exclusive distribution agreement with a distributor granting the distributor exclusive rights to sell the SharpShooter product throughout the world. ReGen received and recognized as license fee income a $300,000 nonrefundable, non-creditable license fee in 2000. This agreement continues in force so long as the distributor meets certain minimum sales volume quotas.

TECHNOLOGY LICENSE AGREEMENTS

     In April 1997, ReGen entered into an agreement with a member of its board of directors and Modified Polymer Components, Inc. (MPC) to obtain an exclusive license to certain patent rights used in connection with the SharpShooter. In 1995, ReGen entered into an exclusive license agreement with an employee pursuant to which the employee granted ReGen an exclusive worldwide right and license to certain technology considered by ReGen to be a candidate for use in products of ReGen, including the rights to certain patents and to any products resulting from the use of such technology and/or patents.

     In 1990, ReGen entered into an agreement with the Massachusetts Institute of Technology, or MIT, to obtain an exclusive license to certain patent rights relating to the use of biodegradable materials for regeneration of tissue. Also in 1990, ReGen entered into a sublicense agreement with Neomorphics for certain products previously licensed to Neomorphics by MIT.

LEGAL PROCEEDINGS

     Aros and ReGen are defendants from time to time in lawsuits incidental to their business. Neither is currently subject to, and none of their properties are subject to, any material legal proceedings.

THE MERGER

     On June 21, 2002, we acquired ReGen as a wholly owned subsidiary and thereby acquired all of ReGen's business and operating activities and employees. We continue to operate ReGen's business out of its established headquarters in Franklin Lakes, New Jersey. Since the merger, ReGen's business has accounted for substantially all our business activities and we anticipate that it will continue to do so for the foreseeable future. Accordingly, discussion of our business is, in effect, a discussion of ReGen's operations.

     Pursuant to the merger, we issued approximately 35,400,000 shares of capital stock to former ReGen stockholders in exchange for all of the issued and outstanding stock of ReGen. The shares issued to the former ReGen stockholders included shares of our common stock and shares of both our Series A and Series B preferred stock. Each of the three different classes of securities has specific rights and designations, including the right of preferred stockholders to convert their shares into common stock, which requires us to authorize additional shares of our common stock. In addition, we assumed ReGen's outstanding stock options and warrants to purchase up to an aggregate of approximately 11,000,000 shares of Aros Common Stock and 1,200,000 shares of Aros Series B Convertible Preferred Stock on a post-merger basis. As a result of the merger, former ReGen stockholders own approximately 80% of Aros' outstanding capital stock.

     In connection with the merger each issued and outstanding share of ReGen was converted into 2.7495 shares of unregistered common stock of Aros and each share of Aros' outstanding preferred stock was converted into 0.0663 shares of unregistered Aros common stock plus 2.6832 shares of Aros' Series B convertible preferred stock. Each share of Aros' Series G preferred stock was converted into
2.7495 shares of Aros' Series A convertible preferred stock.

     Our President and Chief Executive Officer, Dr. Gerald E. Bisbee, Jr., served on the board of directors of both Aros and ReGen. Dr. Bisbee recused himself from all Aros board action relating to the merger and the disinterested directors of Aros acted as a special committee in connection with the merger. Dr. Bisbee also recused himself from all ReGen board action related to the merger and the disinterested directors of ReGen acted as a special committee in connection with the merger. Three disinterested ReGen directors began serving on the Aros board after the completion of the merger.

     Prior to the merger, ReGen completed a private offering and sale of approximately 5.6 million shares of its Series G preferred stock to Sanderling Ventures and individuals and entities holding ReGen bridge notes dated April 13, 2001 and March 13, 2002. The Series G preferred stock was purchased for $1.2321 per share. Each ReGen bridge note holder received warrants to purchase a specified number of shares of ReGen common stock at an exercise price of $1.2321 per share.

REASONS FOR THE MERGER

     On or before June 21, 2002 ReGen stockholders representing approximately 94% of the combined voting power of ReGen approved the merger, including a majority of the holders of ReGen's common stock and a majority of the holders of each series of ReGen's preferred stock. Thus, on June 21, 2002, after all closing conditions had been satisfied, the merger was completed. After the merger, the rights of the Aros stockholders are the same as they were prior to the merger.

     At the beginning of the fourth quarter of 2001, Sanderling Ventures, ReGen's lead venture firm, discussed a willingness to invest $4 million if ReGen found an additional investor. ReGen approached several venture firms and also approached Aros. Aros was in the process of selling its business in the asset sale to Cerner, and it was seeking a firm in a healthcare business with which to merge after its asset sale closed. After in-depth discussions, ReGen was unable to agree upon the terms of a transaction and a valuation with a venture firm, but was able to do so with Aros.

     Aros had been evaluating strategic alternatives for its business for some time, including possible business combinations. Our board of directors believed that, of the alternatives evaluated, the transaction with ReGen projected the best opportunity to maximize value for our stockholder's investment and was in the best interests of our stockholders. We believed that our experiences in health care generally would allow us to maximize the value of ReGen's business and allow our stockholders to realize value on their investment. We entered into negotiations directly with ReGen, on an arm's length basis, and arrived at mutually agreeable valuations for both businesses. Neither Aros nor ReGen engaged investment bankers or other professionals to provide either valuation reports or fairness opinions.

     The ReGen Board believed that the merger with Aros would provide ReGen with the opportunity to successfully develop and market its products. They felt Aros would supply much needed financial resources to the ReGen business, as well as provide the guidance of a board of directors experienced in building and growing companies in the healthcare industry.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR AROS

     The following selected historical consolidated financial data for Aros should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of Aros, which are included elsewhere in this proxy statement. The historical consolidated statement of operations data for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 and the historical consolidated balance sheet data as of December 31, 2000, 1999, 1998 and 1997 are derived from the consolidated financial statements of Aros, which have been audited by Ernst and Young LLP, independent accountants for Aros. Our audited consolidated financial statements for the years ended December 31, 2001, 2000 and 1999 and as of December 31, 2000 and 1999 are included elsewhere in this proxy statement. Our audited consolidated financial statements for 1998 and 1997 are not included in this proxy statement. The selected consolidated financial data presented below for, and as of the end of, the first fiscal quarters of 2002 and 2001 are derived from our unaudited financial statements included elsewhere in this proxy statement. The selected historical consolidated financial data prepared below does not include the second quarter of 2002 because the merger was consummated during that period. Historical results are not necessarily indicative of future results.

     All periods have been reclassified to account for the operations of the Clinical Outcomes Division and the MetaContent Content and Coding Division as discontinued operations.

                                       QUARTER ENDED
                                          MARCH 31                   YEAR ENDED DECEMBER 31,
                                      ----------------   ------------------------------------------------
                                       2002     2001      2001      2000      1999      1998       1997
                                      ------   -------   -------   -------   -------   -------   --------
                                        (UNAUDITED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue:............................  $   --   $    --   $    --   $    --   $    --   $    --   $     --
Expenses:
  General and administrative........      89     1,195     2,688     5,912     6,304     7,367     12,870
  Restructuring.....................                          24       276        --        --         --
                                      ------   -------   -------   -------   -------   -------   --------
    Total expenses..................      89     1,195     2,712     6,188     6,304     7,367     12,870
                                      ------   -------   -------   -------   -------   -------   --------
Other income (expense):
  Interest income...................      11        26       107       216       321       477        859
                                      ------   -------   -------   -------   -------   -------   --------
    Total other income (expense)....      11        26       107       216       321       477        859
Loss from continuing operations.....     (78)   (1,169)   (2,605)   (5,972)   (5,983)   (6,890)   (12,011)
Discontinued operations
  Income from discontinued
    operations......................      17       644     1,286     1,179     7,334     3,697     (3,907)
  Gain from sale of discontinued
    operations......................                       3,664        --        --        --         --
  Loss on abandonment...............                        (433)       --        --        --         --
                                                         -------   -------   -------   -------   --------
                                                           4,517     1,179     7,334     3,697     (3,907)
                                                         -------   -------   -------   -------   --------
Net income (loss)...................  $  (61)  $  (525)  $ 1,912   $(4,793)  $ 1,351   $(3,193)  $(15,918)
                                      ======   =======   =======   =======   =======   =======   ========

                                       QUARTER ENDED
                                          MARCH 31                   YEAR ENDED DECEMBER 31,
                                      ----------------   ------------------------------------------------
                                       2002     2001      2001      2000      1999      1998       1997
                                      ------   -------   -------   -------   -------   -------   --------
                                        (UNAUDITED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Basic and diluted net income (loss)
  per share
  Continuing operations.............  $(0.01)  $ (0.15)  $ (0.30)  $ (0.80)  $ (0.82)  $ (0.95)  $  (1.66)
  Discontinued operations...........  $ 0.00   $  0.08   $  0.53   $  0.16   $  1.00   $  0.51   $  (0.54)
                                      ======   =======   =======   =======   =======   =======   ========
Earnings per share..................  $(0.01)  $ (0.07)  $  0.23   $ (0.64)  $  0.18   $ (0.44)  $  (2.20)
Weighted average number of shares
  used for calculation of basic net
  income(loss) per Share............   8,967     7,734     8,445     7,440     7,356     7,301      7,251
                                      ======   =======   =======   =======   =======   =======   ========
Weighted average number of shares
  used for calculation of diluted
  net income(loss) per share........   8,967     7,734     8,445     7,440     7,356     7,301      7,251
                                      ======   =======   =======   =======   =======   =======   ========

                                                MARCH 31,                   DECEMBER 31,
                                                ---------   ---------------------------------------------
                                                  2002       2001     2000     1999      1998      1997
                                                ---------   ------   ------   -------   -------   -------
                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and short-term investments...............   $3,202     $3,264   $2,062   $ 6,242   $ 6,532   $11,317
Working capital...............................    2,970      3,031      550     5,118     3,802     6,983
Total assets..................................   $3,236      3,328    5,442    11,466    12,142    14,936
Total stockholders' equity....................   $2,970     $3,031   $  485   $ 5,113   $ 3,740   $ 6,866

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR REGEN

     The following selected historical consolidated financial data for ReGen should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of ReGen, which are included elsewhere in this proxy statement. The historical consolidated statement of operations data for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 and the historical consolidated balance sheet data as of December 31, 2000, 1999, 1998 and 1997 are derived from the consolidated financial statements of ReGen, which have been audited by Ernst and Young LLP, independent accountants for ReGen. ReGen's audited consolidated financial data for the years ended December 31, 2001, 2000 and 1999 and as of December 31, 2000 and 1999 are included elsewhere in this proxy statement. ReGen's audited consolidated financial statements for 1998 and 1997 are not included in this proxy statement. The selected consolidated financial data presented below for, and as of the end of, the first fiscal quarters of 2002 and 2001 are derived from our unaudited financial statements included elsewhere in this proxy statement. The selected historical consolidated financial data prepared below does not include the second quarter of 2002 because the merger was consummated during that period. Historical results are not necessarily indicative of future results.

                                                                                                             PERIOD FROM
                                THREE MONTHS ENDED                                                        DECEMBER 21, 1989
                                     MARCH, 31                      YEARS ENDED DECEMBER 31,               (INCEPTION) TO
                             -------------------------   ----------------------------------------------     DECEMBER 31,
                                2002          2001        2001     2000      1999      1998      1997           2001
                             -----------   -----------   ------   -------   -------   -------   -------   -----------------
                             (UNAUDITED)   (UNAUDITED)
Revenue
  Sales....................        144           173        434       962        --        --        --          1,396
  Royalties................         27            16         56        10        --        --        --             66
  Grant and other income...         --            --         --        --        10        --        99            434
                               -------       -------     ------   -------   -------   -------   -------        -------
Total Revenue..............        171           189        490       972        10        --        99          1,896
Operating Expenses
  Cost of Goods Sold.......        276           275        700       843        --        --        --          1,544
  Research & Development...        574           428      1,977     2,639     3,897     2,533     2,994         22,734
  Business development,
    selling and
    administration.........        349           435      1,592     1,573     1,381     1,270     1,229          9,096
  Compensation Expense
    associated with stock
    options and warrants...        271           232      1,209     1,220       189        57        --          2,675
                               -------       -------     ------   -------   -------   -------   -------        -------
Total Operating Expenses...      1,470         1,370      5,478     6,275     5,467     3,861     4,223         36,049
                               -------       -------     ------   -------   -------   -------   -------        -------
Operating Loss.............     (1,299)       (1,181)    (4,988)   (5,303)   (5,457)   (3,860)   (4,124)       (34,153)
Interest and other income
  net......................          1             6         12        18        88       156       375          1,145
Interest expense...........       (110)          (78)      (354)     (244)      (89)     (111)     (117)          (914)
License fees...............         --            --      1,000       300        --        --        --          2,050
                               -------       -------     ------   -------   -------   -------   -------        -------
Net Loss...................     (1,408)       (1,253)    (4,330)   (5,229)   (5,458)   (3,815)   (3,867)       (31,872)
Basic and diluted loss per
  share....................    $ (0.56)      $ (0.50)    $(1.71)  $ (2.09)  $ (2.20)  $ (1.60)  $ (1.69)
                               =======       =======     ======   =======   =======   =======   =======
Weighted average number of
  shares used for
  calculation of net loss
  per share................      2,528         2,528      2,528     2,503     2,477     2,381     2,285
                               =======       =======     ======   =======   =======   =======   =======

             BALANCE SHEET               MARCH 31, 2002    2001     2000    1999    1998    1997
             -------------               --------------   ------   ------   -----   -----   -----
                                          (UNAUDITED)
Total Cash and Short Term
  Investments..........................         521          320      721     547     699   4,430
Total Current Assets...................         982          780    1,054     792     789   4,582
Total Assets...........................       1,321        1,181    1,703   1,771   1,856   5,810
Total Current Liabilities..............         732          550      381     867     814     640
Total Long-Term Liabilities............       9,466        8,372    5,945   1,519     376     853
Total Stockholder's net capital
  deficiency...........................      (8,877)      (7,741)  (4,623)   (615)    666   4,317

             PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated condensed financial statements have been derived by the application of pro forma adjustments to the Company's historical financial statements included in this proxy statement. The pro forma balance sheets give effect to the merger as if it had occurred as of March 31, 2002 for the balance sheet dated as of March 31, 2002 and as of December 31, 2001 for the balance sheet dated as of December 31, 2001. The pro forma statements of operations for the periods presented give effect to the merger as if it was consummated as of January 1, 2001 for the year ended December 31, 2001 and as of January 1, 2002 for the quarter ended March 31, 2001. The adjustments are described in the accompanying notes. The pro forma financial statements should not be considered indicative of actual results that would have been achieved had the merger been consummated on the date or for the periods indicated. Further, these pro forma financial statements are not necessarily indicative of future results.

             PRO FORMA CONDENSED BALANCE SHEET AS OF MARCH 31, 2002
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                   AROS            REGEN         PRO FORMA
                                               CORPORATION    BIOLOGICS, INC.   ADJUSTMENTS   PRO FORMA
                                               ------------   ---------------   -----------   ---------
                                               (UNAUDITED)      (UNAUDITED)
Assets
Current assets
Cash.........................................        186                1                          187
Short-term investments (1)...................      3,016              520           4,000        7,536
Receivables..................................         --               95                           95
Receivables from related party...............         --               31                           31
Inventory....................................         --              281                          281
Prepaid and other current assets.............         34               53                           87
                                                 -------          -------                      -------
          Total current assets...............      3,236              981                        8,217
Property and equipment, net..................         --              290                          290
Other assets.................................         --               50                           50
                                                 -------          -------                      -------
          Total assets.......................      3,236            1,321                        8,557
                                                 =======          =======                      =======
Liabilities and stockholder's equity net
  capital deficiency
Current liabilities
Bank overdraft...............................         --               --                           --
Accounts payable.............................         26              463                          489
Accrued liabilities (2)......................        120              264             402          786
Current portion of notes payable and capital
  leases.....................................         --                5                            5
                                                 -------          -------                      -------
          Total current liabilities..........        146              733                        1,280
                                                 -------          -------                      -------
Other liabilities............................        120               41                          162
Long term portion of notes payable and
  capital leases (1).........................         --            9,425          (2,808)       6,617
Series A redeemable convertible preferred
  stock (1)..................................         --               --           6,855        6,855
Stockholders Equity
Common stock (3).............................         90                1              81          171
Series A though F preferred stock prior to
  reverse merger and recapitalization........         --                1               1           --
Series B convertible preferred stock (4).....                                         120          120
Deferred stock compensation (5)..............         --           (2,658)          2,658           --
Accumulated other comprehensive loss.........                                         (34)         (34)
Additional paid in capital (6)...............     46,574           27,058         (46,967)      26,665
Accumulated deficit (7)......................    (43,694)         (33,279)         43,694      (33,279)
                                                 -------          -------                      -------
       Total stockholders equity.............      2,970           (8,878)                      (6,357)
                                                 -------          -------                      -------
       Total liabilities and stockholders
          equity.............................      3,236            1,321                        8,557
                                                 =======          =======                      =======

---------------

(1) Prior to the merger, ReGen issued 5,564,048 shares Series G convertible preferred stock in exchange for $4 million cash and the conversion of approximately $2,855,000 in conversion of principal and accrued interest on outstanding bridge notes payable. In connection with the merger, the Series G stock was exchanged for 15,298,350 Series A redeemable convertible preferred stock in Aros Corporation.

(2) Costs associated with the merger and an estimate of certain post merger registration costs totaling $402,000 have been expensed in the period ending June 30, 2002.

(3) In connection with the merger, Aros issued approximately 8.1 million shares of common stock in exchange for all of the issued and outstanding shares of ReGen common stock, and issued a combination of common stock and Series B convertible preferred stock in exchange for all of the issued and outstanding ReGen Series A-F convertible preferred stock.

(4) In connection with the merger, Aros issued approximately 12 million shares of Series B convertible preferred stock in exchange for a portion of the issued and outstanding ReGen Series A-F convertible preferred stock.

(5) As of the date of the merger, all outstanding options of ReGen accelerated and became fully vested. As a result, ReGen recorded compensation expense and offset all remaining deferred stock compensation as of the date of the merger.

(6) The adjustment to additional paid in capital reflects the effects of the issuance of the Series G stock of ReGen and the subsequent impact of the reverse merger and recapitalization.

(7) Retained earnings was adjusted to reflect the effects of the reverse merger and recapitalization, including the elimination of the Aros accumulated deficit.

           PRO FORMA CONDENSED BALANCE SHEET AS OF DECEMBER 31, 2001
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                   AROS               REGEN         PRO FORMA
                                                CORPORATION      BIOLOGICS, INC.   ADJUSTMENTS   PRO FORMA
                                             -----------------   ---------------   -----------   ---------
Assets
Current Assets
Cash.......................................         3,264                  1                        3,265
Short-term investments (1).................            --                319           4,000        4,319
Receivables................................            --                136                          136
Receivables from related party.............            --                  2                            2
Inventory..................................            --                293                          293
Prepaid and other current assets...........            49                 29                           78
Assets from discontinued operations........            15                 --                           15
                                                  -------            -------                      -------
  Total current assets.....................         3,328                780                        8,108
Property and equipment, net................            --                351                          351
Other assets...............................            --                 50                           50
                                                  -------            -------                      -------
  Total assets.............................         3,328              1,181                        8,509
                                                  =======            =======                      =======
Liabilities and stockholder's equity net
  capital deficiency
Current liabilities
Bank overdraft.............................            --                 34                           34
Accounts payable...........................            30                270                          300
Accrued liabilities (2)....................           144                241             402          787
Current portion of notes payable and
  capital leases...........................            --                  5                            5
Liabilities from discontinued operations...           123                 --                          123
                                                  -------            -------                      -------
  Total current liabilities................           297                550                        1,249
                                                  -------            -------                      -------
Other liabilities..........................            --                 41                           41
Long term portion of notes payable and
  capital leases (1).......................            --              8,331          (1,782)       6,549
Series A redeemable convertible preferred
  stock (1)................................            --                 --           6,855        6,855
Stockholders Equity
Common stock (3)...........................            90                  1              81          171
Series A through F preferred stock prior to
  reverse merger and recapitalization......            --                  1              (1)          --
Series B convertible preferred stock (4)...                                              120          120
Deferred stock compensation (5)............            --             (2,930)          2,930           --
Accumulated other comprehensive loss.......           (34)                                            (34)
Additional paid in capital (6).............        46,608             27,058         (48,237)      25,429
Accumulated deficit (7)....................       (43,633)           (31,871)         43,633      (31,871)
                                                  -------            -------                      -------
  Total stockholders equity................         3,031             (7,741)                      (6,185)
                                                  -------            -------                      -------
  Total liabilities and stockholders
     equity................................         3,328              1,181                        8,509
                                                  =======            =======                      =======

---------------

(1) Prior to the merger, ReGen issued 5,564,048 shares Series G convertible preferred stock in exchange for $4 million cash and the conversion of approximately $2,855,000 in conversion of principal and accrued interest on outstanding bridge notes payable. In connection with the merger, the Series G stock was exchanged for 15,298,350 Series A redeemable convertible preferred stock in Aros Corporation.

(2) Costs associated with the merger and an estimate of certain post merger registration costs totaling $402,000 have been expensed in the period ending June 30, 2002.

(3) In connection with the merger, Aros issued approximately 8.1 million shares of common stock in exchange for all of the issued and outstanding shares of ReGen common stock, and issued a combination of common stock and Series B convertible preferred stock in exchange for all of the issued and outstanding ReGen Series A-F convertible preferred stock.

(4) In connection with the merger, Aros issued approximately 12 million shares of Series B convertible preferred stock in exchange for a portion of the issued and outstanding ReGen Series A-F convertible preferred stock.

(5) As of the date of the merger, all outstanding options of ReGen accelerated and became fully vested. As a result, ReGen recorded compensation expense and offset all remaining deferred stock compensation as of the date of the merger.

(6) The adjustment to additional paid in capital reflects the effects of the issuance of the Series G stock of ReGen and the subsequent impact of the reverse merger and recapitalization.

(7) Retained earnings was adjusted to reflect the effects of the reverse merger and recapitalization, including the elimination of the Aros accumulated deficit.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2002
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                    AROS           REGEN         PRO FORMA
                                                 CORPORATION   BIOLOGICS, INC   ADJUSTMENTS   PRO FORMA
                                                 -----------   --------------   -----------   ---------
Revenues.......................................    $   --         $   171                      $   171
                                                   ------         -------          ----        -------
Cost of goods sold.............................        --             276            --            276
Research and development.......................        --             574            --            574
Business development, selling and
  administrative...............................        89             349          16(1)(2)        454
Compensation expense associated with stock
  options and warrants.........................        --             271            --            271
                                                   ------         -------          ----        -------
Total operating expenses.......................        89           1,470            16          1,575
                                                   ------         -------          ----        -------
Operating loss.................................       (89)         (1,299)          (16)        (1,404)
Interest and other income, net.................        11               1            --             12
Interest expense...............................        --            (110)         40(3)           (70)
                                                   ------         -------          ----        -------
Loss from continuing operations................    $  (78)        $(1,408)         $ 24        $(1,462)
Weighted average shares outstanding, basic and
  diluted......................................     8,967                                       17,045(4)
Basic and diluted loss from continuing
  operations per share.........................    $(0.01)                                     $ (0.09)

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              AROS           REGEN         PRO FORMA
                                           CORPORATION   BIOLOGICS, INC   ADJUSTMENTS         PRO FORMA
                                           -----------   --------------   -----------         ---------
Revenues.................................    $    --        $   490         $    --           $     490
                                             -------        -------         -------           ---------
Cost of goods sold.......................         --            700              --                 700
Research and development.................         --          1,977              --               1,977
Business development, selling and
  administrative.........................      2,688          1,592             109(1)(2)         4,389
Compensation expense associated with
  stock options and warrants.............         --          1,209              --               1,209
Restructuring charge.....................         24             --                                  24
                                             -------        -------         -------           ---------
Total operating expenses.................      2,712          5,478             109               8,299
                                             -------        -------         -------           ---------
Operating loss...........................     (2,712)        (4,988)           (109)             (7,809)
Interest and other income, net...........        107             12              --                 119
Interest expense.........................         --           (354)            126(3)             (228)
License fees.............................         --          1,000              --               1,000
                                             -------        -------         -------           ---------
Loss from continuing operations..........    $(2,605)       $(4,330)        $    17           $  (6,918)
Weighted average shares outstanding,
  basic and diluted......................      8,445                                             17,045(4)
Basic and diluted loss from continuing
  operations per share...................    $ (0.30)                                         $   (0.41)

---------------

(1) To adjust professional fees by reflecting the continuing cost associated with both new salaried employees and outsourced professionals. Pro forma amounts for each period are as follows:

     - $74 for the year ended December 31, 2001

     - $21 for the three months ended March 31, 2002

(2) To reflect the change in directors and officers insurance premiums. Pro forma amounts for each period are as follows:

     - $35 for the year ended December 31, 2001

     - $(5) for the three months ended March 31, 2002

(3) To reflect the decrease in interest expense associated with the notes converted at the merger date. Pro forma amounts for each period are as follows:

     - $126 for the year ended December 31, 2001

     - $40 for the three months ended March 31, 2002

(4) The basic and diluted net loss per share for the pro forma statements of operations is calculated using the number of shares outstanding after the reverse merger and recapitalization.

                           COMPARATIVE PER SHARE DATA

                                                             THREE MONTHS ENDED      YEAR ENDED
                                                               MARCH 31, 2002     DECEMBER 31, 2001
                                                             ------------------   -----------------
AROS CORPORATION
  Book value per share -- Historical.......................        $ 0.33              $ 0.36
  Book value per share -- Pro forma(1).....................        $(0.35)             $(0.45)

  Cash dividends per share -- Historical...................            --                  --
  Cash dividends per share -- Pro forma(1).................            --                  --

  Income (loss) per share from continuing
     operations -- Historical..............................        $(0.01)             $(0.31)
  Income (loss) per share from continuing operations - Pro
     forma(1)..............................................        $(0.09)             $(0.41)

REGEN BIOLOGICS, INC.
  Book value per share -- Historical.......................        $(3.51)             $(3.06)
  Book value per share -- Pro forma(1).....................        $(0.35)             $(0.45)

  Cash dividends per share -- Historical...................            --                  --
  Cash dividends per share -- Pro forma(1).................            --                  --

  Income (loss) per share from continuing
     operations -- Historical..............................        $(0.56)             $(1.71)
  Income (loss) per share from continuing operations - Pro
     forma(1)..............................................        $(0.09)             $(0.41)

---------------

(1) Pro forma per share amounts were calculated using the number of common shares outstanding after the merger and recapitalization.

         MARKET FOR AROS' COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Until February 12, 2001, the Company's common stock was traded on the Nasdaq SmallCap Market under the symbol AMSI. On February 13, 2001, the Company's common stock began trading on the OTC Bulletin Board under the symbol AMSI. On July 3, 2001, the ticker was changed to AROS. If the name change of AROS as described in proposal 2 is approved by the stockholders, we will change the ticker to RBIO. The following table sets forth, for the periods indicated, the range of high and low sale prices for the common stock as reported by the Nasdaq SmallCap Market and the OTC Bulletin Board.

                                                              HIGH     LOW
                                                              -----   -----
Year Ended December 31, 2001
  First Quarter.............................................  $0.53   $0.14
  Second Quarter............................................   0.35    0.14
  Third Quarter.............................................   0.34    0.06
  Fourth Quarter............................................   0.15    0.06
Year Ended December 31, 2000
  First Quarter.............................................  $7.00   $1.44
  Second Quarter............................................   3.50    0.88
  Third Quarter.............................................   1.66    0.75
  Fourth Quarter............................................   1.00    0.09

     As of August 8, 2002, the Company had 78 holders of record of its common stock.

     The Company has never paid or declared any cash dividends and does not anticipate paying cash dividends on its common stock in the foreseeable future. The amount and timing of any future dividends will depend on the future business direction of the Company, general business conditions encountered by the Company, as well as the financial condition, earnings and capital requirements of the Company and such other factors as the Company's Board of Directors may deem relevant.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS FOR AROS

OVERVIEW

     Aros believes that its Clinical Outcomes Division experienced material negative impact as a result of two key environmental factors, including: reductions in expenditures by hospitals stemming from the Balanced Budget Act's tightening of Medicare reimbursement; and a significant change in the buying patterns of large healthcare systems, with these buyers now preferring to do business with large companies offering integrated information system solutions, thus making substantial business expansion more difficult for small best-of-breed vendors like the Company's Clinical Outcomes Division. Additionally, we believe that, while a market for our Clinical Outcomes Division products and services exists, that market, and the business model required to address it are better and more profitably served by an organization engaged in a broader approach to the same market. Such an organization would allow for a sharing of corporate infrastructure, sales and marketing costs, development and support costs and market knowledge across a wider array of products and services. As a consequence of this analysis, in September of 2000, we announced that we had engaged Allen & Company Incorporated to explore its strategic options, including sale of our company. We also announced that we had initiated a restructuring plan designed to manage cost and conserve cash, which plan resulted in a net reduction in total employees from 69 at the end of 1999 to 24 by July 3, 2001.

     During February 2001, Aros announced that our company had entered into a nonbinding letter of intent for Cerner Corporation to acquire certain assets of the Company. We signed an agreement for the sale of assets to Cerner Corporation on April 7, 2001, subject to shareholder vote, which was obtained on June 11, 2001. On July 3, 2001, we concluded the sale of our Clinical Outcomes Division, which accounted for substantially all of our assets, to Cerner Corporation. In connection with the sale, we received approximately $3.7 million in cash and changed our name from APACHE Medical Systems, Inc. to Aros Corporation. In June of 2001, we began accounting for the Clinical Outcomes Division as a discontinued operation. Prior financial statements have been restated to reflect the discontinued operations for all periods presented.

     On March 21, 2001, Aros acquired MetaContent, Inc., a Delaware corporation engaged in the business of providing consulting services in the clinical content and medical coding areas to the healthcare industry, whereby MetaContent, Inc. became a wholly owned subsidiary. We exchanged one million shares of our common stock and warrants to purchase one million shares of our common stock at $0.50 per share for all of the outstanding shares of MetaContent for a purchase price of $611,000. Aros' Chairman and financial advisor were two of the several owners of MetaContent and received 32.5% and 28% respectively, of the purchase price. MetaContent became the foundation for our MetaContent and Coding Division, as part of a strategy to enter the medical coding business. On November 23, 2001, a founder and the sole employee of MetaContent, Inc. resigned employment. As a result, we have discontinued all operations under the MetaContent and Coding Division. The MetaContent and Coding Division has been accounted for as a discontinued operation in the 2001 financial statements.

     Since the sale of assets to Cerner Corporation was completed on July 3, 2001, we continued to evaluate how best to utilize our remaining assets. The alternatives under consideration included moving away from our historical focus on clinical information systems to other areas involved with healthcare technology, administration and clinical applications. In addition, we evaluated opportunities for a business combination that would maximize the stockholders' investment, which included combinations with companies outside of our traditional market. We considered the possibility of dissolution of Aros and distribution of net assets to our shareholders. We were advised that in order to avoid being deemed an "investment company" we must either engage in an operating business, either through the purchase or development of, or investment in an operating business, or dissolve and distribute our net assets to our shareholders within one year from the date of sale of substantially all of our assets to Cerner Corporation on July 3, 2001.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2002 AND MARCH 31, 2001

     General and Administrative. For the three months ended March 31, 2002, selling expenses were added to the general and administrative expenses, which had not been the case in prior quarters. The selling, general and administrative expenses for the three months ended March 31,2002 decreased to $89,000 from $1.2 million for the same period in 2001 (as adjusted to include the selling expenses). This decrease was due to the sale of Aros' Clinical Outcomes Division and the related termination of employees and other expenses associated with that division.

     Other Income (Expense). Other income decreased to $1 1,0000 for the three months ended March 31, 2002 from $26,000 for the same period in 2001 due to a decrease in interest income resulting from a reduction in cash.

     Income from Discontinued Operations. Income from discontinued operations decreased to $17,000 for the three months ended March 31, 2002 from $644,000 for the same period in 2001 as a result of the sale of the Clinical Outcomes Division in July 2001 and the write-off of the MetaContent Coding Division in November 2001. The $17,000 reflects the collections of accounts receivable during the quarter that had previously been written off. There was no income tax benefit or expense associated with discontinued operations due to Aros' net operating loss carryforward position.

2001 COMPARED TO 2000

     General And Administrative. General and administrative expenses decreased 55% to $2.7 million from $5.9 million in the prior year period. This decrease was due to a reduction in overall salaries and related personnel costs, as well as an overall reduction in general and administrative expenses due to the sale of the Clinical Outcomes Division to Cerner Corporation on July 3, 2001.

     Restructuring. Restructuring charges decreased from $1.4 million in 2000 to $24,000 in 2001. As a result of the sale of assets to Cerner Corporation on July 3, 2001, the Company restated its financial results attributable to the Clinical Outcomes Division as discontinued operations. This restatement resulted in $1.1 million of the restructuring charge recorded in 2000 being reclassified to discontinued operations. During the second quarter of 2001, we recognized additional restructuring charges of $162,000 related to the termination of an Aros officer. We recognized reductions in restructuring charges of $138,000 as a result of sub-leasing part of our corporate office. The net result was an additional $24,000 in restructuring charges. The following table summarizes the activity in 2001 related to the restructuring accrual:

                                             BALANCE                               BALANCE
                                            JANUARY 1,   ADDITIONAL              DECEMBER 31,
                                               2001       CHARGES     PAYMENTS       2001
                                            ----------   ----------   --------   ------------
                                                             (IN THOUSANDS)
Severance costs...........................     $300         $162       $(462)        $ --
Excess rent...............................      295         (138)       (157)          --
                                               ----         ----       -----         ----
  Total...................................     $595(a)      $ 24       $(619)        $ --
                                               ====         ====       =====         ====

---------------

(a) $274,000 of the $595,000 restructuring accrual was reclassified to liabilities from discontinued operations in 2001.

     Other Income (Expense). Other income for 2001 decreased 50% to $107,000 from $216,000 in the prior year period. This decrease was attributed to a decrease in interest income related to changing the investment strategy from higher yielding short-term investments to lower yielding cash equivalents as well as the overall decrease in interest rates in 2001 as compared to 2000.

     Income From Discontinued Operations. Income from discontinued operations increased 9% to $1.3 million in 2001 from $1.2 million in the prior year period. This increase was due to several factors, including (1) a decrease in revenues generated by the Clinical Outcomes Division of $4.3 million from $6.7 million in 2000 to

$2.4 million in 2001. This was due to the Clinical Outcomes Division being discontinued in the first half of 2001 and the majority of the division's assets being sold in 2001. (2) Costs of sales related to the Clinical Outcomes Division decreased $1.8 million from $2.8 million in 2000 to $1 million in 2001 due to the decrease in revenues. (3) Revenue from the MetaContent Content and Coding Division increased $189,000 from $0 in 2000 to $189,000 in 2001. This division was acquired and discontinued in 2001. (4) Other expenses included in income from discontinued operations, including research & development, depreciation and restructuring decreased $2.2 million in 2000 to $350,000 in 2001.

     Gain From Sale Of Discontinued Operations. The gain from the sale of discontinued operations increased to $3.7 million in 2001 from $0 in the prior year period. This increase was due to the sale of Aros' APACHE Clinical Outcomes Division, which accounted for substantially all of our assets, to Cerner Corporation on July 3, 2001.

     Loss On Abandonment. The loss on abandonment increased to $433,000 in 2001 from $0 in the prior year period. This increase was due to the fact that on November 23, 2001, a founder and the sole employee of MetaContent, Inc. resigned employment. Aros has discontinued all operations under the MetaContent Content and Coding Division. The abandonment loss represents the write off of goodwill from the MetaContent acquisition which management has determined was impaired by the decision to discontinue this business.

2000 COMPARED TO 1999

     General And Administrative. General and administrative expenses for 2000 decreased 6% to $5.9 million from $6.3 million in the prior year period. This decrease was due to reduction in personnel, travel, phone, and office supplies in 2000.

     Restructuring. During the third and fourth quarters of 2000, Aros recognized restructuring charges of $1.4 million primarily related to our decision to revise our business strategy. We decided to focus on the development and selling of our Internet based products and no longer pursue the development and selling of certain products and strategic consulting services. As a result, Aros wrote-off the unamortized development costs and intangible assets associated with those products and our purchase of Health Research Network. In addition, we eliminated approximately 30 positions and took steps to downsize its corporate office. The revenue related to these discontinued products and the costs related to the eliminated positions and excess office rent was $2.1 million and $2.9 million, respectively, for the year ended December 31, 2000. As a result of the sale of assets to Cerner Corporation on July 3, 2001, we restated our financial statements to account for the Clinical Outcomes Division as discontinued operations. This restatement resulted in $1.1 million of the restructuring charge being reclassified to discontinued operations.

     The following table summarizes the activity in 2000 related to the restructuring accrual:

                                                                                    BALANCE
                                          RESTRUCTURING                           DECEMBER 31,
                                             CHARGES      WRITE-OFFS   PAYMENTS       2000
                                          -------------   ----------   --------   ------------
                                                             (IN THOUSANDS)
Severance costs.........................     $  411         $  --       $(111)        $300
Development costs write-off.............        423          (423)         --           --
Intangibles write-off...................        260          (260)         --           --
Excess rent.............................        295            --          --          295
                                             ------         -----       -----         ----
  Total.................................     $1,389         $(683)      $(111)        $595(a)
                                             ======         =====       =====         ====

---------------

(a) $274,000 of the $595,000 restructuring accrual was reclassified to liabilities from discontinued operations in 2001.

     Other Income (Expense). Other income for 2000 decreased 33% to $216,000 from $321,000 for 1999. This decrease was attributed to a decrease in interest income related to a decrease in short-term investments.

     Income From Discontinued Operations. Income from discontinued operations decreased 84% to $1.2 million in 2000 from $7.3 million in 1999. This decrease was due to a decrease in revenue from discontinued operations of $5.4 million and an increase in costs from discontinued operations of $783,000. Decreased revenue was primarily due to decrease in sales to new customers and the impact of one-time sales to existing customers in 1999. The increase in costs was primarily due to restructuring costs. There was no income tax benefit or expense associated with the discontinued operations due to Aros' net operating loss carryforward position.

QUARTERLY RESULTS

     The following table sets forth certain unaudited quarterly financial data for fiscal 2001 and 2000. In the opinion of Aros' management, this unaudited information has been prepared on the same basis as the audited information included elsewhere in this annual report and includes all adjustments necessary to present fairly the information set forth therein. The amounts presented below have been adjusted from previously reported amounts to reflect the Clinical Outcomes Division and MetaContent Content and Coding Division as discontinued operations. The operating results for any quarter are not necessarily indicative of results for any future period:

                                                FISCAL YEAR 2001                      FISCAL YEAR 2000
                                       ----------------------------------   -------------------------------------
                                         Q1        Q2       Q3       Q4       Q1        Q2        Q3        Q4
                                       -------   ------   ------   ------   -------   -------   -------   -------
Revenue..............................  $    --   $   --   $   --   $   --   $    --   $    --   $    --   $    --
Expenses:
  General and administrative.........    1,195      751      439      303     1,127     1,219     1,545     2,021
  Restructuring charge...............       --       24       --       --        --        --        --       276
                                       -------   ------   ------   ------   -------   -------   -------   -------
    Total expenses...................    1,195      775      439      303     1,127     1,219     1,545     2,297
                                       -------   ------   ------   ------   -------   -------   -------   -------
    Total other income (expense).....       26       35       32       14        76        64        34        42
  (Loss) from continuing
    operations.......................   (1,169)    (740)    (407)    (289)   (1,051)   (1,155)   (1,511)   (2,255)
                                       -------   ------   ------   ------   -------   -------   -------   -------
  Discontinued operations
    Income from discontinued
      operations.....................      644      635        5        2       276       456       125       322
    Gain from sale of discontinued
      operations.....................       --       --    3,265      399        --        --        --        --
    Loss on abandonment..............       --       --       --     (433)       --        --        --        --
                                       -------   ------   ------   ------   -------   -------   -------   -------
Net income (loss)....................  $  (525)  $ (105)  $2,863   $ (321)  $  (775)  $  (699)  $(1,386)  $(1,933)
                                       =======   ======   ======   ======   =======   =======   =======   =======
Basic and diluted net income (loss)
  per share
Continuing operations................  $ (0.15)  $(0.08)  $(0.05)  $(0.04)  $ (0.14)  $ (0.16)  $ (0.20)  $ (0.30)
Discontinued operations..............  $  0.08   $ 0.07   $ 0.38   $(0.00)  $  0.04   $  0.06   $  0.01   $  0.04
                                       -------   ------   ------   ------   -------   -------   -------   -------
Earnings per share...................  $ (0.07)  $(0.01)  $ 0.33   $(0.04)  $ (0.10)  $ (0.10)  $ (0.19)  $ (0.26)
                                       =======   ======   ======   ======   =======   =======   =======   =======
Weighted average number of shares
  used for calculation of basic net
  income (loss) per share............    7,734    8,592    8,717    8,443     7,398     7,441     7,456     7,464
                                       =======   ======   ======   ======   =======   =======   =======   =======
Weighted average number of shares
  used for calculation of diluted net
  income (loss) per share............    7,734    8,592    8,717    8,443     7,398     7,441     7,456     7,464
                                       =======   ======   ======   ======   =======   =======   =======   =======

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 2001, Aros had cash and cash equivalents of $3.3 million representing an increase of $1.2 million from the total $2.1 million at December 31, 2000.

     During 2001, Aros' operating activities used approximately $2.6 million in cash. Cash used by operating activities in 2001 was composed primarily of the loss from continuing operations and payment of restructuring costs.

     Aros' investing activities provided cash of approximately $4.5 million in 2001. Cash acquired from investing activities was mainly from the proceeds from the sale of the Clinical Outcomes Division.

     There was no cash effect from financing activities during 2001.

     During 2001, Aros made no capital expenditures. As of December 31, 2001, we had a net working capital of $3 million including cash and cash equivalents in the amount of $3.3 million.

     Aros anticipates that its cash and cash equivalents will be sufficient to meet its planned ongoing operating and working capital requirements for the next twelve months. Through December 31, 2001, the Company has incurred cumulative net operating losses of approximately $43.6 million.

     Our Clinical Outcomes Division, which included substantially all of our assets, provided clinically based decision support information systems, research and consulting services to the healthcare industry. On July 3, 2001, we sold our Clinical Outcomes Division for cash to Cerner Corporation. Proceeds from the sale of assets have been invested in money market and other cash accounts.

     Aros does not believe the impact of inflation has significantly affected our operations.

CRITICAL ACCOUNTING POLICIES

     Aros' accounting policies are more fully described in Note 2 of Notes to Consolidated Financial Statements. As disclosed in Note 2 of Notes to Consolidated Financial Statements, the preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and accompanying notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

     The most significant accounting estimates inherent in the preparation of Aros' financial statements related to its continuing operations include estimates associated with its pension plan, income tax valuation allowance and the identification of any contingent liabilities. The most significant accounting estimates related to the discontinued operations include determination of contract completion for purposes of revenue recognition, recoverability of capitalized software costs, recoverability of goodwill and the collectibility of accounts receivable. Various assumptions and other factors underlie the determination of these significant estimates. The process of determining significant estimates is fact specific and takes into account factors such as historical experience, current and expected economic conditions, product mix, and in some cases, actuarial techniques. We constantly re-evaluate these significant factors and makes adjustments where facts and circumstances dictate. Historically, actual results have not significantly deviated from those determined using the estimates described above.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Aros is exposed to certain financial market risks, the most predominate being fluctuations in interest rates; however, we do not believe that we are currently exposed to material financial market risks. Aros maintains all of its cash and cash equivalents with one financial institution, which, at times, may exceed federally insured amounts.

     Proceeds from the sale of assets have been invested in money market and other cash accounts.

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        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                        RESULTS OF OPERATIONS FOR REGEN

OVERVIEW

     ReGen was incorporated in California on December 21, 1989 and reincorporated in Delaware on June 28, 1990 for the purpose of research and development and, ultimately, the sale of collagen-based technologies and products to stimulate re-growth of tissue that, under natural conditions, does not regenerate adequately in humans.

     ReGen has two products currently being marketed, the SharpShooter Tissue Repair System, or SharpShooter, and the Collagen Meniscus Implant, or CMI. ReGen's activities to date have consisted principally of raising capital, conducting research and development activities, developing and marketing and obtaining regulatory approval for its products. The CMI and SharpShooter in 2000 each received the CE Mark for distribution in the European Economic Community. The SharpShooter in 2000 received marketing clearance for sale in the United States by the United States Food and Drug Administration (FDA). ReGen has completed the required enrollment for its CMI clinical trial in the United States with pending surgeries scheduled for completion in the fourth quarter of 2002. ReGen will continue to require additional capital to complete the U.S. CMI clinical trial, further develop its products and further develop sales and distribution channels for its products around the world. Accordingly, ReGen is still considered a development stage enterprise. Management believes that ReGen will emerge from development stage when the CMI product is available for sale in the U.S. and/or sales of all of its products have reached a volume that will provide for positive gross margin.

     ReGen's two current products, the CMI and the SharpShooter, are marketed and distributed by two companies. Centerpulse (stock symbol CEP), (formerly Sulzer Medica, Inc.) is the exclusive distributor of the CMI outside the United States, and Linvatec, a division of Conmed Corporation (stock symbol CNMD) is currently the exclusive worldwide distributor of the SharpShooter.

MERGER

     The merger of Aros and ReGen on June 21, 2002 has been accounted for as a reverse merger whereby ReGen is the deemed accounting acquirer. ReGen's operations are expected to generate substantially all of Aros' revenues in the foreseeable future. The historical financial statements of ReGen replace the financial statements of Aros. The results of operations in this filing reflect the historical financial statements of ReGen.

CRITICAL ACCOUNTING POLICIES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     We have identified below some of the more significant accounting policies followed by Aros and ReGen in preparing the accompanying financial statements. For further discussion of accounting policies see Footnote 2 "Summary of Significant Accounting Policies" in the Notes to Consolidated Financial Statements.

REVENUE RECOGNITION

     Revenue is recognized in accordance with the provisions of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, whereby revenue is not recognized until it is realized or realizable and earned. Revenue is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured.

     ReGen receives royalties from its licensees. Royalties are generally due under the license agreements when the licensee sells the product to a third party. If determinable at the time results are published by ReGen, royalties are recognized when the licensee has sold the product to the end user and ReGen has fulfilled its obligations under the applicable agreement. If not determinable at the time results are published, royalties are recognized in the period they become determinable.

     License fees represent payments received from distributors for exclusive perpetual licenses to sell ReGen's products in various geographic areas. These fees are recognized as other income when all performance criteria in the underlying agreement have been met. Generally, license fees for existing license arrangements are not recurring.

     ReGen's history of product returns has been insignificant, therefore no reserve for returns and allowances has been provided. Reserves for product warranty expense in 2001 and 2002 were estimated based on the costs to be incurred to recall and rework the product.

INVENTORY VALUATION

     Inventory is valued at the lower of cost or market. Market is based on current sales of product to existing customers reduced by an estimate of cost to dispose.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. ReGen will continue to incur research and development costs as we continue our product development activities and pursue regulatory approval to market our products. Research and development costs have, and will continue to include expenses for internal development personnel, consultants, supplies and facilities, clinical trials, regulatory compliance and filings, validation of processes, start up costs to establish commercial manufacturing capabilities, and other costs associated with the development of new products.

STOCK BASED COMPENSATION

     ReGen has accounted for its stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. No expense is recognized for options issued to employees where the exercise price is equal to or greater than the market value of the underlying security. Expense is recognized in the financial statements for options issued to employees where the option price is below the fair value of the underlying security, for options issued to non-employees and for options and warrants issued in connection with financing and equity transactions (collectively referred to as "compensatory options"). Expense associated with compensatory options and warrants has been measured based on management's estimate of the fair value of the underlying security (which in turn is based on management's estimate of the fair value of ReGen).

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2002 AND MARCH 31, 2001

     Revenue. Revenues decreased $18,000 or 10% to approximately $171,000 during the three months ended March 31, 2002 from approximately $189,000 for the same period in 2001. The decrease in revenues primarily resulted from a decrease in sales of the CMI product (which can vary significantly from quarter to quarter depending upon the timing of orders and product shipments), partially offset by an increase in sales of the SharpShooter product to Linvatec Corporation. Linvatec accounted for 78% of the revenue for the three months ended March 31, 2002 and CenterPulse (formerly Sulzer Medica) accounted for 51% of revenue for the three months ended March 31, 2001.

     Cost Of Goods Sold. Cost of goods sold was relatively unchanged due to an increase in overhead and raw material cost offset by a decrease in sales. Cost of goods sold has been greater than revenue due to the low volume of sales and the largely fixed nature of production cost.

     Research And Development. Research and development expenses were approximately $574,000 and $428,000 for the three months ended March 31, 2002 and 2001, respectively. Research and development expenses have increased due to several factors, including (i) an increase in the costs associated with the enrollment stage of the CMI clinical trial currently being conducted in the United States, (ii) an increase in the manufacturing costs associated with the production of products for resale, and (iii) an increase in the cost of patent development and maintenance costs. A substantial portion of the costs included in research and development result from spending associated with the U.S. CMI clinical trial. Expenses associated in conducting the CMI trial were approximately $287,000 and $246,000 for the three months ended March 31, 2002 and 2001, respectively. Enrollment for the CMI clinical trial is nearing completion, but the costs associated with the trial will continue until the FDA has approved the CMI for marketing in the United States. Once enrollment in the trial is complete, the timing of FDA approval is subject to a two-year waiting period before all clinical data can be finalized and submitted to the FDA.

     Business Development, Selling And Administration. Business development, selling and administration expenses were $349,000 and $435,000 for the three months ended March 31, 2002 and 2001, respectively. These costs include the costs of marketing, corporate operations, finance and accounting and other general expenses. The decrease is primarily due to the sub-lease portion of the manufacturing facility which was recorded as an offset to rent expense.

     Compensation Expense Associated With Stock Options And
Warrants. Compensation expense associated with stock options and warrants increased from $232,000 for the three months ended March 31, 2001 to $271,000 for the same period in 2002. This increase primarily resulted from an increase in the amortization (associated with vesting) of stock options that were originally granted at exercise prices below the deemed fair market value of ReGen's common stock before the merger.

     Interest And Other Income, Net. Interest income decreased from $6,000 for the three months ended March 31, 2001 to $1,000 for the same period in 2002. The decrease is due to a decrease in amount of short-term investments during those periods.

     Interest Expense. Interest expense increased from $78,000 for the three months ended March 31, 2001 to $110,000 for the same period in 2002 due to an increase in outstanding borrowings during 2002.

YEARS ENDING DECEMBER 31, 2001, DECEMBER 31, 2000 AND DECEMBER 31, 1999

     Revenue. Revenues were $490,000, $972,000 and $10,000 for the years ending December 31, 2001, 2000 and 1999, respectively. Sales of the CMI and Sharpshooter product began in 2000. The decrease of $482,000 between 2001 and 2000 is related to our customers purchasing larger quantities of the CMI and SharpShooter in 2000 in order to stock their initial inventory.

     Cost Of Goods Sold. Cost of goods sold were $700,000, $843,000 and $0 for the years ending December 31, 2001, 2000 and 1999, respectively. The changes are directly related to the changes in revenue for each of the respective periods, as discussed above. Cost of goods sold has been greater than revenue due to the low volume of sales and the largely fixed nature of production cost.

     Research And Development. Research and development expenses were $1.98 million, $2.64 million and $3.90 million for the years ending December 31, 2001, 2000 and 1999, respectively. Research and development costs have decreased due to several factors, including (i) a reduction in the start-up costs associated with commercial manufacturing of the CMI product and (ii) an intentional reduction in research and development spending associated with new products for cash management purposes. A substantial portion of the costs included in research and development result from spending associated with the U.S. CMI clinical trial. Expenses associated in conducting the CMI trial were approximately $947,000, $935,000 and $1.07 million for the years ended December 31, 2001, 2000 and 1999, respectively. Enrollment for the CMI clinical trial is nearing completion, but the costs associated with the trial will continue until the FDA has approved the CMI for marketing in the United States. Once enrollment in the trial is complete, the timing of FDA approval is subject to a minimum two-year waiting period before all clinical data can be finalized and submitted to the FDA.

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

     Business Development, Selling And Administration. Business development, selling, and administration expenses were $1.59 million, $1.57 million and $1.38 million for the years ending December 31, 2002, 2001 and 1999, respectively. The increases are due to increased expenses associated with legal, accounting and consulting fees attributable to developing distribution channels and securing additional financing and capital.

     Compensation Expense Associated With Stock Options And
Warrants. Compensation expense associated with stock options and warrants increased from $189,000 for the year ending December 31, 1999 to $1.22 million and $1.21 million for the years ending December 31, 2000 and 2001, respectively. The increase in compensation expense is primarily due to the increase in options granted to employees as well as a full year's worth of amortization associated with vesting during the years 2001 and 2000.

     Interest And Other Income, Net. Other income was $12,000, $18,000 and $88,000 for the years ending December 31, 2001, 2000 and 1999, respectively. The decrease is due to a decrease in the amount of short-term investments during those periods.

     Interest Expense. Interest expense was $354,000, $244,000 and $89,000 for the years ending December 31, 2001, 2000 and 1999, respectively. The increase in 2000 was related to the issuance of the 2000 credit agreement with Sulzer Medica (2000 Credit Agreement) and the increase in 2001 was due to the issuance of the subordinated convertible notes (the 2001 Bridge Loan).

     License Fees. A license fee of $300,000 in 2000 was received from Linvatec as a one time fee to distribute the SharpShooter product in the United States. The 2001 license fee of $1,000,000 was received from Sulzer Medica as a bonus payment associated with the distribution of the CMI product. Two additional $1 million license fee payments from Sulzer Medica are contingent upon the achievement of cumulative CMI sales by Sulzer Medica of $3 million and $7 million.

LIQUIDITY AND CAPITAL RESOURCES

     ReGen has funded its operations primarily through a combination of secured debt, convertible preferred equity and convertible subordinated notes. On November 30, 1998, ReGen entered into the Series F Preferred Stock and Warrant Purchase Agreement and the Credit Agreement with Sulzer Medica USA Holding Company, whereby in January of 1999 Sulzer Medica invested approximately $3.96 million and made available up to approximately $2 million in the form of a credit line with ReGen. On March 15, 2000 ReGen entered into the 2000 Credit Agreement, whereby Sulzer Medica provided up to an additional $4 million in the form of a secured credit line. On April 13, 2001, ReGen entered into the 2001 Bridge Loan with shareholders of ReGen, which provided ReGen with approximately $1.7 million. On March 13, 2002, ReGen entered into subordinated convertible notes (the 2002 Bridge Loan) primarily with existing shareholders, who provided ReGen with approximately $1 million.

     Cash and short-term investments were $521,000 as of March 31, 2002 compared with $320,000 as of December 31, 2001. The increase in cash and short term investments is primarily the result of net proceeds from the 2002 Bridge Loan of approximately $1 million. This increase was primarily offset by cash used in operating activities during the three months ended March 31, 2002 of approximately $786,000.

     Through March 31, 2002, ReGen has incurred cumulative net operating losses of approximately $33.28 million. ReGen anticipates that it will continue to incur net operating losses that will require additional financing to fund operations (at the earliest) until ReGen receives FDA approval for its CMI product and is able to market the CMI product in the United States. ReGen is currently nearing completion of enrollment for the clinical trial of its CMI product. There can be no assurance that such financing can be obtained, or obtained on terms acceptable to ReGen. Through June 21, 2002, the company received cash proceeds of approximately of $105,000 from issuance of ReGen common stock and approximately $3.86 million, net of offering costs, from the issuance of Series G Convertible Preferred Stock.

     The reverse merger and recapitalization on June 21, 2002 provided the combined company with access to the existing cash balance of Aros of approximately $2.95 million. The combined company anticipates that its cash and short-term investments will be sufficient to meet its planned ongoing operating and working capital requirements for the next twelve months.
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

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The forward-looking statements contained in this proxy statement are based on the current expectations and beliefs of the managements of Aros and ReGen and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

     Statements in this filing, which are not historical facts, are forward-looking statements under provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. We wish to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect our actual results and could cause our actual results in fiscal 2002 and beyond to differ materially from those expressed in any forward-looking statements made by us or on our behalf, including those discussed in the Risk Factors section of Aros' current report on Form 8-K/A, filed with the Securities and Exchange Commission on September 4, 2002 and previously mailed to our stockholders.

     Important factors that could cause actual results to differ materially include, but are not limited to, our ability to complete the CMI clinical trial and obtain FDA approval, our ability to obtain additional financing, the ability of our distribution partners to effectively market and sell our products, our having sufficient sales and timely collections to meet cash requirements and achieve profitability, our ability to correctly estimate and address our Year 2002 costs and liabilities, our ability to attract and retain key employees, our ability to timely develop new products and enhance existing products, the occurrence of certain operating hazards and uninsured risks, our ability to protect proprietary information and to obtain necessary licenses on commercially reasonable terms, the impact of governmental regulations, changes in technology, marketing risks and one time events on our business and our ability to adapt to economic, political and regulatory conditions affecting the healthcare industry.

     Our quarterly revenues and operating results have varied significantly in the past and are likely to vary from quarter to quarter in the future. Quarterly revenues and operating results may fluctuate as a result of a variety of factors, including the ability of our distribution partners to market and sell our products, variable customer demand for our products and services, our investments in research and development or other corporate resources, our ability to effectively and consistently manufacture our products, the ability of our vendors to effectively and timely deliver necessary materials and product components, acquisitions of other companies or assets, the timing of new product introductions, changes in distribution channels, sales and marketing promotional activities and trade shows and general economic conditions. Further, due to the relatively fixed nature of most of our costs, which primarily include personnel costs as well as facilities costs, any unanticipated shortfall in revenue in any fiscal quarter would have an adverse effect on our results of operations in that quarter. Accordingly, our operating results for any particular quarterly period may not necessarily be indicative of results for future periods.

                      DESCRIPTION OF CAPITAL STOCK OF AROS

COMMON STOCK

     Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of the outstanding shares of our common stock are entitled to receive dividends out of the assets legally available at times and in the amounts as our Board may determine from time to time. Upon liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities then outstanding. Our common stock has no preemptive or conversion rights to subscribe for any shares of any class of our capital stock and is not subject to redemption. All outstanding shares of common stock are fully paid and nonassessable.

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

SERIES A CONVERTIBLE PREFERRED STOCK

     We have designated 15,309,822 shares of our preferred stock, par value $0.01 per share, as Series A Convertible Preferred Stock. The Series A preferred stock ranks senior to the common stock, the Series B Convertible Preferred Stock and all other classes of stock established by our Board not otherwise designated as being senior in rights to the Series A preferred stock. If the Board declares that a dividend be paid on our common stock, the holders of Series A preferred stock shall also be entitled to receive dividends paid as if the Series A preferred stock were converted into shares of common stock immediately prior to the record date for payment of such dividends. The holders of record of shares of Series A preferred stock shall have the right to vote together with the holders of common stock on an as-converted basis. In the case of a separate class vote of the Series A preferred stock, each share of Series A preferred stock is entitled to cast one vote on each matter presented for vote.

     In the event of a liquidation, dissolution or winding up of our company, whether voluntary or involuntary, holders of Series A preferred stock are entitled to receive payment of a preference amount of $0.4481 per share (the "Series A Liquidation Amount"), subject to adjustments. In addition, holders of Series A preferred stock are entitled to receive payment of the Series A Liquidation Amount in the event of a sale by us of all or substantially all of our assets, or a merger or consolidation which results in our stockholders owning less than 50% of the surviving entity.

     The Series A preferred stock is convertible at any time, at the holder's option, into shares of our common stock. The Series A preferred stock is mandatorily convertible upon a qualified public offering that results in gross cash proceeds to Aros of at least $5,000,000 and is based upon a minimum valuation of Aros of $25,000,000.

     The Series A preferred stock is redeemable at any time after the seventh anniversary of the issuance of the Series A preferred stock, assuming redemption is permitted by creditor arrangements, if any, then in effect and subject to applicable state law. Holders of at least a majority of the shares of Series A preferred stock must request redemption of all, and not less than all, of the Series A preferred stock. The redemption value shall equal the then current Series A Liquidation Amount.

SERIES B CONVERTIBLE PREFERRED STOCK

     We have designated 13,232,798 shares of our preferred stock, par value $0.01 per share, as Series B Convertible Preferred Stock. The Series B preferred stock ranks senior to our common stock, and to all other classes of stock established by our Board not designated as senior or equal to the Series B preferred stock. The holders of record of shares of Series B preferred stock shall have the right to vote together with the holders of common stock on an as-converted basis. In the case of a separate class vote of the Series B preferred stock, each share of Series B preferred stock is entitled to cast one vote on each matter presented for vote.

     In the event of a liquidation, dissolution or winding up of our company, whether voluntary or involuntary, holders of Series B preferred stock are entitled to receive payment of a preference amount of $0.4592 per share (the "Series B Liquidation Amount"), subject to adjustments. In addition, holders of Series B preferred stock are entitled to receive payment of the Series B Liquidation Amount after the liquidation preference has been paid to the holders of Series A preferred stock in the event of a sale by us of all or substantially all of our assets, or a merger or consolidation which results in our stockholders owning less than 50% of the surviving entity.

     The Series B preferred stock is convertible at any time, at the holder's option, into shares of our common stock. The Series B preferred stock is mandatorily convertible upon a qualified public offering that results in gross cash proceeds to Aros of at least $5,000,000 and is based upon a minimum valuation of Aros of $25,000,000 or at such time as our certificate of incorporation is amended to increase the number of authorized shares of common stock to a number sufficient to reserve all shares necessary for the conversion of the Series B preferred stock. Consequently, as soon as the authorized common stock is increased upon obtaining the required stockholder vote, the Series B preferred stock will be converted into shares of our common stock.

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

CURRENT CAPITALIZATION

     Our company has 17,045,131 shares of common stock issued and outstanding. In addition, there are options and warrants to purchase our common stock that have been either granted by our company or were granted by ReGen and have been assumed by our company in the merger. The exercise of these options and warrants may require our company to issue up to an additional 14,155,892 shares of common stock. In addition, both the Series A and Series B preferred stock are convertible into our common stock at the option of the holder of such shares of preferred stock. Our company, however, is currently authorized to issue only 30,000,000 shares of common stock.

     Our company has 15,298,351 shares of Series A preferred stock currently outstanding and 12,025,656 shares of Series B preferred stock currently outstanding. In addition, there are warrants outstanding to purchase an additional 1,207,139 shares of Series B preferred stock. If all the warrants are exercised and none of the shares of preferred stock are converted into our common stock, our company will have 28,531,146 shares of preferred stock outstanding.

     In order to meet the contractual obligations of the company to issue additional shares of common stock and preferred stock and to allow our company to sell more shares of common stock and preferred stock, our Board has passed a resolution that would increase the authorized number of shares of capital stock that our company may issue to 130,000,000 shares of common stock and 60,000,000 shares of preferred stock.

     The affirmative vote of the holders of a majority of the shares of our outstanding common stock and preferred stock is required to approve the proposal to increase the number of authorized shares of our common stock and preferred stock to 130,000,000 and 60,000,000 respectively. Abstentions and broker non-votes have the same effect as a vote against the proposal.

REGISTRATION RIGHTS

     Former ReGen stockholders who received shares of our capital stock pursuant to the merger had the right to become parties to a registration rights agreement. Under the terms of this agreement, holders of at least 30% of the registrable securities may require our company to file up to two registration statements under the Securities Act at our company's expense at any time after the 90 days following the date on which our company files its Form 10-K for the fiscal year ending December 31, 2002. Notwithstanding the foregoing, our company is not obligated to effect more than one registration in any 12-month period. In addition, if our company proposes to register any of its capital stock under the Securities Act for its own account or the account of stockholders (other than in connection with a merger or business combination, a stock plan or conversion of a debt offering), with certain exceptions, our company is required to include in its registration the registrable securities of any holder who requests such inclusion. The agreement will expire on June 21, 2007.

ANTI-TAKEOVER EFFECTS

     In addition to the need for an increase of our authorized common stock and preferred stock to meet the needs of the shares, options and warrants issued in the merger, we are seeking to increase the shares authorized by additional amounts. We anticipate using these shares to raise additional capital in the future. We are not aware of any attempts to acquire Aros and are not seeking the increase in authorized shares to delay or prevent an acquisition. However if the proposal is approved, we will have the ability to authorize "blank-check" preferred stock which can be used in that fashion. Under the terms of our amended and restated certificate of incorporation, the board of directors will be authorized, without any need for action by our stockholders, but subject to any limitations prescribed by law, to issue shares of our preferred stock in one or more series. Each series may consist of such number of shares and have the rights, preferences, privileges and restrictions, such as dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the right to increase or decrease the number of shares of any series, as the board of directors shall determine. The board of directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change in control of our company and that could adversely affect the market price of the common stock and the voting and other rights
                                        32
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of the holders of common stock. The increase in our preferred stock would allow us to issue shares of preferred stock under our previously approved rights agreement. We currently have no plans to issue any of the preferred stock.

     Pursuant to the stockholders agreement entered into by certain of the former ReGen stockholders discussed in this proxy statement, stockholders representing a majority of the shares entitled to vote for this proposal have agreed to vote "For" this proposal. This proposal will, therefore, be approved regardless of the vote of our other stockholders.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AND PREFERRED STOCK.

                          CHANGE OF OUR CORPORATE NAME

                                  (PROPOSAL 2)

     Our board has adopted, and recommends to the stockholders for approval, the adoption of the proposal to change our corporate name to ReGen Biologics, Inc. and the accompanying ticker symbol change.

     Because ReGen's business accounts for substantially all of the operating activities of our company, our Board has adopted and approved a resolution that would change our company's name to ReGen Biologics, Inc. in order to derive a greater benefit from the business we acquired.

     Our board feels that it is in the best interest of our business to effect this change as soon as possible. Because our annual meeting was delayed from
September 30, 2002 to November   , 2002, our board is exploring alternative
methods to change our corporate name and accompanying ticker symbol in a manner not requiring stockholder consent.

     Unless we change our name using an alternative method, the affirmative vote of the holders of a majority of the shares of our outstanding common stock and preferred stock is required to approve the proposal to change our name. Abstentions and broker non-votes have the same effect as a vote against the proposal.

     Pursuant to the stockholders agreement entered into by certain of the former ReGen stockholders discussed in this proxy statement, stockholders representing a majority of the shares entitled to vote for this proposal have agreed to vote "For" this proposal. This proposal will, therefore, be approved regardless of the vote of our other stockholders.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO CHANGE OUR CORPORATE NAME.

       APPROVAL OF THE 1 FOR 6 REVERSE STOCK SPLIT OF ALL OUR AUTHORIZED
                           COMMON AND PREFERRED STOCK

                                  (PROPOSAL 3)

     Our Board has unanimously approved a resolution seeking approval for a 1 for 6 reverse stock split whereby each 6 shares of capital stock currently authorized will be converted into 1 share of capital stock.

     The proposed reverse stock split will affect all of our authorized capital stock, including our common stock and our Series A and Series B preferred stock. The reverse stock split, if approved, would not affect your current ownership stake in our company, nor would it affect the ownership stakes of any other stockholder. The reverse stock split would, however, have the effect of increasing our current per share stock price significantly by reducing the total number of shares outstanding. Although there can be no assurance of the future effect on our stock price, the reverse stock split would likely increase the per share price of our capital stock. Initially the increase in our per share stock price would likely directly correspond to the reduction in the number of shares of our capital stock that are outstanding and available for issuance.

     Our Board approved this resolution for the following reasons. First, the reverse stock split will aid our company's efforts to have our common stock re-listed on the Nasdaq National Market by increasing the per share price of our stock to meet that market's minimum listing price. Second, our Board feels that an increased per share stock price may have the effect of making our capital stock more attractive to individuals as well as institutional investors in the future.

     Our Board feels that having our company's common stock listed on a national securities exchange is in the best interests of the long-term success of the ReGen business that our company acquired in the merger. However, our Board feels that overall market conditions, the momentum in the price of our stock and other factors may impact the desired timing of effectuating the reverse stock split. Therefore, as part of this resolution, the Board will have the authority to effect the reverse split during a period of up to six months after the date of the annual meeting, and will also have the authority not to effect the reverse split in such timeframe.

     The authorization of the reverse stock split will not be subject to the "going private" rules of the Securities Exchange Act of 1934 as we do not anticipate reducing the number of stockholders in the event we effect the reverse stock split.

FRACTIONAL SHARES

     We will not issue fractional shares of our common stock in connection with the proposed reverse stock split. Instead, in the event we consummate the reverse stock split, any fractional share that results from the proposed reverse stock split will be rounded up to the next whole share of our common stock. For example, a stockholder who owns 50 shares of our common stock prior to the proposed stock split will automatically own 9 shares of our common stock after the reverse stock split (not the 8.33 shares that would result from dividing 50 shares by 6). As a result, stockholders will not receive cash for fractional shares.

APPRAISAL RIGHTS

     No appraisal rights are available under Delaware law or our certificate of incorporation or bylaws if you dissent from or vote against the proposal to approve the reverse stock split. Other rights or actions may exist under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of these rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

     Pursuant to the stockholders agreement entered into by certain of the former ReGen stockholders discussed in this proxy statement, stockholders representing a majority of the shares entitled to vote for this proposal have agreed to vote "For" this proposal. This proposal will, therefore, be approved regardless of the vote of our other stockholders.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE PROPOSAL FOR THE 1 FOR 6 REVERSE STOCK SPLIT OF OUR AUTHORIZED CAPITAL STOCK.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 4)

     We will currently elect five of our seven directors to serve for a term of one year or until their respective successors are duly elected and qualified. Directors are elected by the affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions or broker non-votes will not be counted as votes for or against any nominee or director. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

     Pursuant to the stockholders agreement entered into by certain of the former ReGen stockholders discussed in this proxy statement, stockholders representing a majority of the shares entitled to vote for this proposal have agreed to vote "For" this proposal. This proposal will, therefore, be approved regardless of the vote of our other stockholders.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

     The names, ages, principal occupations and other information concerning the director nominees, based upon information received from them, are set forth below.

     Gerald E. Bisbee, Jr., Ph.D., 60 (President and Chief Executive Officer until December 31, 1997, Chairman of the Board from 1989 through November 5, 1997, and December 22, 2000 to present, and director since 1989). Dr. Bisbee is presently Chairman, President and Chief Executive Officer of ReGen, which conducts research and development, manufacturing and marketing of tissue engineering, biological and other orthopedic products and services. Before joining us as Chairman, President and Chief Executive Officer in December 1989, Dr. Bisbee was the Chairman and Chief Executive Officer of the Sequel Corporation, which he joined in 1988 and engineered the merger with the Hanger Orthopedic Group, Inc. He founded and managed the Health Care Group of the Corporate Finance Department of Kidder, Peabody & Co., leaving to join Sequel in 1988. From 1978 until moving to Kidder, Peabody in 1984, he was President of the Hospital Research and Educational Trust, a new venture and product development company affiliated with the American Hospital Association. Dr. Bisbee also managed the Yale University Health Services, which included a 22,000-member health maintenance organization. He is a director of Cerner Corporation and HealthGate Data Corporation. Dr. Bisbee received his B.A. from North Central College, his M.B.A. from the Wharton School of the University of Pennsylvania and his Ph.D. from Yale University, where his dissertation was instrumental in the development of Diagnosis Related Groups (DRGs).

     Alan W. Baldwin, 65 (Director since 2000). Mr. Baldwin is presently Chief Executive Officer of Alcore, Inc., a division of the McGill Corporation. Alcore is a manufacturer of aluminum based products for use in the aircraft industry. Prior to joining Alcore, Mr. Baldwin was the Chief Executive Officer of CopperGlass Broadband Solutions, Inc., managing the acquisition of fiber-optic component manufacturing companies. Mr. Baldwin is also a director of MedGrup Corporation, a medical coding company, Scindo Networks, Inc., a broadband communications provider and as director of Advanced Technical Products, Inc., an advanced composite materials company. Before joining us, Mr. Baldwin served during 1999 as the Chief Executive Officer of Mediappraise Corporation (now Performaworks, Inc.), an Internet-based management performance measurement company. In 1998 Mr. Baldwin served as founder and president of Wren Associates, Ltd., a management consulting firm. From March 1994 through October 1997, he served as Chairman and Chief Executive Officer of Lunn Industries, Inc., a publicly traded composite material company, where he developed a detailed turn-around and recovery plan and supervised the restructuring of the company. Mr. Baldwin is a graduate of the United States Military Academy at West Point, New York and received his Masters Degree in engineering and mathematics from the University of Alabama.

     Richard Fritschi, 42 (Director since 2002). Mr. Fritschi is the President of Centerpulse, Sulzer Orthopedics Ltd. Mr. Fritschi has served as a director of ReGen since 2001. Previously, he served as Deputy to the President of the Joint and Fracture Care unit of Centerpulse. Since joining Sulzer in 1991, Mr. Fritschi has served as Vice President of Finance and managed Centerpulse operations in several European countries. In 1999 he became General Manager Markets, responsible for the worldwide sales for the Joint and Fracture Care business.

     Robert G. McNeil, Ph.D., 58 (Director since 2002). Dr. McNeil has over twenty-five years experience as an active investor and management participant in seed and early-stage biomedical companies. Dr. McNeil has served as a director of ReGen since 1990. He founded Sanderling Ventures in 1979 and has served since then as the general partner of Sanderling's investment partnerships. Dr. McNeil was a seed-stage investor in

Advanced Cardiovascular Systems, Inc. and Venitrex, Inc., two privately-held medical device companies. He was a founder, Chief Executive Officer and Chairman of CoCensys, the Chief Executive Officer and Chairman of Acea, and the Chairman of Peregrine Pharmaceuticals, a publicly-held company. Dr. McNeil earned his Ph.D. in the fields of molecular biology, biochemistry and genetics in 1972 from the University of California, Irvine. Following his graduation, he pursued a long-time interest in investing by joining Shuman Agnew & Co., a San Francisco investment firm, where he worked as a portfolio manager and investment analyst.

     J. Richard Steadman, MD, 65 (Director since 2002). Dr. Steadman conducts an orthopaedic surgery practice at the Steadman Hawkins Clinic in Vail, Colorado, and is globally recognized for his expertise in sports medicine, surgery and rehabilitation. Dr. Steadman has served as a director of ReGen since 1990. Dr. Steadman has received numerous national and international awards including the Albert Trillat Award for Excellence in Knee Research from the International Society for the Knee, the H. Edward Cabaud Memorial Award for Knee Research from the American Orthopaedic Society for Sports Medicine, and the highly prestigious GOTS-Beiersdorf (Germany) Prize. He is also a member of the U.S. Ski Hall of Fame. Dr. Steadman holds a BS in Biology (pre-med) from Texas A&M and an M.D. from the University of Texas, Southwestern Medical School. He completed his Orthopaedic Surgery Residency at Charity Hospital (LSU) in New Orleans.

ELECTION OF AROS BOARD OF DIRECTORS

     In the stockholders agreement discussed below, certain former ReGen stockholders agreed to vote their shares in favor of specified directors. The parties to the agreement agreed to vote for a Board composed of:

     (1) the current chief executive officer of Aros;

     (2) two designees of Sanderling Ventures;

     (3) one designee of Centerpulse USA Holding Company (formerly Sulzer Medica USA Holding Co.);

     (4) one designee of a majority of the members of the Aros Board immediately prior to the effective time of the merger; and

     (5) two designees of a majority of the other five directors elected pursuant to the stockholders agreement.

     The Board is actively seeking nominees to fill the two vacancies on the Board. The nomination of candidates is subject to the approval of the other five elected directors and Sanderling Ventures.

     The stockholders agreement will terminate upon the earliest to occur (i) June 21, 2007, (ii) a change of control or (iii) the quotation of Aros' shares on the Nasdaq National Market.

     Pursuant to the stockholders agreement entered into by certain of the former ReGen stockholders discussed in this proxy statement, stockholders representing a majority of the shares entitled to vote for this proposal have agreed to vote "For" this proposal. This proposal will, therefore, be approved regardless of the vote of our other stockholders.

     PARTIES TO THE STOCKHOLDERS AGREEMENT ARE CONSIDERED A GROUP ACTING WITH A COMMON INTENT FOR PURPOSES OF FEDERAL SECURITIES LAWS AND WERE REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND KEEP UPDATED A FORM 13D REPORT OF THEIR HOLDINGS OF AROS CAPITAL STOCK, REGARDLESS OF WHETHER THE PARTIES WOULD OTHERWISE BE REQUIRED TO FILE SUCH A REPORT.

BOARD AND COMMITTEE MEETINGS

     During the 2001 fiscal year, there were 16 meetings of the Board, 10 of which were telephonic meetings. Each director attended at least 75% of the aggregate total number of the meetings of the Board and the meetings of the Board committees on which he served.

COMMITTEES OF THE BOARD

     The Board has a standing Audit Committee, which deals with certain specific areas of the Board's responsibility. During 2002, the Board established standing Compensation and Marketing Committees.

     The Audit Committee, which met one time in conjunction with meetings of the Board during the 2001 fiscal year, recommends the firm to be appointed as independent public accountants to audit our financial statements and reviews the scope and results of the audit and other services to be provided by our independent public accountants. In 2001 the members of the Audit Committee were Mr. Alan Baldwin and Mr. William Lewis. Mr. Lewis resigned as a director effective June 21, 2002 in connection with the merger. Since July 11, 2002, the Audit Committee has met one time and approved a new charter for the committee. The charter is attached to this proxy statement as Appendix A. The current members of the Audit Committee are Mr. Alan Baldwin, who serves as its Chairman, Mr. Richard Fritschi and Dr. Robert McNeil.

     The Compensation Committee reviews Company plans and policies regarding the compensation of all Company staff, and makes recommendations as necessary to the full Board. Since July 11, 2002, the Compensation Committee has met three times. Dr. Robert McNeil is the sole member of the Compensation Committee.

     The Marketing Committee supervises both the CMI marketing activities in Europe (and other geographic regions outside the United States), and the preparation for marketing of the CMI in the United States after FDA approval. The Marketing Committee provides status reports and makes any necessary recommendations to the full Board. Since July 11, 2002, the Marketing Committee met one time. The members of the Marketing Committee are Mr. Richard Fritschi, who serves as its Chairman, Dr. Robert McNeil, Dr. Richard Steadman and Dr. Gerald Bisbee Jr.

DIRECTOR COMPENSATION

     Directors are entitled to reimbursement of expenses for attending each meeting of the Board and each meeting of any committee. In addition, during 2001 and through June 30, 2002, the non-employee directors received $2,500 per quarter as compensation for their services on the Board. Mr. Lewis, who resigned from the Board effective June 21, 2002, received an additional $2,500 for the third quarter ended September 30, 2002. Other than Mr. Lewis, the directors elected not to receive cash compensation beginning with the third quarter ended September 30, 2002.

     Currently, our directors who are not also our employees are eligible to participate in our Non-Employee Director Stock Option Plan, as amended and restated effective April 5, 2001. A committee, composed of the Chairman of our Board and such other employee members of the Board who the Chairman may select to assist him, is responsible for administering the plan. Pursuant to the plan as currently in effect, our non-employee directors receive options to purchase 2,500 shares of our common stock in January of each year, although the Board has proposed and approved an amendment to the plan to permit the annual grant of options to purchase 20,000 shares of our common stock. The exercise price of the options is to be 100% of the fair market value of our common stock on the date of grant. Stock options granted under this plan have a term as determined by the committee at the time of grant and become fully vested and exercisable on December 31 immediately following the date of grant. We currently have reserved 70,000 shares of our common stock for issuance under this plan, although the Board has proposed and approved an amendment to the plan to increase the number of shares available for issuance by one million from 70,000 to 1,070,000. The plan may be terminated by the Board at any time. Upon the occurrence of a change of control, as defined in the plan, all outstanding unvested options under the Non-Employee Director Stock Option Plan immediately vest.

     As noted above, our Board has proposed two amendments to our Non-Employee Director Stock Option Plan that will be voted on by the stockholders of our company. The specifics of the plan as currently in effect and with the proposed amendments are discussed in this proxy statement under Proposal 6 "Ratification of Proposal to Amend Our Non-Employee Director Stock Option Plan." You should refer to Proposal 6 for a more complete discussion of the plan. The proposed amendments to the plan would increase the number of shares of our common stock available to be issued under the plan from 70,000 to 1,070,000 shares and would increase the size of the annual option grant to non-employee directors from 2,500 shares to 20,000 shares.

     Non-employee directors are also entitled to stock option grants under our Non-Employee Director Supplemental Stock Option Plan, which became effective as of January 1, 1999 and was amended and restated effective April 5, 2001. Pursuant to this plan, 500,000 shares of our common stock are issuable to individuals who are non-employee members of the Board on the date of the grant. The supplemental plan is administered by a committee composed of at least two non-employee directors. The exercise price of the options is to be at least the fair market value of our common stock on the date of grant. Stock options granted under the plan have a term and vest as determined by the committee. The plan may be terminated by the Board at any time. Upon the occurrence of a change in control, all outstanding unvested options under the Non-Employee Director Supplemental Stock Option Plan immediately vest.

                             EXECUTIVE COMPENSATION

     The following table summarizes, for the last three fiscal years and the fiscal period ended June 30, 2002, the compensation paid to or earned by our Chief Executive Officer and our four other highest paid executive officers serving as such as of June 30, 2002.

                                                                             ALL OTHER COMPENSATION
                                                                            -------------------------
                                                                            NUMBER OF
                                       FISCAL YEAR   ANNUAL COMPENSATION    SECURITIES    LONG TERM
                                        OR PERIOD    --------------------   UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION               ENDED      SALARY($)   BONUS($)   OPTIONS(#)    AWARDS($)
---------------------------            -----------   ---------   --------   ----------   ------------
Gerald E. Bisbee, Jr., Ph.D.(1)......    2001        $275,000         --           --              --
  Chief Executive Office and
     President                           2000        $275,000         --           --              --
                                         1999        $275,000         --      525,542              --
                                        6/30/02      $137,500         --           --              --
John Dichiara(1).....................    2001        $158,999    $ 6,000      192,465              --
  VP, Clinical Regulatory and G&A        2000        $151,000    $24,000      192,465              --
                                         1999        $ 71,615         --      164,970              --
                                        6/30/02      $ 82,000         --      206,213              --
Shu-Tung Li, Ph.D.(1)................    2001        $135,000         --           --              --
  SVP, Research & Development            2000        $138,750         --           --              --
                                         1999        $158,250         --      508,658              --
                                        6/30/02      $ 67,500         --           --              --
William Rodkey, D.V.M.(1)............    2001        $142,658         --           --              --
  VP, Scientific Affairs                 2000        $132,500         --      274,950              --
                                         1999        $129,437         --           --              --
                                        6/30/02      $ 74,531         --       82,485              --
Brion Umidi(1).......................    2001              --         --           --              --
  SVP, Chief Financial Officer           2000              --         --           --              --
                                         1999              --         --           --              --
                                        6/30/02            --         --           --              --

---------------
(1) During the periods covered Messrs. Bisbee, Dichiara, Li and Rodkey were employees of ReGen.

(2) Mr. Umidi's employment began on July 15, 2002.

                                 OPTION GRANTS

     The following table shows information with respect to grants of options to the indicated executive officers for the fiscal year ended December 31, 2001 and the fiscal period ended June 30, 2002.

                                                                                                           POTENTIAL
                                                                                                           REALIZABLE
                                                     INDIVIDUAL GRANTS                                  VALUE AT ASSUMED
                                                 --------------------------                             ANNUAL RATES OF
                                                 NUMBER OF     PERCENT OF                                 STOCK PRICE
                                                 SECURITIES   TOTAL OPTIONS                             APPRECIATION FOR
                                                 UNDERLYING    GRANTED TO     EXERCISE                   OPTION TERM(1)
                                FISCAL YEAR OR    OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   ------------------
NAME                             PERIOD ENDED     GRANTED        PERIOD       ($/SH)(2)      DATE        5%        10%
----                            --------------   ----------   -------------   ---------   ----------   -------   --------
Gerald E. Bisbee, Jr. Ph.D.(3)       2001              --            --            --         --            --         --
                                  6/30/2002            --            --            --         --            --         --
John Dichiara(3)                     2001         192,465         82.35%        $0.53     06/29/2011   $63,833   $161,765
                                  6/30/2002       206,213         18.52%        $0.13     06/04/2012   $16,508   $ 41,836
Shu-Tung Li, Ph.D.(3)                2001              --            --            --         --            --         --
                                  6/30/2002            --            --            --         --            --         --
William Rodkey, D.V.M.(3)            2001              --            --            --         --            --         --
                                  6/30/2002        82,485          7.41%        $0.13     06/04/2012   $ 6,603   $ 16,734
Brion Umidi(4)                       2001              --            --            --         --            --         --
                                  6/30/2002            --            --            --         --            --         --

---------------
(1) Amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock options exercised will depend on future performance of our common stock. No assurance can be given that the amounts reflected in these columns will be achieved.

(2) These options were granted by ReGen at less than fair market value on the date of grant.

(3) During the periods covered, Messrs. Bisbec, Dichiara, Li and Rodkey were employed by ReGen.

(4) Mr. Umidi's employment began on July 15, 2002.

            AGGREGATE OPTION EXERCISES AND PERIOD-END OPTION VALUES

     The following table provides information regarding stock options held by the indicated executive officers as of December 31, 2001 and the fiscal period ended June 30, 2002.

                                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                NUMBER OF                   OPTIONS AT END OF           AT END OF FISCAL YEAR
                                                 SHARES                   FISCAL YEAR OR PERIOD            OR PERIOD($)(1)
                              FISCAL YEAR OR   ACQUIRED ON    VALUE    ---------------------------   ---------------------------
                               PERIOD ENDED     EXERCISE     REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                              --------------   -----------   --------  -----------   -------------   -----------   -------------
Gerald E. Bisbee, Jr.,
  Ph.D.(2)                       2001                 --           --   1,303,441      1,521,495            --                --
                               6/30/2002              --           --   2,762,063             --            --                --
John Dichiara(2)                 2001                 --           --     123,136        261,794            --                --
                               6/30/2002              --           --     756,113             --       $30,900                --
Shu-Tung Li, Ph.D.(2)            2001                 --           --     634,035        259,553            --                --
                               6/30/2002              --           --   1,168,538             --       $46,192                --
William Rodkey, D.V.M.(2)        2001                 --           --     178,718        248,780            --                --
                               6/30/2002              --           --     509,983             --       $12,400                --
Brion Umidi(3)                   2001                 --           --          --             --            --                --
                               6/30/2002              --           --          --             --            --                --

---------------

(1) Value is calculated by subtracting the exercise price per share from the last reported market price at December 31, 2001 or June 30, 2002 and multiplying the result by the number of shares subject to the option. The market price at December 31, 2001 was lower than the exercise price of all of the exercisable and unexercisable shares.

(2) During the periods covered, Messrs. Bisbee, Dichiara, Li and Rodkey were employed by ReGen.

(3) Mr. Umidi's employment began on July 15, 2002.

EXECUTIVE EMPLOYMENT CONTRACTS

     In September 1998 we entered into an employment agreement with Karen C. Miller naming her as Vice President, Finance and Chief Financial Officer. The term of the agreement began on October 1, 1998 and was renewed on July 28, 2000 to extend the term of employment to October 1, 2002. In February 2001 we entered into a letter agreement with Ms. Miller providing that in the event of her termination for any reason or her resignation on June 30, 2001, we would pay her salary plus benefits for a period of nine months after her termination plus a prorated amount of her bonus. Ms. Miller's employment was terminated as of June 30, 2001 and Ms. Miller received compensation in accordance with the terms of the letter agreement.

     In April 1998 we entered into an employment agreement with Violet Shaffer naming her as Vice President, Marketing. The original term of employment (effective as January 1, 1998) ended December 31, 1998. In September 2000 we entered into a subsequent employment agreement with Ms. Shaffer naming her as Chief Operating Officer. In December of 2001 the Board elected Ms. Shaffer President and Chief Operating Officer effective January 1, 2001. On July 3, we completed the sale of our APACHE Clinical Outcomes business to Cerner Corporation. As part of that sale, Ms. Shaffer's employment was terminated and she became employed by Cerner as of July 3, 2001.

     We are currently negotiating the terms and conditions of an employment agreement with Mr. Brion Umidi, our Chief Financial Officer.

                 REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

     The following report of the Board shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by Aros under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Board is responsible for reviewing our executive compensation program and policies each year and determining the compensation of our executive officers.

     Our compensation program and policies are designed to help us attract, motivate and retain individuals of outstanding ability in key positions in order to maximize return to stockholders. The primary objectives of our executive compensation program are to:

     - provide total compensation opportunities that are competitive with opportunities provided to executives of comparable companies at comparable levels of performance;

     - ensure that our executives' total compensation levels vary based on both our short-term financial performance and growth in stockholder value over time;

     - focus and motivate executives on the achievement of defined objectives;
       and

     - reward executives in accordance with their relative contributions to achieving strategic milestones and upholding key mission-related objectives.

     In designing and administering its executive compensation program, we attempt to strike an appropriate balance among these objectives.

     The Board will annually revisit the manner in which it implements our compensation policies in connection with executive staff. As we move in a new business direction, the Board will undertake a review of all of our compensation policies relevant to new comparison groups and, over the next 12 to 18 months, will focus on developing compensation policies appropriate to the new industry. However, our policies will continue to be designed to align the interests of our executives and senior staff with the long-term interests of the stockholders.

     Our executive compensation programs, which include no special perquisites, consist of three principal elements: base salary, short-term incentive cash payments and long-term stock options, each of which is discussed below.

BASE COMPENSATION

     Individual adjustments have been determined within the total executive compensation budget as approved by the Board and are based upon individual achievement and contribution. Salary decisions have been made as part of our structured annual review process and upon the recommendation to the Board by the Chief Executive Officer.

SHORT-TERM INCENTIVE COMPENSATION

     Our compensation philosophy has emphasized incentive pay (on a limited basis) to leverage both individual and organizational performance and to raise our total compensation position in the marketplace. Our short-term incentive compensation program rewards executives for accomplishing primarily quarterly, operational and individual objectives. The program provides varied award opportunities that correspond to each participant's level of responsibility and influence on strategic initiatives and our operations.

LONG-TERM INCENTIVE COMPENSATION

     We designed the Employee Stock Option Plan to reward employees for long-term growth consistent with stockholder return. In 1999, our stockholders approved an increase in the number of shares authorized under the plan by 500,000 shares, bringing the number of authorized shares to 2,700,000. The ultimate value of the long-term incentive compensation awards is dependent on the actual performance of our stock price over time.

     During the year 2001, 27 employees of Aros received a total of 94,500 stock options at $0.31 per share. All such grants were subject to the terms of the Employee Stock Option Plan.

     In addition, four executives received stock options totaling 308,708 shares at prices ranging from $0.16 to $0.53 per share.

     At the annual meeting you will be asked to approve amendments to both the Employee Stock Option Plan and the Non-Employee Director Stock Option Plan. The proposed amendments will, among other things, increase the number of shares authorized to be granted under the plans. Please refer to the disclosure which accompanies Proposal 4 and Proposal 5 for more information.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     At the time of the merger, Gerald E. Bisbee, Jr., Ph.D. became our President and Chief Executive Officer. Dr. Bisbee will continue to serve as our Chairman, President and Chief Executive Officer. In September 1998 ReGen entered into an employment agreement with Dr. Bisbee which provides for consecutive one year terms of employment which may be terminated by either party with 90 days prior written notice. According to the terms of the employment agreement, we will pay Dr. Bisbee a base salary of $275,000 per year and the Compensation Committee of the Board will annually review the base salary amount. Dr. Bisbee is also eligible, based on achievement of certain performance objectives, to receive an annual bonus of up to 25% of his base salary amount and is entitled to severance pay equal to 12 months salary plus benefits.

COMPENSATION DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for purposes of the limit. The Board believes that it has structured its current compensation programs in a manner to allow us to fully deduct executive compensation under Section 162(m) of the Internal Revenue Code. The Board will continue to assess the impact of Section 162(m) of the Internal Revenue Code on its compensation practices and determine what further action, if any, is appropriate.

                                          The Board
                                          /s/ Gerald E. Bisbee, Jr., Ph.D.,
                                          Chairman
                                          --------------------------------------
                                          /s/ Alan W. Baldwin
                                          --------------------------------------
                                          /s/ William R. Lewis(1)
                                          --------------------------------------

---------------
(1) Mr. Lewis resigned from the Board effective June 21, 2002 in connection with the merger.

                         REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by Aros under the Securities Act or the Exchange Act.

     In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Aros' financial reporting processes.

     Review and Discussions with Management. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management.

     Review and Discussion with Independent Public Accountants. The Audit Committee has discussed with Ernst & Young LLP, our independent public accountants, the matters required to be disclosed by SAS 61, as amended (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of our financial statements.

     The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, as amended (which relates to the accountant's independence from us and our related entities), and has discussed with Ernst & Young LLP their independence from us.

     Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          /s/ Alan W. Baldwin
                                          --------------------------------------
                                          /s/ William R. Lewis(1)
                                          --------------------------------------

---------------
(1) Mr. Lewis resigned from the Board effective June 21, 2002 in connection with the merger.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

     The comparisons on the following graph and table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock. The information contained in this table shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

     The following graph compares the cumulative total stockholder return on our common stock from June 28, 1996 through June 30, 2002, with the cumulative total return on the Nasdaq Stock Market -- U.S. index and the cumulative total return on the stock of a group of public companies in the healthcare information business. This peer group, which we selected, is comprised of: Cerner Corporation; Eclipsys Corporation; IDX Systems Corporation; Mediware Information Systems, Inc.; and Per-Se Technologies, Inc. Please note that prior peer group calculations disclosed in our proxy statements for the 2001 annual meeting included Vitalcom, Inc. Due to Vitalcom, Inc.'s discontinuance of its business we have omitted it from our peer group cumulative total return calculations. We did not pay any dividends during this period. The Nasdaq Stock Market -- U.S. index and the stock prices of the companies in the peer group are published daily.

     On July 3, 2001, we sold our APACHE Clinical Outcomes business which comprised substantially all of our operating business, to Cerner Corporation for cash. As a result, beginning on July 3, 2001, the peer group became of limited relevance as we sought to enter a new line of business outside of our historical focus.

     The graph assumes an investment of $100 in each of Aros Corporation, the Nasdaq Stock Market -- U.S. index and the peer group on June 28, 1996. The comparison also assumes that all dividends are reinvested and that the peer group returns are weighted for market capitalization.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                            AMONG AROS CORPORATION,

            THE NASDAQ STOCK MARKET -- U.S. INDEX AND THE PEER GROUP

                                  [LINE GRAPH]

                          JUNE 28,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                            1996         1996           1997           1998           1999           2000           2001
                          --------   ------------   ------------   ------------   ------------   ------------   ------------
Aros Corporation........  $100.00      $ 87.24        $ 10.46        $  3.06        $ 11.74        $  1.27        $  0.65
Nasdaq Stock Market
  U.S. Index............  $100.00      $108.68        $133.17        $187.64        $339.00        $205.81        $175.14
Peer Group..............  $100.00      $ 41.87        $ 42.59        $ 54.58        $ 42.47        $ 42.71        $ 42.77

                          JUNE 30,
                            2002
                          --------
Aros Corporation........  $  2.53
Nasdaq Stock Market
  U.S. Index............  $129.48
Peer Group..............  $ 42.78

                          REGEN STOCKHOLDERS AGREEMENT

     As part of the acquisition of ReGen, several of the former ReGen stockholders who held a majority of the ReGen shares entered into a stockholders agreement. Pursuant to the terms of the stockholders agreement the former ReGen stockholders agreed to vote their Aros shares in favor of various corporate actions that are to be presented to stockholders at our upcoming annual meeting with the exception of some of the amendments to the Employee Stock Option Plan and Non-Employee Director Stock Option Plan and the ratification of the appointment of our accountants, which were not contemplated by the stockholders agreement.

     BECAUSE FORMER REGEN STOCKHOLDERS CURRENTLY HOLD APPROXIMATELY 80% OF THE ISSUED AND OUTSTANDING CAPITAL STOCK OF OUR COMPANY, THE PARTIES TO THE STOCKHOLDERS AGREEMENT NOW REPRESENT A MAJORITY OF THE SHARES OF OUR CAPITAL STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING. THE PARTIES TO THE STOCKHOLDERS AGREEMENT WILL, BY VIRTUE OF THEIR MAJORITY INTEREST, BE ABLE TO PASS ALL OF THE PROPOSALS CONTEMPLATED BY THE STOCKHOLDERS AGREEMENT THAT ARE BEING SUBMITTED TO THE STOCKHOLDERS FOR A VOTE AT THE ANNUAL MEETING.

     The following summary of the stockholders agreement outlines its substantive provisions.

     Voting. The parties to the stockholders agreement agreed to vote their Aros shares in favor of certain proposals that will govern the post-merger management of our company. The stockholders agreement requires the parties to vote their shares at a special or annual meeting of the stockholders or to execute a proxy to ensure that their shares are voted at such a meeting in the specified manner.

     Members of the Board. The parties to the stockholders agreement agreed to vote such that Aros maintains seven members of the Board of Directors. The seven directors are to be elected as follows:

     - The then-current Chief Executive Officer of Aros, who shall initially be Gerald E. Bisbee, Jr., Ph.D.;

     - Two (2) designees of Sanderling Ventures, one of whom shall initially be Dr. Robert G. McNeil;

     - One (1) designee of Centerpulse USA Holding Co. (formerly known as Sulzer Medica USA Holding Co.), who shall initially be Richard Fritschi;

     - One (1) designee of a majority of the members of the Board of Aros immediately prior to the effective time of the merger, who shall initially be Alan Baldwin; and

     - Two (2) designees of a majority of the foregoing members of the Board of Aros, one of whom shall initially be Dr. Richard Steadman.

     The stockholders agreement allows the removal of a director upon the request of the party who designated the director. If a director is removed in such a manner, resigns from our Board or otherwise ceases to be a director, the party who designated that director shall have the right to designate a new individual to serve as a director. The right to appoint replacement directors under the stockholders agreement does not, however, apply to a situation in which the director appointed by the members of our Board immediately prior to the merger completes that director's initial one-year term or otherwise ceases to be a director. At the conclusion of that director's one-year term or if a replacement is otherwise required, the nomination, election and qualification of individuals to fill that director position will be conducted in accordance with our certificate of incorporation, bylaws and applicable Delaware law.

     If a stockholder who is entitled to appoint a director pursuant to the stockholders agreement fails to designate a representative to fill a directorship, a person will be elected to fill the position in accordance with our certificate of incorporation, bylaws and applicable Delaware law.

     Increase in Authorized Shares. The parties to the stockholders agreement agreed to vote in favor of a proposal to increase the number of authorized shares of our common stock sufficient for the issuance of shares upon conversion of our Series A and Series B preferred stock and the exercise of all options and warrants assumed by our company during the merger.

     Amendment to Bylaws. The parties to the stockholders agreement agreed to vote in favor of any amendments to our company's bylaws that would be necessary to implement the terms of the merger.

     Stock Split. The parties to the stockholders agreement agreed to vote in favor of a reverse stock split to decrease the number of our company's authorized and outstanding shares of capital stock.

     Stock Option Plan Amendment. The parties to the stockholders agreement agreed to approve an amendment to our Employee Stock Option Plan to increase the number of shares available for issuance by 3,000,000.

     Corporate Name Change. The parties to the stockholders agreement agreed to approve a change of our corporate name and an accompanying change to our company's stock ticker symbol.

     Legend. The stock certificates that represent the shares held by the parties to the stockholders agreement will bear a legend on the certificates stating that the ability to vote the shares is subject to the restrictions outlined in the stockholders agreement.

     Transfer of Shares. If any parties to the stockholders agreement transfer any of their Aros shares, the party who receives the shares will be bound by all the terms of the stockholders agreement.

     Termination. The stockholders agreement will terminate automatically upon the earliest to occur of June 21, 2007, a change of control of our company, or the re-listing of our stock on a national securities exchange or Nasdaq. For purposes of termination of the stockholders' agreement, a change of control of the company means a merger or consolidation of our company wherein there is a change in ownership of a majority of our company's capital stock; a sale or transfer of substantially all of our assets; a sale by the stockholders of our company to any non-affiliate of a majority of our shares; or a liquidation or dissolution of our company.

     Amendment. The stockholders agreement may be amended by the mutual agreement of our company and the holders of a majority of the outstanding shares of our company at the time of the proposed amendment.

        RATIFICATION OF PROPOSAL TO AMEND OUR EMPLOYEE STOCK OPTION PLAN

                                  (PROPOSAL 5)

     Our Board has adopted, and recommends to the stockholders for approval, the amendment of our Employee Stock Option Plan to include non-employee directors, ensure that stock option grants awarded after stockholder approval receive protection under Section 162(m) of the Internal Revenue Code, and increase the number of shares reserved for issuance under the Employee Stock Option Plan by 3,000,000 shares from 2,700,000 to 5,700,000 shares.

     The Board has recommended including non-employee directors as eligible grantees under the Employee Stock Option Plan in order to enable the Board to grant Mr. Richard Steadman, one of our nominees for director, 1,350,000 stock options under the Employee Stock Option Plan effective July 19, 2002.

     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the Employee Stock Option Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered "shares present" for voting purposes.

SUMMARY OF THE EMPLOYEE STOCK OPTION PLAN

     The following summary of the material provisions of the Employee Stock Option Plan reflects the amendment proposed for approval by the stockholders at the Annual Meeting. We encourage you to review the complete text of the Employee Stock Option Plan attached as Appendix B to this proxy statement. Subject to stockholder approval of the Employee Plan, we intend to file a registration statement on Form S-8 under the Securities Act, covering the additional 3,000,000 shares of common stock issuable under the Employee Plan.

     General. The Employee Plan as adopted by the Board and approved by our stockholders became effective as of November 8, 1990 and was amended and restated effective as of April 1, 1996, May 1, 1997, December 31, 1997, February 23, 1998, January 1, 1999, April 5, 2001 and, contingent upon stockholder approval, June 21, 2002. The purpose of the Employee Plan is to enable us to attract, retain and reward qualified corporate officers, managerial and other significant employees and non-employees by offering them an opportunity to have a greater proprietary interest in and a closer identity with us and our financial success.

     Eligibility. Options may be granted under the Employee Plan to any employee of the company and any non-employee who is a director, consultant or advisor to the company.

     Administration. The Employee Plan will be administered by a committee composed solely of two or more non-employee directors as defined in Rule 16b-3(b)(3) under the Exchange Act who also qualify as "outside directors" as defined in Treasury Regulation sec.1.162-27(3). Members of the committee shall be designated by the Board. The committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Employee Plan.

     The committee shall have the authority to approve individuals for participation in this plan, construe and interpret the plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Employee Plan, options may be subject to such provisions as the committee may deem advisable, and may be amended by the committee from time to time. No amendment, however, may adversely affect the rights of the holder of an option without such holder's consent.

     No member of the committee shall be liable for any action or determination made in good faith with respect to the Employee Plan or any option awarded under it. To the maximum extent permitted by applicable law, we shall indemnify and hold harmless each member of the committee against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with our approval) arising out of any act or omission to act in connection with the Employee Plan, unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under our by-laws.

     Shares subject to the Employee Plan. Pursuant to the Employee Plan as it became effective on April 5, 2001, the aggregate shares of common stock that may be issued under the plan shall not exceed 2,700,000, as adjusted, in accordance with the caption "Adjustment Provisions" set forth below. A description of the Board's proposal to increase the number of reserved shares to 5,700,000 shares is included under the caption "Increase Number of Shares Reserved for Issuance" set forth below. As of June 30, 2002, options on 148,112 shares of common stock were outstanding under the Employee Plan.

     If any option granted under the Employee Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such option may be used again for new grants of options under the plan. However, the number of shares of common stock issued under the plan may never exceed the total number of shares reserved for issuance. Any shares of common stock withheld or surrendered to pay withholding taxes, or withheld or surrendered in full or partial payment of the exercise price of an option as permitted under the terms of the Employee Plan shall be added to the aggregate shares of common stock available for issuance.

     Adjustment Provisions. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, a merger, a sale of assets or any such similar event, the committee shall adjust equitably:

     - the number and class of shares or other securities that are reserved for issuance under the Employee Plan;

     - the number and class of shares or other securities that are subject to outstanding options; and

     - the appropriate fair market value (as defined in the Employee Plan) and other price determinations applicable to options pursuant to the terms set forth in the plan.

     Terms and Conditions. Each option granted under the Employee Plan shall be evidenced by an agreement in a form approved by the committee. Each option shall be subject to the following terms and conditions, and to such other terms and conditions as the committee may deem appropriate that are not inconsistent with the provisions of the plan.

     Timing of Option Grants and Number of Underlying Shares. Options shall be granted to such participants as the committee may designate, at such times as the committee may determine. Each option agreement shall designate the number of shares of common stock underlying the options to which the agreement pertains.

     Exercise Price. The per share exercise price of each option granted under the plan shall be at least the fair market value per share of common stock for incentive shares, 110% of the fair market value in the case of 10% stockholders, and otherwise as determined by the committee, at the date the option is granted.

     Vesting of Options. Each option agreement shall specify the manner in which the option shall vest.

     Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. In the case of incentive share options, the period will not exceed ten years, or five years in the case of 10% stockholders.

     Payment. The exercise price of an option shall be paid in full at the time of exercise:

     - in cash;

     - through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the participant for at least six months, unless the committee in its discretion permits the use of shares held less than six months;

     - through our withholding (at the election of the participant) of shares of common stock having a fair market value equal to the exercise price, provided that the participant attests that he or she holds an equivalent number of previously acquired shares and has held them for at least six months;

     - through our withholding (in the discretion of the committee) of shares of common stock having a fair market value equal to the exercise price; or

     - by a combination of the above.

     Termination of Options Upon Termination Due to Disability or Death. Upon the termination of employment of an employee participant or upon the termination of the consulting or advisor relationship of a non-employee participant by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue
Code) or death, such participant's options shall become or remain fully vested and shall be exercisable by such participant (or in the case of death by his or her estate) until not later than the earlier of one year after the termination date or the expiration of the term of the options.

     Termination of Options Upon Termination Other than for Cause. Upon the termination of an employee participant's employment or upon the termination of the consulting or advisor relationship of a non-employee participant for any reason other than for cause, disability or death, such participant's options (to the extent vested prior to such termination) may be exercised by such participant during the 90 day period commencing on the date of termination, but not later than the expiration of the term of the options. If a participant dies during such 90 day period, his or her estate may exercise the options (to the extent such options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the options.

     Termination of Options Upon Termination for Cause. Upon termination of an employee participant's employment for cause, the participant's right to exercise his or her options shall terminate at the time we give notice of termination to such participant. "Cause" is defined to include:

     - the commission of an action against or in derogation of our interests which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

     - a material breach of any material duty or obligation we impose upon the participant;

     - divulging our confidential information; or

     - the performance of any similar action that the committee, in its sole discretion, may deem to be sufficiently injurious to our interests so as to constitute substantial cause for termination.

     Term of Plan. The Employee Plan shall continue until June 20, 2012, until terminated by the Board or until no shares of common stock remains available for grant under the plan, whichever occurs first.

     Change in Control. In the event of a change in control, all outstanding options shall fully vest in each participant.

     Nontransferability. During the lifetime of a participant, any option granted to him or her shall be exercisable only by him or her, by his or her guardian or legal representative. No option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature, unless otherwise determined by the committee in its discretion, in the case of options other than incentive stock options.

     Amendment or Discontinuance of the Plan. The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Employee Plan or any option granted under it or may at any time terminate the plan. However, the Board may not take any action that would cause the plan to fail to comply with Rule 16b-3 of the Exchange Act or any other applicable law or exchange requirements. No such action shall materially and adversely affect any outstanding options without consent of the respective participants.

     Withholding of Taxes. We may withhold, or allow a participant to remit to us, any federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an option. In order to satisfy all or any portion of our withholding tax liability, a participant may elect to surrender common stock that would otherwise have been issued to the participant pursuant to the exercise of an option, provided that the number of shares of such withheld or surrendered common stock cannot exceed the amount necessary to satisfy our minimum withholding liability.

     Outstanding Options. The number of shares acquirable pursuant to stock options that will be awarded under the Employee Plan is not currently determinable. As of December 31, 2001, options to purchase an aggregate of 5,197,027 shares had been granted under the plan. As of June 30, 2002, options to purchase 148,112 shares of common stock were outstanding under the Employee Plan. Pursuant to the Employee Plan, options to purchase 4,936,243 shares originally granted under the plan have expired.

     Increase Number of Shares Reserved for Issuance. As of June 30, 2002, 2,459,216 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 3,000,000 shares from 2,700,000 to 5,700,000 shares thereby assuring that sufficient shares are available for future grants.

     If the Board's proposal is approved by stockholders, the Employee Stock Option Plan of Aros will be amended and restated effective June 21, 2002.

                               NEW PLAN BENEFITS

                  AROS CORPORATION EMPLOYEE STOCK OPTION PLAN

NAME AND POSITION                                             DOLLAR VALUE ($)   NUMBER OF UNITS
-----------------                                             ----------------   ---------------
Gerald E. Bisbee, Jr., Ph.D.
  Chief Executive Office and President......................            --                 --
John Dichiara VP, Clinical; Regulatory and Q&A..............            --                 --
Shu-Tung Li, Ph.D.
  SVP, Research & Development...............................            --                 --
William Rodkey, D.V.M.
  VP, Scientific Affairs....................................            --                 --
Brion Umidi SVP, Chief Financial Officer....................            --                 --
Executive Group.............................................            --                 --
Non-Executive Director Group................................      $256,500(1)       1,350,000
Non-Executive Officer Employee Group........................            --                 --

---------------

(1) The exercise price on the date of the grant, July 19, 2002, was $0.19 per share.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND AND RESTATE THE EMPLOYEE STOCK OPTION PLAN.

                       RATIFICATION OF PROPOSAL TO AMEND
                  OUR NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                  (PROPOSAL 6)

     Our Board has adopted, and recommends to the stockholders for approval, the amendment of our Non-Employee Director Stock Option Plan to increase the number of shares reserved for issuance under the Non-Employee Director Stock Option Plan by 1,000,000 shares from 70,000 to 1,070,000 shares and to provide for annual grants to each non-employee director of options to purchase 20,000 shares of our common stock per year.

     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the Non-Employee Director Stock Option Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered "shares present" for voting purposes.

SUMMARY OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The following summary of the material provisions of the Non-Employee Director Stock Option Plan reflects the amendment proposed for approval by the stockholders at the annual meeting. Subject to stockholder approval of the Non-Employee Director Stock Option Plan, we intend to file a registration statement on Form S-8 under the Securities Act, covering the additional 1,000,000 shares of common stock issuable under the plan.

     General. The Non-Employee Director Stock Option Plan as adopted by the Board and approved by our stockholders became effective as of April 1, 1996, was amended effective December 9, 2000 and was later amended and restated effective April 5, 2001. The purpose of the Non-Employee Director Stock Option Plan is to enable us to attract, retain and reward qualified non-employees directors by offering them an opportunity to have a greater proprietary interest in and a closer identity with us and our financial success.

     Eligibility. Options shall be granted under the Non-Employee Director Stock Option Plan solely to individuals who are non-employee members of the Board on the date of grant. The term "non-employee directors" shall have the meaning ascribed to it in Rule 16b-3(b)(3) of the Exchange Act. As of June 30, 2002, we had three non-employee members of the Board eligible to participate in the plan.

     Administration. The Non-Employee Director Stock Option Plan will be administered by a committee composed of the Chairman of the Board and any employee members of the Board that the Chairman appoints. The committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Non-Employee Director Stock Option Plan.

     The committee shall have the authority to construe and interpret the Non-Employee Director Stock Option Plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Non-Employee Director Stock Option Plan, options may be subject to such provisions as the committee may deem advisable, and may be amended by the committee from time to time. No amendment, however, may adversely affect the rights of the holder of an option without such holder's consent.

     No member of the committee shall be liable for any action or determination made in good faith with respect to the Non-Employee Director Stock Option Plan or any option awarded under it. To the maximum extent permitted by applicable law, we shall indemnify and hold harmless each member of the committee against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with our approval) arising out of any act or omission to act in connection with the Non-Employee Director Stock Option Plan, unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under our by-laws.

     Shares subject to the Non-Employee Director Stock Option Plan. Pursuant to the Non-Employee Director Stock Option Plan as it became effective on April 5, 2001, the aggregate shares of common stock that may be issued under the plan shall not exceed 70,000, as adjusted in accordance with the caption "Adjustment Provisions" set forth below. A description of the Board's proposal to increase the number of reserved shares to 1,070,000 shares is included under the caption "Increase Number of Shares Reserved for Issuance" set forth below. As of June 30, 2002, options on 17,500 shares of common stock were outstanding under the Non-Employee Director Stock Option Plan. If any option granted under the Non-Employee Director Stock Option Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such option may be used again for new grants of options under the plan. However, the number of shares of common stock issued under the plan may never exceed the total number of shares reserved for issuance. Any shares of common stock withheld or surrendered to pay withholding taxes, or withheld or surrendered in full or partial payment of the exercise price of an option as permitted under the terms of the Non-Employee Director Stock Option Plan shall be added to the aggregate shares of common stock available for issuance.

     Adjustment Provisions. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, a merger, a sale of assets or any such similar event, the committee shall adjust equitably:

     - the number and class of shares or other securities that are reserved for issuance under the Non-Employee Director Stock Option Plan;

     - the number and class of shares or other securities that are subject to outstanding options; and

     - the appropriate fair market value (as defined in the Non-Employee Director Stock Option Plan) and other price determinations applicable to options pursuant to the terms set forth in the plan.

     Terms and Conditions. Each option granted under the Non-Employee Director Stock Option Plan shall be evidenced by an agreement in a form approved by the committee. Each option shall be subject to the following terms and conditions, and to such other terms and conditions as the committee may deem appropriate that are not inconsistent with the provisions of the plan.

     Timing of Option Grants and Number of Underlying Shares. Each non-employee director shall receive options to purchase 20,000 shares of common stock on January 1 of each calendar year.

     Exercise Price. The per share exercise price of each option granted under the plan shall be 100% of the fair market value per share of common stock at the date the option is granted.

     Vesting of Options. Except as set forth in each option agreement, each option granted under the Non-Employee Director Stock Option Plan shall become fully vested and exercisable on December 31 immediately following the option grant date.

     Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period.

     Payment. The exercise price of an option shall be paid in full at the time of exercise:

     - in cash;

     - through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the participant for at least six months, unless the Board in its discretion permits the use of shares held less than six months;

     - through our withholding (at the election of the participant) of shares of common stock having a fair market value equal to the exercise price, provided that the participant attests that he or she holds an equivalent number of previously acquired shares and has held them for at least six months;

     - through our withholding (in the discretion of the committee) of shares of common stock having a fair market value equal to the exercise price; or

     - by a combination of the above.

     Termination of Options Upon Termination Due to Disability or Death. Upon the termination of a participant's membership on the Board by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or death, such participant's options shall become or remain fully vested and shall be exercisable by such participant (or in the case of death by his or her estate) until not later than the earlier of one year after the termination date or the expiration of the term of the options.

     Termination of Options Upon Termination Other than for Cause. Except as otherwise determined by the committee and set forth in the option agreement, upon the termination of a participant's membership on the Board or for any reason other than for cause, disability or death, such participant's options (to the extent vested prior to such termination) may be exercised by such participant during the six-month period commencing on the date of termination, but not later than the expiration of the term of the options. If a participant dies during such six-month period, his or her estate may exercise the options (to the extent such options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the options.

     Termination of Options Upon Termination for Cause. Upon termination of a participant's membership on the Board for cause, the Participant's right to exercise his or her options shall terminate at the time we give notice of termination to such participant. "Cause" is defined to include:

     - the commission of an action against or in derogation of our interests which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

     - a material breach of any material duty or obligation we impose upon the participant;

     - divulging our confidential information; or

     - the performance of any similar action that the committee, in its sole discretion, may deem to be sufficiently injurious to our interests so as to constitute substantial cause for termination.

     Term of Plan. The Non-Employee Director Stock Option Plan shall continue until terminated by the Board or until no shares of common stock remain available for grant under the plan, whichever occurs first.

     Change in Control. In the event of a change in control, all outstanding options shall fully vest in each participant.

     Nontransferability. During the lifetime of a participant, any option granted to him or her shall be exercisable only by him or her, by his or her guardian or legal representative. No option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature.

     Amendment or Discontinuance of the Plan. The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Non-Employee Director Stock Option Plan or any option granted under it or may at any time terminate the plan. However, the Board may not take any action that would cause the plan to fail to comply with Rule 16b-3 of the Exchange Act or any other applicable law or exchange requirements. No such action shall materially and adversely affect any outstanding options without consent of the respective participants.

     Outstanding Options. The number of shares acquirable pursuant to stock options that will be awarded to our non-employee directors under the Non-Employee Director Stock Option Plan is not currently determinable. As of June 30, 2002, options to purchase an aggregate of 67,500 shares had been granted under the plan to our non-employee directors. During 2001 and the six months ended June 30, 2002 a total of 10,000 shares were granted to our non-employee directors including 2,500 to each of William R. Lewis and Alan W. Baldwin on January 2, 2001 and 2,500 to each of Mr. Lewis and Mr. Baldwin on January 1, 2002.

     As of June 30, 2002, options to purchase 17,500 shares of common stock were outstanding under the Non-Employee Director Stock Option Plan. Pursuant to the Non-Employee Director Stock Option Plan, options to purchase 50,000 shares originally granted under the plan have expired.

     Increase Number of Shares Reserved for Issuance. As of June 30, 2002, 52,500 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 1,000,000 shares from 70,000 to 1,070,000 shares thereby assuring that sufficient shares are available for future grants.

     If the Board's proposal is approved by the stockholders, the Employee Stock Option Plan of Aros Corporation will be amended effective October 1, 2002.

                    EQUITY COMPENSATION PLAN INFORMATION (1)

                                    (A) NUMBER OF                                (C) NUMBER OF SECURITIES
                                   SECURITIES TO BE                               REMAINING AVAILABLE FOR
                                 ISSUED UPON EXERCISE    (B) WEIGHTED AVERAGE      FUTURE ISSUANCE UNDER
                                    OF OUTSTANDING        EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                                  OPTIONS, WARRANTS      OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
PLAN CATEGORY                         AND RIGHTS         WARRANTS AND RIGHTS     REFLECTED IN COLUMN (A))
-------------                    --------------------   ----------------------   -------------------------
Equity compensation plans
  approved by security
  holders......................       1,341,012                 $0.75                    2,836,316
Equity compensation plans not
  approved by security
  holders......................       1,350,000                 $0.19                    1,650,000
Total..........................       2,691,012                 $0.47                    4,486,316

---------------

(1) As of June 30, 2002, with the exception of the grant of 1,350,000 shares to Dr. Steadman on July 19, 2002.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND AND RESTATE THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                  (PROPOSAL 7)

INDEPENDENT ACCOUNTANTS FOR 2002

     The Board, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP to audit our accounts for the fiscal year ending December 31, 2002. Ernst & Young has reported that none of its members has any direct financial interest or material indirect financial interest in us. Currently, our Audit Committee is composed of Messrs. Baldwin, Fritschi and Dr. McNeil and has responsibility for recommending the selection of auditors.

     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is necessary to ratify the Board's selection of Ernst & Young LLP to audit our accounts for the fiscal year ending December 31, 2002. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the voting results. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Fiscal 2001 Audit Firm Fee Summary. During fiscal year 2001, we retained our principal auditor, Ernst & Young LLP, to provide services in the following categories and amounts:

Audit Fees..................................................   $ 55,000
Audit-Related Services Fees(1)..............................   $ 56,600
Non-audit Related Services Fees(2)..........................   $ 28,600
                                                               --------
Total Fees..................................................   $140,200
                                                               ========

---------------

(1) Audit-related services generally include fees for Securities and Exchange Commission registration statements and quarterly reviews.

(2) Non-audit related services fees generally include fees for tax preparation services.

     The Audit Committee has determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

                      DEADLINE FOR STOCKHOLDERS PROPOSALS

     Proposals of stockholders intended for inclusion in our proxy statement relating to the 2003 Annual Meeting must be received at our offices (addressed to the attention of the Corporate Secretary) not later than January 7, 2003. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any stockholder proposal not included in the proxy materials we disseminate for our 2003, Annual Meeting in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 24, 2003. Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in our proxy materials unless (a) we receive notice of such proposal by March 24, 2003 and
(b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

                             ADDITIONAL INFORMATION

     Management knows of no matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     We will bear the expenses in connection with the solicitation of proxies. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by our officers, directors or employees who will not be specially compensated for such solicitation. We may request brokerage houses and other nominees or fiduciaries to forward copies of our proxy statement and Form 10-K/A to beneficial owners of common stock held in their names and we may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers and certain persons who own more than 10% of our common stock to file with the Securities and Exchange Commission reports concerning their beneficial ownership of our equity securities. These persons are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms received by us from our directors, officers and greater than 10% beneficial owners, some of these reports were filed on an untimely basis. We believe that all directors and officers of Aros subject to
Section 16(a) reporting are current in their reporting obligations thereunder.

                                          By Order of the Board,

                                         /s/ GERALD E. BISBEE, JR., PH.D.
                                          --------------------------------------
                                          Gerald E. Bisbee, Jr., Ph.D.
                                          Chairman and Chief Executive Officer
Arnold, Maryland
October __, 2002

                         INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF AROS CORPORATION
Report of Independent Auditors..............................    F-2
Consolidated Balance Sheets for Aros as of March 31, 2001,
  (unaudited) December 31, 2001 and December 31, 2000.......    F-3
Consolidated Statements of Operations for Aros for the Three
  Months Ended March 31, 2002 and 2001 (unaudited) and the
  Years Ended December 31, 2001, 2000 and 1999..............    F-4
Consolidated Statements of Changes in Stockholders Equity
  for the Three Months Ended March 31, 2002 and 2001
  (unaudited) and the Years Ended December 2001, 2000 and
  1999......................................................    F-5
Consolidated Statement of Cash Flows for Aros for the Three
  Months Ended March 31, 2002 and 2001 (unaudited) and the
  Years Ended December 31, 2001, 2000 and 1999..............    F-6
Notes to Financial Statements...............................    F-7

FINANCIAL STATEMENTS OF REGEN BIOLOGICS, INC.
Report of Independent Auditors..............................   F-18
Consolidated Balance Sheets as of March 31, 2002 (unaudited)
  December 31, 2001 and December 31, 2000...................   F-19
Consolidated Statements of Operations for the Three Months
  ended March 31, 2002 and 2001 (unaudited) and Years Ended
  December 2001, 2000 and 1999..............................   F-20
Consolidated Statements of Changes in Stockholders Equity
  for the Three Months Ended March 31, 2002 and 2001
  (unaudited) and the Years Ended December 2001, 2000 and
  1999......................................................   F-21
Consolidated Statements of Cash Flows for the Three Months
  Ended March 31, 2002 and 2001 (unaudited) and Years Ended
  December 2001, 2000 and 1999..............................   F-23
Notes to Consolidated Financial Statements..................   F-24

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Aros Corporation

     We have audited the accompanying consolidated balance sheets of Aros Corporation as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aros Corporation, at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Baltimore, Maryland
March 7, 2002

                                AROS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                            MARCH 31,    DECEMBER 31,   DECEMBER 31,
                                                              2002           2001           2000
                                                           -----------   ------------   ------------
                                                           (UNAUDITED)
                         ASSETS
CURRENT ASSETS:
Cash and cash equivalents................................   $  3,202       $  3,264       $  1,420
Short-term investments...................................                        --            642
Prepaid expenses and other...............................         34             49             42
Assets from discontinued operations......................         --             15          3,338
                                                            --------       --------       --------
     TOTAL CURRENT ASSETS................................      3,236          3,328          5,442
                                                            --------       --------       --------
     TOTAL ASSETS........................................   $  3,236       $  3,328       $  5,442
                                                            ========       ========       ========

          LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Account payable..........................................   $     26       $     30       $     19
Restructuring cost.......................................                        --            321
Accrued expenses.........................................        120            144             12
Liabilities from discontinued operations.................        120            123          4,540
                                                            --------       --------       --------
     TOTAL CURRENT LIABILITIES...........................        266            297          4,892
                                                            --------       --------       --------
Deferred rent benefit....................................                        --             65
                                                                           --------       --------
     TOTAL LIABILITIES...................................                       297          4,957
                                                                           --------       --------
STOCKHOLDERS' EQUITY:
Common stock, $.01 par value, 30,000,000 authorized
  shares at December 31, 2001 and 2000, 8,985,081 and
  7,485,081 shares issued at December 31, 2001 and 2000,
  respectively; 8,966,966 and 7,466,966 shares
  outstanding at December 31, 2001 and 2000,
  respectively...........................................         90             90             75
Additional capital.......................................     46,608         46,608         45,954
Accumulated other comprehensive income...................        (34)           (34)             1
Accumulated deficit......................................    (43,694)       (43,633)       (45,545)
                                                            --------       --------       --------
     TOTAL STOCKHOLDERS' EQUITY..........................      2,970          3,031            485
                                                            --------       --------       --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........   $  3,236       $  3,328       $  5,442
                                                            ========       ========       ========

          See accompanying Notes to Consolidated Financial Statements.

                                AROS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                               THREE MONTHS ENDED
                                                    MARCH 31,            YEARS ENDED DECEMBER 31,
                                            -------------------------   ---------------------------
                                               2002          2001        2001      2000      1999
                                            -----------   -----------   -------   -------   -------
                                            (UNAUDITED)   (UNAUDITED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:..................................    $   --        $    --     $    --   $    --   $    --
Expenses:
  General and administrative..............        89          1,195       2,688     5,912     6,304
  Restructuring charge....................        --             --          24       276        --
                                              ------        -------     -------   -------   -------
     Total expenses.......................        89          1,195       2,712     6,188     6,304
                                                                        -------   -------   -------
Other income (expense):
  Interest income.........................        11             26         107       216       321
                                              ------        -------     -------   -------   -------
     Total other income (expense).........        11             26         107       216       321
                                              ------        -------     -------   -------   -------
Loss from continuing operations...........       (78)        (1,169)     (2,605)   (5,972)   (5,983)
Discontinued operations:
  Income from discontinued operations.....        17            644       1,286     1,179     7,334
  Gain from sale of discontinued
     operations...........................                                3,664        --        --
  Loss on abandonment.....................                                 (433)       --        --
                                                                        -------   -------   -------
                                                                          4,517     1,179     7,334
                                                                        -------   -------   -------
Net income (loss).........................    $  (61)       $  (525)    $ 1,912   $(4,793)  $ 1,351
                                              ======        =======     =======   =======   =======
Basic and diluted net income (loss) per
  share
  Continuing operations...................    $(0.01)       $ (0.15)    $ (0.30)  $ (0.80)  $ (0.82)
  Discontinued operations.................    $ 0.00        $  0.08     $  0.53   $  0.16   $  1.00
                                              ------        -------     -------   -------   -------
Net income (loss) per share...............    $(0.01)       $ (0.07)    $  0.23   $ (0.64)  $  0.18
                                              ======        =======     =======   =======   =======
Weighted average number of shares used for
  calculation of basic net income (loss)
  per share...............................     8,967          7,734       8,445     7,440     7,356
                                              ======        =======     =======   =======   =======
Weighted average number of shares used for
  calculation of diluted net income (loss)
  per share...............................     8,967          7,734       8,445     7,440     7,356
                                              ======        =======     =======   =======   =======

          See accompanying Notes to Consolidated Financial Statements.

                                AROS CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                    ACCUMULATED
                                                                                       OTHER
                                                    COMMON STOCK                   COMPREHENSIVE
                                                 ------------------   ADDITIONAL      INCOME         DEFERRED
                                                  SHARES     AMOUNT    CAPITAL        (LOSS)       COMPENSATION
                                                 ---------   ------   ----------   -------------   ------------
                                                               (IN THOUSANDS, EXCEPT SHARE DATA)
Balance at December 31, 1998...................  7,330,473    $73      $45,770         $ --            $ --
Exercise of common stock options...............     12,600     --           12           --              --
Issuance of common stock under Employee Stock
  Purchase Plan................................     38,912      1           36           --              --
Unrealized loss on available for-sale
  securities...................................         --     --           --          (27)             --
Net income.....................................         --     --           --           --              --
                                                 ---------    ---      -------         ----            ----
Balance at December 31, 1999...................  7,381,985     74       45,818          (27)             --
Issuance of common stock under Employee Stock
  Purchase Plan................................     26,435     --           23           --              --
Exercise of common stock options...............     76,661      1          142           --              --
Treasury stock purchase........................    (18,115)    --          (29)          --              --
Unrealized gain on available for-sale
  securities...................................         --     --           --           28              --
Net loss.......................................         --     --           --           --              --
                                                 ---------    ---      -------         ----            ----
Balance at December 31, 2000...................  7,466,966     75       45,954            1              --
Issuance of common stock.......................  1,000,000     10          320           --              --
Issuance of warrants...........................         --     --          240           --              --
Issuance of common stock options...............         --     --           21           --              --
Issuance of restricted common shares...........    500,000      5           73           --             (78)
Deferred compensation expense..................         --     --           --           --              78
Unrealized loss................................         --     --           --           (1)             --
Minimum pension liability......................         --     --           --          (34)             --
Net income.....................................         --     --           --           --              --
                                                 ---------    ---      -------         ----            ----
Balance at December 31, 2001...................  8,966,966    $90      $46,608         $(34)           $ --
Net loss.......................................
Balance at March 31, 2002 (unaudited)..........  8,966,966    $90      $46,608         $(34)           $ --
                                                 =========    ===      =======         ====            ====


                                                                         COMPREHENSIVE
                                                 ACCUMULATED                INCOME
                                                   DEFICIT      TOTAL       (LOSS)
                                                 -----------   -------   -------------
                                                   (IN THOUSANDS, EXCEPT SHARE DATA)
Balance at December 31, 1998...................   $(42,103)    $ 3,740      $(3,193)
                                                                            =======
Exercise of common stock options...............         --          12           --
Issuance of common stock under Employee Stock
  Purchase Plan................................         --          37           --
Unrealized loss on available for-sale
  securities...................................         --         (27)         (27)
Net income.....................................      1,351       1,351        1,351
                                                  --------     -------      -------
Balance at December 31, 1999...................    (40,752)      5,113      $ 1,324
                                                                            =======
Issuance of common stock under Employee Stock
  Purchase Plan................................         --          23           --
Exercise of common stock options...............         --         143           --
Treasury stock purchase........................         --         (29)          --
Unrealized gain on available for-sale
  securities...................................         --          28           28
Net loss.......................................     (4,793)     (4,793)      (4,793)
                                                  --------     -------      -------
Balance at December 31, 2000...................    (45,545)        485      $(4,765)
                                                                            =======
Issuance of common stock.......................         --         330           --
Issuance of warrants...........................         --         240           --
Issuance of common stock options...............         --          21           --
Issuance of restricted common shares...........         --          --           --
Deferred compensation expense..................         --          78           --
Unrealized loss................................         --          (1)          (1)
Minimum pension liability......................         --         (34)         (34)
Net income.....................................      1,912       1,912        1,912
                                                  --------     -------      -------
Balance at December 31, 2001...................   $(43,633)    $ 3,031      $ 1,877
Net loss.......................................        (61)        (61)         (61)
Balance at March 31, 2002 (unaudited)..........   $(43,694)    $ 2,970      $   (61)
                                                  ========     =======      =======

          See accompanying Notes to Consolidated Financial Statements.

                                AROS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                         THREE MONTHS   THREE MONTHS           YEARS ENDED
                                            ENDED          ENDED              DECEMBER 31,
                                          MARCH 31,      MARCH 31,     ---------------------------
                                             2002           2001        2001      2000      1999
                                         ------------   ------------   -------   -------   -------
                                                 (UNAUDITED)
                                                              (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Loss from continuing operations......     $  (78)       $(1,169)     $(2,605)  $(5,972)  $(5,983)
  Adjustments to reconcile loss from
     continuing operations to net cash
     used in operating activities:
     Depreciation and amortization.....                                     --        --        --
     Stock compensation expense........         --             17           99        --        --
     Changes in operating assets and
       liabilities:
       Prepaid expenses and other......         15              3           (7)      145       158
       Accounts payable................         (4)           (19)          11        19        --
       Restructuring cost..............         --           (163)        (321)      321        --
       Accrued expenses................        (24)           (33)          74        12        --
       Deferred rent benefit...........         --            (65)         (65)       60       (57)
  Income from discontinued
     operations........................         17            644        4,517     1,179     7,334
     Gain from sale of discontinued
       operations......................                                 (3,664)       --        --
     Loss on abandonment...............                                    433        --        --
     Liabilities from discontinued
       operations......................         (3)          (562)      (4,451)   (1,808)   (1,992)
     Assets from discontinued
       operations......................         15            965        3,363     1,699       228
                                            ------        -------      -------   -------   -------
     NET CASH USED IN OPERATING
       ACTIVITIES......................        (62)          (382)      (2,616)   (4,345)     (312)
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash assumed in acquisition..........         --            128          128        --        --
  Redemption (purchase) of short-term
     investments.......................         --           (104)         641       434       (75)
  Proceeds from sale of assets.........                                  3,691        --        --
                                                                       -------   -------   -------
     NET CASH PROVIDED BY (USED IN)
       INVESTING ACTIVITIES............         --             24        4,460       434       (75)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common
     stock upon exercise of options....                                     --       143        12
  Proceeds from issuance of stock under
     employee stock purchase plan......                                     --        23        37
  Purchase of treasury stock...........                                     --       (29)       --
                                                                       -------   -------   -------
       NET CASH PROVIDED BY FINANCING
          ACTIVITIES...................                                     --       137        49
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS.....................        (62)          (358)       1,844    (3,774)     (338)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD............................      3,264          1,420        1,420     5,194     5,532
                                            ------        -------      -------   -------   -------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD...............................     $3,202        $ 1,062      $ 3,264   $ 1,420   $ 5,194
                                            ======        =======      =======   =======   =======

          See accompanying Notes to Consolidated Financial Statements.

                                AROS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

(1) NATURE OF THE BUSINESS

     Aros Corporation ("Aros" or the "Company"), a Delaware corporation, was incorporated as APACHE Medical Systems, Inc. on September 1, 1987. The Company was a provider of clinically based decision support information systems and consulting services to the healthcare industry offering a comprehensive line of outcomes-based products and services, encompassing software, hardware, and related consulting and disease management services through two operating divisions: the APACHE Clinical Outcomes Division and the MetaContent Content and Coding Division.

     The Clinical Outcomes Division provided clinically based decision support information systems, research and consulting services to the healthcare industry. On July 3, 2001, the Company sold the Clinical Outcomes Division, which accounted for substantially all of the Company's assets, for $3.7 million in cash to Cerner Corporation and changed the Company name from APACHE Medical Systems, Inc. to Aros Corporation. The Clinical Outcomes Division has been accounted for as discontinued operations and the financial statements have been reclassified accordingly. As a result, the Company's fixed assets, operating and capital leases and capitalized software costs were sold or have been classified as discontinued operations.

     The MetaContent Content and Coding Division provided consulting services in the clinical content and medical coding areas. MetaContent, Inc. ("MetaContent"), a company that developed and marketed data management solutions for healthcare providers, was acquired on March 19, 2001 as part of a strategy to enter the medical coding business, whereby MetaContent became the Company's wholly owned subsidiary. The Company exchanged one million shares of common stock and warrants to purchase one million shares of common stock at $0.50 per share for all of the outstanding shares of MetaContent. The total purchase price of $611,000, comprised of $570,000 common stock and warrants and $41,000 in costs associated with the purchase. The chairman of the Company's Board of Directors and a financial advisor received, for their interests in MetaContent, 32.5% and 28%, respectively, of the common stock and warrant consideration component of the purchase price. The acquisition was accounted for using the purchase method of accounting, resulting in net assets assumed of $111,000 and goodwill totaling $500,000. Results of operations of MetaContent are included in the accompanying financial statements beginning on the date of acquisition. On November 23, 2001, a founder and the sole employee of MetaContent, Inc. resigned. As a result, the Company has elected to discontinue all operations under the MetaContent Content and Coding Division, has written off the remaining net goodwill of $432,642 associated with the acquisition of MetaContent as an asset impairment and the results have been classified as discontinued operations.

     Summary operating results of discontinued operations are as follows:

                                                  APACHE CLINICAL          METACONTENT CONTENT AND
                                                 OUTCOMES DIVISION             CODING DIVISION
                                              YEAR ENDED DECEMBER 31,      YEAR ENDED DECEMBER 31,
                                            ---------------------------    -----------------------
                                             2001      2000      1999      2001     2000     1999
                                            ------    ------    -------    -----    -----    -----
Revenue...................................  $2,355    $6,660    $12,023    $189      $--      $--
Costs and expenses........................   1,195     5,481      4,689      63      --       --
                                            ------    ------    -------    ----      --       --
Net income from discontinued operations...  $1,160    $1,179    $ 7,334    $126      $--      $--
                                            ======    ======    =======    ====      ==       ==

     Liabilities related to discontinued operations of $123,000 at December 31, 2001 consist of liabilities to be held that were part of the APACHE Clinical Outcomes Division not purchased by Cerner. These liabilities are for the pension plan liability of the discontinued business.

     The assets from discontinued operations of $15,000 at December 31, 2001 include assets to be held of which $13,000 was a part of the APACHE Clinical Outcomes Division not purchased by Cerner and $2,000

                                AROS CORPORATION
were a part of the MetaContent Content and Coding Division. These assets to be held are accounts receivable related to the discontinued businesses.

     Revenues and net income from discontinued operations for Clinical Outcomes Division from the measurement date, June 11, 2001 to December 31, 2001 were $116,000 and $109,000, respectively. Revenues and net income from discontinued operations for MetaContent Content and Coding Division from the measurement date, November 23, 2001 to December 31, 2001 were $0 and $0, respectively.

     Since the sale of assets to Cerner Corporation was completed on July 3, 2001, the Company continues to evaluate how best to utilize its remaining assets. The alternatives under consideration include moving the Company from its historical focus on clinical information systems to areas such as biotechnology, bio-informatics, medical coding or other healthcare related activities. In addition, the Company has not precluded, if no suitable alternatives are found, the possibility of dissolution of the Company and distribution of net assets to its shareholders.

     Through December 31, 2001, the Company has incurred cumulative net operating losses of approximately $43.6 million. There can be no assurance that a suitable new business focus will be found, and if one is found, that the Company will be profitable in the future or that present capital will be sufficient to fund ongoing operations. If additional financing is required to fund operations, there can be no assurance that such financing can be obtained or obtained on acceptable terms.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND USE OF ESTIMATES

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2001, cash equivalents consisted of money market instruments. Cash equivalents are carried at lower of cost or market. The Company maintains all of its cash and cash equivalents at one financial institution, which, at times, may exceed federally insured amounts.

INCOME TAXES

     The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EMPLOYEE STOCK OPTIONS

     The Company accounts for its stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB 25"), using the intrinsic value

                                AROS CORPORATION
method. Stock-based compensation related to options granted to non-employees is accounted for using the fair value method in accordance with the Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation, ("SFAS 123").

RECLASSIFICATION

     Certain amounts have been reclassified from prior years to conform to the current year presentation.

POLICIES RELATED TO DISCONTINUED OPERATIONS

     The following accounting policies were followed for the discontinued operations of the APACHE Clinical Outcomes Division and MetaContent Content and Coding Division prior to their disposition.

REVENUE RECOGNITION

     Revenues for sales of systems and products were recognized at delivery. For systems where services were critical to the functionality of the system, revenue was recognized using contract accounting. Systems support fees were recognized ratably over the period of performance. Professional services revenue was recognized as these services were provided and was generally billed on a time and material basis. Professional services did not involve significant customization, modification or production of the licensed software. Amounts received prior to the performance of service or completions of a milestone were deferred. Revenue recognized for work performed for which billings had not been presented to customers was recorded as unbilled.

COST OF OPERATIONS

     Cost of operations consisted primarily of personnel costs, costs of media, production manuals, telephone support, third party equipment, licenses, software and other direct costs related to providing systems, support, and professional services.

FURNITURE AND EQUIPMENT

     Furniture and equipment are stated at cost. All furniture and equipment is included in assets from discontinued operations at December 31, 2000. There is no furniture and equipment at December 31, 2001. Depreciation and amortization was calculated on the straight-line basis over the estimated useful lives of the assets ranging from 3 to 7 years. Depreciation and amortization expense included in discontinued operations was $145,000, $365,000 and $518,000 for the years ended December 31, 2001, 2000 and 1999 respectively.

SOFTWARE CAPITALIZATION

     The Company accounted for software development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." The Company capitalized certain software development costs subsequent to the establishment of technological feasibility of its products. Technological feasibility was established generally upon completion of a working model of a product. Costs incurred prior to technological feasibility were expensed. Research and development expenses included in discontinued operations were $87,000, $659,000 and $701,000 for the years ended December 31, 2001, 2000 and
1999 respectively. Amortization of capitalized costs began when products were available for general release to customers and was computed on a product-by-product basis in the amount which is the greater of (a) the ratio that current revenues bore to the total of the current and future anticipated revenues, or (b) the straight-line method over the remaining estimated economic life of the product, not to exceed five years. Such costs are reflected in discontinued operations. The Company capitalized approximately $275,000, $593,000, and $501,000 in software development costs during 2001, 2000, and 1998, respectively. Amortization of software development costs included in

                                AROS CORPORATION
discontinued operations approximated $117,000, $378,000, and $196,000, in 2001, 2000, and 1999, respectively. In the fourth quarter of 2000, the Company wrote-off, as part of its restructuring charge included in discontinued operations, $423,000 of capitalized software development costs related to certain non-Internet products.

OTHER

     Interest expense included in discontinued operations was $9,000, $39,000, and $30,000 for the years ended December 31, 2001, 2000 and 1999 respectively.

(3) RESTRUCTURING

     During the third and fourth quarters of 2000, the Company recognized restructuring charges of $1.4 million primarily related to the Company's decision to revise its business strategy. The Company decided to focus on the development and selling of its Internet based products and no longer pursue the development and selling of certain products and strategic consulting services. As a result, the Company wrote-off the unamortized development costs and intangible assets associated with those products and its purchase of Health Research Network. In addition, the Company eliminated approximately 30 positions and took steps to downsize its corporate office. The revenue related to these discontinued products and the costs related to the eliminated positions and excess office rent was $2.1 million and $2.9 million, respectively, for the year ended December 31, 2000. As a result of the sale of assets to Cerner Corporation on July 3, 2001, the Company restated its financial results attributable to the APACHE Clinical Outcomes Division as discontinued operations. This restatement resulted in the Company reclassifying $1.1 million of the restructuring charge to discontinued operations.

     The following table summarizes the activity in 2000 related to the restructuring accrual:

                                      RESTRUCTURING                                BALANCE
                                         CHARGE       WRITE-OFFS   PAYMENTS   DECEMBER 31, 2000
                                      -------------   ----------   --------   -----------------
                                                           (IN THOUSANDS)
Severance costs.....................     $  411         $  --       $(111)          $300
Development costs write-off.........        423          (423)         --             --
Intangibles write-off...............        260          (260)         --             --
Excess rent.........................        295            --          --            295
                                         ------         -----       -----           ----
  Total.............................     $1,389         $(683)      $(111)          $595(a)
                                         ======         =====       =====           ====

---------------

(a) $274,000 of the $595,000 restructuring accrual was reclassified to discontinued operations in 2001.

     The following table summarizes the activity in 2001 related to the restructuring accrual:

                                         BALANCE       ADDITIONAL                   BALANCE
                                     JANUARY 1, 2001    CHARGES     PAYMENTS   DECEMBER 31, 2001
                                     ---------------   ----------   --------   -----------------
                                                           (IN THOUSANDS)
Severance costs....................       $300           $ 162       $(462)           $--
Excess rent........................        295            (138)       (157)           --
                                          ----           -----       -----            --
  Total............................       $595(a)        $  24       $(619)           $--
                                          ====           =====       =====            ==

---------------

(a) $274,000 of the $595,000 restructuring accrual was reclassified to discontinued operations in 2001.

                                AROS CORPORATION

(4) ACCRUED EXPENSES

     Accrued expenses consist of the following (in thousands):

                                                              DECEMBER 31,
                                                              -------------
                                                              2001    2000
                                                              -----   -----
Accrued professional fees...................................  $106     $--
Other accrued expenses......................................    38     12
                                                              ----     --
                                                              $144     $12
                                                              ====     ==

(5) INCOME TAXES

     The Company had no provision for income taxes in 2001, 2000 or 1999 as a result of its net losses for income tax purposes. The difference between the tax provision and the amount that would be computed by applying the statutory federal income tax rate to income before taxes is attributable to the following (in thousands):

                                                             2001     2000     1999
                                                             -----   -------   -----
Federal tax at 34% statutory rate..........................  $ 650   $(1,630)  $ 459
Permanent items............................................    194         4      10
State taxes, net of federal benefit........................     88      (189)     64
Change in valuation allowance..............................   (932)    1,827    (520)
Other......................................................     --       (12)    (13)
                                                             -----   -------   -----
  Total....................................................  $  --   $    --   $  --
                                                             =====   =======   =====

     The approximate tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are as follows (in thousands):

                                                                2001       2000
                                                              --------   --------
Deferred tax liabilities:
  Capitalized software development costs....................  $     --   $   (221)
  Gross deferred tax liabilities............................        --       (221)
Deferred tax assets:
  Accrued vacation..........................................        --          6
  Accrued bonuses...........................................        --         25
  Allowance for doubtful accounts...........................        --         66
  Accrued licensing fees....................................        --          3
  Deferred rent benefit.....................................        --         25
  Tax basis of equipment in excess of book value............        --          6
  Intangible assets.........................................        --        874
  Other accruals............................................        --        460
  Net operating loss carryforwards..........................    15,153     14,841
                                                              --------   --------
Gross deferred tax assets...................................    15,153     16,306
                                                              --------   --------
Net deferred tax assets before valuation allowance..........    15,153     16,085
                                                              --------   --------
Less valuation allowance....................................   (15,153)   (16,085)
                                                              --------   --------
Net deferred tax assets.....................................  $     --   $     --
                                                              ========   ========

                                AROS CORPORATION

     The Company has a net operating loss carryforward for income tax reporting purposes at December 31, 2001, of approximately $39.2 million, which expires beginning in 2003. The Company's ability to use the carryforwards is subject to limitations resulting from changes in ownership, as defined by the Internal Revenue Code. Lack of future earnings, a change in the ownership of the Company, or the application of the alternative minimum tax rules could adversely affect the Company's ability to utilize the net operating loss carryforwards.

(6) STOCKHOLDERS' EQUITY

RESTRICTED STOCK

     During the first quarter of 2001, the Company granted to Gerald E. Bisbee, Jr., Ph.D., the Company's Chairman of the Board, 500,000 shares of restricted stock which fully vest on December 31, 2001. Compensation expense of $78,000 was recognized over the vesting period.

STOCK OPTIONS

     The Company has an Employee Stock Option Plan (the Plan) that provides up to 2,700,000 options to be issued to employees, and non-employees (other than non-employee directors) of the Company. The Company granted 169,500 options to employees during 2001 and 105,000 options to non-employees during 2001. The exercise prices of the granted options were equal to the fair value of the Company's stock on the date of grant. The Company recognized $21,000 in expense during 2001 related to the options granted to non-employees. All options are subject to forfeiture until vested, and unexercised options expire on the tenth anniversary of the year granted. Vesting is generally over five years. All employee stock options issued by the Company have been granted with exercise prices equal to or greater than the fair market value of the common stock on the date of grant; accordingly, the Company has recorded no compensation expense related to such grants. At December 31, 2001, options for 2,333,245 shares were available for grant under the Plan. The Company has reserved 2,700,000 shares of common stock for issuance under the Plan.

     In April 1996, the Company adopted its Non-Employee Director Option Plan (the Director Option Plan), pursuant to which non-employee directors of the Company will be granted an option to purchase 2,500 shares of common stock on January 1, of each calendar year for each year of service. The exercise price of such options shall be at the fair market value of the Company's common stock on the date of grant. Options become fully vested and exercisable on the December 31, immediately following the date on which the option is granted. Stock options granted under the Director Option Plan may not be transferred other than by will or by the laws of descent and distribution. The Board of Directors may terminate the Director Option Plan at any time. Upon the occurrence of a Change of Control, as defined in the Director Option Plan, all outstanding unvested options under the Director Option Plan immediately vest. As of December 31, 2001, 52,500 shares were outstanding under the Director Option Plan. At December 31, 2001 options for 17,500 shares were available for grant under the Director Option Plan. The Company has reserved 70,000 shares of common stock for issuance under the Director Option Plan.

     In May 1999, the Company adopted its Non-Employee Director Supplemental Stock Option Plan (the Director Supplemental Option Plan) that provides up to 500,000 options to be issued to the Directors of the Company as amended. The exercise price of such options shall not be less than the fair market value of the Company's common stock on the date of grant. The Board of Directors may terminate the Director Supplemental Option Plan at any time. Upon occurrence of a Change in Control as defined in the Director Supplemental Option Plan, all outstanding unvested options under the Director Supplemental Option Plan vest immediately. As of December 31, 2001, options for 292,000 shares were outstanding under the Director Supplemental Option Plan. At December 31, 2001, options for 208,000 shares were available for grant under the Director Supplemental Option Plan. The Company has reserved 500,000 shares of common stock for issuance under the Director Supplemental Option Plan.

                                AROS CORPORATION

     The following is a summary of the Company's option transactions for the years ending December 31, 2001, 2000 and 1999:

                                                                        WEIGHTED AVERAGE
                                                             SHARES      EXERCISE PRICE
                                                           ----------   ----------------
Outstanding, December 31, 1998...........................   2,424,678        $3.11
  Granted................................................     687,100         1.03
  Forfeited..............................................    (105,230)        1.70
  Exercised..............................................     (12,600)         .94
                                                           ----------        -----
Outstanding, December 31, 1999...........................   2,993,948        $2.62
  Granted................................................     221,700         1.24
  Forfeited..............................................  (1,657,689)        1.42
  Exercised..............................................     (76,661)        1.84
                                                           ----------        -----
Outstanding, December 31, 2000...........................   1,481,298        $3.81
  Granted................................................     429,500          .20
  Forfeited..............................................    (764,530)        1.10
  Exercised..............................................          --           --
                                                           ----------        -----
Outstanding, December 31, 2001...........................   1,146,268        $4.26
                                                           ==========        =====

     The following table summarizes information regarding stock options outstanding at December 31, 2001:

                                     OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                                  -------------------------              ----------------------
                                                  AVERAGE     WEIGHTED                 WEIGHTED
                                                 REMAINING    AVERAGE                  AVERAGE
                                    NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
RANGE OF EXERCISE PRICES          OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
------------------------          -----------   -----------   --------   -----------   --------
$0.00 -- $0.99..................     352,733       6.70        $ 0.32       307,733     $ 0.35
$1.00 -- $1.99..................     193,000       1.90        $ 1.43       193,000     $ 1.43
$2.00 -- $5.99..................     215,674       1.10        $ 3.53       215,674     $ 3.53
$6.00 -- $8.99..................     236,084       4.60        $ 7.91       236,084     $ 7.91
$9.00 -- $13.00.................     148,777       4.20        $12.57       148,777     $12.57
                                   ---------                              ---------
                                   1,146,268                              1,101,268
                                   =========                              =========

     The Company applies APB 25 in accounting for its stock based compensation plans. Compensation expense recognized in the statements of operations for stock-based compensation was $99,000, $0 and $0 for years ended December 31, 2001, 2000 and 1999, respectively. Had the Company determined compensation cost based on the fair value at the grant date for these plans under SFAS 123, the Company's net income (loss) would have been adjusted to the pro forma amounts indicated below:

                                                               YEAR ENDED DECEMBER 31,
                                                        --------------------------------------
                                                          2001           2000          1999
                                                        ---------     ----------     ---------
                                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
Net income (loss)
  As reported.........................................   $1,912        $(4,793)       $1,351
  Pro forma...........................................    1,477         (5,728)          667
Net income (loss) per share
  As reported.........................................   $ 0.23        $  (.64)       $  .18
  Pro forma...........................................     0.17           (.77)          .09

                                AROS CORPORATION

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: January 1, 2001 through December 31, 2001 -- expected dividend yield of 0%, risk free interest rate of 4.58%, expected volatility factor of 124.54% and an expected life of 5 years; January 1, 2000 through December 31, 2000 -- expected dividend yield of 0%, risk-free interest rate of 5.5%, expected volatility factor of 124.54%, and an expected life of 6 years; January 1, 1999 through December 31, 1999 -- expected dividend yield of 0%, risk-free interest rate of 5.86%, expected volatility factor of 202.34%, and an expected life of 6 years.

     The effect of applying SFAS 123 on 2001, 2000, 1999 pro forma net income
(loss) as stated above is not necessarily indicative of the effects in reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

STOCK WARRANTS

     In connection with the purchase of MetaContent, the Company exchanged one million shares of its common stock and warrants to purchase one million shares of the Company's common stock at $0.50 per share for all of the outstanding shares of MetaContent. A value of $240,000 was ascribed to the warrants. The warrants expire March 19, 2011.

EMPLOYEE STOCK PURCHASE PLAN

     Effective May 1, 1996, the Company adopted an Employee Stock Purchase Plan (the Purchase Plan). A total of 210,000 shares of common stock are available for purchase under the Purchase Plan. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 8% of an employee's base compensation, including commissions, bonuses and overtime, at a price equal to 85% of the fair market value of the common stock at the beginning of each offering period or the end of a three month purchase period, whichever is lower. The Board of Directors has the authority to amend or terminate the Purchase Plan provided no such action may adversely affect the rights of any participant.

     The Employee Stock Purchase Plan was terminated on December 31, 2001.

(7) OTHER COMPREHENSIVE INCOME

     The accumulated balances in other comprehensive income at December 31 follow (in thousands):

                                                              2001   2000
                                                              ----   ----
Unrealized gain on available for-sale securities............  $--     $1
Minimum pension liability...................................   34     --
                                                              ---     --
                                                              $34     $1
                                                              ===     ==

                                AROS CORPORATION

(8) EARNINGS (LOSS) PER SHARE (EPS)

     The following table sets forth the computation of basic and diluted earnings (loss) per share for the years ended December 31, 2001, 2000, and 1999 (in thousands, except per share data):

                                                           2001      2000      1999
                                                          -------   -------   -------
Loss from continuing operations available to common
  shareholders..........................................  $(2,581)  $(5,972)  $(5,983)
Income from discontinued operations available to common
  shareholders..........................................    4,493     1,179     7,334
                                                          -------   -------   -------
Net income (loss).......................................  $ 1,912   $(4,793)  $ 1,351
Weighted average shares outstanding.....................    8,445     7,440     7,356
Basic earnings (loss) per share
     Continuing operations..............................  $ (0.30)  $ (0.80)  $ (0.82)
     Discontinued operations............................     0.53      0.16   $  1.00
                                                          -------   -------   -------
                                                          $  0.23   $ (0.64)  $  0.18
Loss from continuing operations available to common
  shareholders..........................................  $(2,581)  $(5,972)  $(5,983)
Income from discontinued operations available to common
  shareholders..........................................    4,493     1,179     7,334
                                                          -------   -------   -------
Net income (loss).......................................  $ 1,912   $(4,793)  $ 1,351
Weighted average shares outstanding.....................    8,445     7,440     7,356
Effect of dilutive securities:
     Employee stock options.............................       --        --        --
                                                          -------   -------   -------
Adjusted weighted average shares........................    8,445     7,440     7,356
                                                          -------   -------   -------
Diluted earnings (loss) per share.......................  $  0.23   $ (0.64)  $  0.18
                                                          =======   =======   =======

     Options to purchase 1,146,268 and 1,481,298 shares of common stock were outstanding at December 31, 2001 and 2000, respectively, but were not included in the computation of diluted EPS because the options' weighted average exercise price was greater than the average market price of the common shares and the affect of including such shares would be anti-dilutive to the per share amount.

     The Company has 1,459,722 and 477,205 warrants outstanding at December 31, 2001 and 2000, respectively, that were not included in the computation of diluted EPS because the warrants' weighted average exercise price was greater than the average market price of the common shares and the affect of including such shares would be anti-dilutive to the per share amount.

(9) EMPLOYEE BENEFIT PLANS

     The Company sponsors a profit sharing plan ("Plan") intended to qualify under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the Plan after three months of service. Employees may contribute a portion of their salary to the Plan, subject to annual limitations imposed by the Internal Revenue Code. The Company may make matching or discretionary contributions to the Plan at the discretion of the Board of Directors, but has made no such contribution to date. Employer contributions generally vest over seven years. As of July 3, 2001, all contributions to the Plan were discontinued. The Company is in the process of terminating the Plan.

     The Company sponsors a defined benefit pension plan ("Pension Plan") covering all former employees of National Health Advisors, a subsidiary of the Company acquired in 1997. The Pension Plan was amended to freeze benefit accruals and the entry of new participants effective October 31, 1997. The sale of the

                                AROS CORPORATION

Company's APACHE Clinical Outcomes Division in 2001 resulted in the termination of all remaining participants in the Pension Plan thereby constituting a further curtailment. During 2001, all unamortized actuarial losses were also recognized and a curtailment gain of $89,765 was recorded.

     The benefits under the Pension Plan are based on final average compensation and are offset by each employee's interest in the Company's profit sharing plan. The Company's funding policy is to contribute annually an amount that can be deducted for federal income tax purposes and meets minimum funding standards, using an actuarial cost method and assumptions which are different from those used for financial reporting.

     The Company's pension expense is as follows (in thousands):

                                                              2001    2000   1999
                                                              -----   ----   ----
Service cost................................................  $  --   $10    $  9
Interest cost...............................................     14    16      13
Expected return on plan assets..............................    (24)  (19)    (17)
Amortization of prior service costs.........................     --    19      19
Recognized net actuarial loss (gain)........................    (21)  (12)     (9)
Curtailment gain............................................    (81)   --      --
                                                              -----   ---    ----
                                                              $(112)  $14    $ 15
                                                              =====   ===    ====

     Rollforwards of the benefit obligation, fair value of plan assets and a reconciliation of the pension plan's funded status at November 30, the measurement date, and significant assumptions follow (in thousands):

                                                              2001    2000
                                                              -----   -----
CHANGE IN BENEFIT OBLIGATION
  Beginning of the year.....................................  $ 190   $ 211
     Service cost...........................................     --      10
     Interest cost..........................................     14      16
     Plan changes and other
     Curtailment............................................     (8)     --
     Actuarial loss (gain)..................................    143     (47)
                                                              -----   -----
  End of the year...........................................  $ 339   $ 190
                                                              =====   =====
CHANGE IN FAIR VALUE OF ASSETS
  Beginning of the year.....................................  $ 315   $ 254
     Actual return on plan assets...........................   (100)     48
     Employer contributions.................................      2      13
                                                              -----   -----
  End of the year...........................................  $ 217   $ 315
                                                              =====   =====
RECONCILIATION OF FUNDED STATUS
  (Under)/over funded status................................  $(122)  $ 125
  Unrecognized net actuarial loss (gain)....................     --    (327)
                                                              -----   -----
  Accrued pension cost......................................  $(122)  $(202)
                                                              =====   =====
SIGNIFICANT ASSUMPTIONS:
  Discount rate.............................................   6.26%   7.50%
  Expected return on plan assets............................   6.26%   7.50%
  Rate of compensation increase.............................   5.00%   5.00%

                                AROS CORPORATION

(10) SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for interest was approximately $9,000, $41,000, and $30,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial instruments included in current assets and current liabilities, which include cash and cash equivalents, accounts payable and accrued expenses, approximate fair value.

(12) SUBSEQUENT EVENTS

     None.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
ReGen Biologics, Inc.

We have audited the accompanying balance sheets of ReGen Biologics, Inc. (a development stage company) as of December 31, 2001 and 2000, and the related statements of operations, stockholders' (net capital deficiency) equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ReGen Biologics, Inc. (a development stage company) as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young, LLP

April 19, 2002, except for Notes 16 & 17
as to which the date is June 21, 2002

                             REGEN BIOLOGICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             MARCH 31,    DECEMBER 31,   DECEMBER 31,
                                                               2002           2001           2000
                                                            -----------   ------------   ------------
                                                            (UNAUDITED)
Assets
Current assets:
     Cash.................................................    $      1      $      1       $      4
     Short-term investments...............................         520           319            717
     Receivables..........................................          95           136             27
     Receivables from related parties.....................          32             2             58
     Inventory............................................         281           293            200
     Prepaid and other current assets.....................          53            29             48
                                                              --------      --------       --------
Total current assets......................................         982           780          1,054
Property and equipment, net...............................         289           351            599
Other assets..............................................          50            50             50
                                                              --------      --------       --------
                                                              $  1,321      $  1,181       $  1,703
                                                              ========      ========       ========
Liabilities and stockholders' net capital deficiency
Current liabilities:
     Bank overdraft.......................................    $     --      $     34       $     90
     Accounts payable.....................................         463           270            173
     Accrued liabilities..................................         264           241            118
     Current portion of notes payable.....................           5             5             --
                                                              --------      --------       --------
Total current liabilities.................................         732           550            381
Other liabilities.........................................          41            41             --
Long-term portion of notes payable, including accrued
  interest of $714, $606 and $252 at March 31, 2002,
  December 31, 2001 and 2000, respectively................       9,425         8,331          5,945
Stockholders' net capital deficiency:
  Convertible preferred stock, $0.0001 par value;
     6,200,000 shares authorized, issuable in series;
     4,481,835 shares issued and outstanding in 2002, 2001
     and 2000.............................................           1             1              1
  Common stock, $0.0001 par value; 13,000,000 shares
     authorized; 2,529,973, 2,528,044 and 2,502,919 shares
     issued and outstanding in 2002, 2001 and 2000,
     respectively.........................................           1             1              1
  Additional paid-in capital..............................      27,058        27,058         25,978
  Deferred stock compensation.............................      (2,658)       (2,930)        (3,062)
  Deficit accumulated during the development stage........     (33,279)      (31,871)       (27,541)
                                                              --------      --------       --------
Total stockholders' net capital deficiency................      (8,877)       (7,741)        (4,623)
                                                              --------      --------       --------
                                                              $  1,321      $  1,181       $  1,703
                                                              ========      ========       ========

See accompanying notes.

                             REGEN BIOLOGICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          PERIOD FROM
                                                                                                       DECEMBER 21, 1989
                               MARCH 31,     MARCH 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    (INCEPTION) TO
                                 2002          2001           2001           2000           1999        MARCH 31, 2002
                              -----------   -----------   ------------   ------------   ------------   -----------------
                              (UNAUDITED)   (UNAUDITED)                                                   (UNAUDITED)
Revenues:
  Sales.....................    $   144       $   173       $   434        $   962        $    --          $  1,540
  Royalties.................         27            16            56             10             --                93
  Grant and other revenue...         --            --            --             --             10               433
                                -------       -------       -------        -------        -------          --------
Total revenues..............        171           189           490            972             10             2,066
Operating expenses:
    Cost of goods sold......        276           275           700            843             --             1,819
  Research and
    development.............        574           428         1,977          2,639          3,897            23,308
  Business development,
    selling and
    administration..........        349           435         1,592          1,573          1,381             9,445
  Compensation expense
    associated with stock
    options and warrants....        271           232         1,209          1,220            189             2,946
                                -------       -------       -------        -------        -------          --------
Total operating expenses....      1,470         1,370         5,478          6,275          5,467            37,518
                                -------       -------       -------        -------        -------          --------
Operating loss..............     (1,299)       (1,181)       (4,988)        (5,303)        (5,457)          (35,452)
Interest and other income,
  net.......................          1             6            12             18             88             1,147
Interest expense............       (110)          (78)         (354)          (244)           (89)           (1,024)
License fees................         --            --         1,000            300             --             2,050
                                -------       -------       -------        -------        -------          --------
Net loss....................    $(1,408)      $(1,253)      $(4,330)       $(5,229)       $(5,458)         $(33,279)
Basic and diluted net loss
  per share.................    $ (0.56)      $ (0.50)      $ (1.71)       $ (2.09)       $ (2.20)
                                =======       =======       =======        =======        =======          ========
Weighted average number of
  shares used for
  calculation of net loss
  per share.................      2,528         2,528         2,528          2,503          2,477
                                =======       =======       =======        =======        =======          ========

See accompanying notes.

                             REGEN BIOLOGICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

          STATEMENTS OF STOCKHOLDERS' (NET CAPITAL DEFICIENCY) EQUITY PERIOD FROM DECEMBER 21, 1989 (INCEPTION) TO MARCH 31, 2002 (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                        DEFICIT         TOTAL
                                   CONVERTIBLE                                                        ACCUMULATED   STOCKHOLDERS'
                                 PREFERRED STOCK        COMMON STOCK      ADDITIONAL     DEFERRED     DURING THE    (NET CAPITAL
                                ------------------   ------------------    PAID-IN        STOCK       DEVELOPMENT    DEFICIENCY)
                                 SHARES     AMOUNT    SHARES     AMOUNT    CAPITAL     COMPENSATION      STAGE         EQUITY
                                ---------   ------   ---------   ------   ----------   ------------   -----------   -------------
Issuance of common stock at
  $0.03127 per share for net
  assets contributed by
  founders in May 1990........         --            1,400,000    $  1     $    44       $    --        $    --       $     45
  Issuance of common stock at
    $0.005 per share for cash
    in November 1991..........         --      --      700,000      --           3            --             --              3
  Issuance of Series A
    convertible preferred
    stock at $1.00 per share
    for cash in April 1991,
    net of offering costs of
      ........................    725,000    $  1           --      --         681            --             --            682
  Issuance of Series B
    convertible preferred
    stock at $3.00 per share
    for cash and in exchange
    for notes payable in
    January, March, May, and
    July 1992, net of offering
    costs of $28,482..........  1,226,338      --           --      --       3,650            --             --          3,650
  Net loss from inception
    (December 21, 1989)
    through December 31,
    1992......................         --      --           --      --          --            --         (2,476)        (2,476)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31,
  1992........................  1,951,338       1    2,100,000       1       4,378            --         (2,476)         1,904
  Issuance of Series C
    convertible preferred
    stock at $4.50 per share
    for cash in December 1993,
    net of offering costs of
    $29,023...................    550,552      --           --      --       2,448            --             --          2,448
  Exercise of common stock
    options at $0.30 per share
    for cash in February
    1993......................         --      --          200      --           1            --             --              1
  Issuance of common stock at
    $0.30 per share in 1993 in
    exchange for services to a
    consultant................         --      --        5,000      --           1            --             --              1
  Net loss....................         --      --           --      --          --            --         (1,342)        (1,342)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31,
  1993........................  2,501,890       1    2,105,200       1       6,828            --         (3,818)         3,012
  Net loss....................         --      --           --      --          --            --         (1,463)        (1,463)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31,
  1994........................  2,501,890       1    2,105,200       1       6,828            --         (5,281)         1,549
  Net loss....................         --      --           --      --          --            --         (1,959)        (1,959)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31,
  1995........................  2,501,890      --    2,105,200      --       6,828            --         (7,240)          (410)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31, 1995
  (carried forward)...........  2,501,890       1    2,105,200       1       6,828            --         (7,240)          (410)
  Issuance of Series D
    convertible preferred
    stock at $7.25 per share
    for cash in March and
    April 1996, net of
    offering costs of
    $536,062..................  1,191,321      --           --      --       8,101            --             --          8,101
  Exercise of common stock
    options at $0.10, $0.30,
    and $0.45 per share in
    August and October 1996...         --      --      163,333      --          43            --             --             43
  Net loss....................         --      --           --      --          --            --         (1,931)        (1,931)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31,
  1996........................  3,693,211    $  1    2,268,533    $  1     $14,972            --        $(9,171)      $  5,803
  Issuance of Series E
    convertible preferred
    stock at $7.25 per share
    for cash in August and
    September 1997, net of
    offering costs of
    $53,220...................    335,314      --           --      --       2,378            --             --          2,378
  Exercise of common stock
    options at $0.10, $0.30,
    and $0.45 per share in
    April, August, and
    September 1997............         --      --       32,111      --           5            --             --              5
  Net loss....................         --      --           --      --          --            --         (3,868)        (3,868)
                                ---------    ----    ---------    ----     -------       -------        -------       --------

                                                                                                        DEFICIT         TOTAL
                                   CONVERTIBLE                                                        ACCUMULATED   STOCKHOLDERS'
                                 PREFERRED STOCK        COMMON STOCK      ADDITIONAL     DEFERRED     DURING THE    (NET CAPITAL
                                ------------------   ------------------    PAID-IN        STOCK       DEVELOPMENT    DEFICIENCY)
                                 SHARES     AMOUNT    SHARES     AMOUNT    CAPITAL     COMPENSATION      STAGE         EQUITY
                                ---------   ------   ---------   ------   ----------   ------------   -----------   -------------
Balance at December 31,
  1997........................  4,028,525       1    2,300,644       1      17,355       $    --        (13,039)         4,318
  Exercise of common stock
    options at $0.10, $0.20,
    $1.27, and $1.45 per share
    in May, July, November and
    December 1998,
    respectively..............         --      --      159,879      --         108            --             --            108
  Compensation expense
    associated with stock
    option modifications......         --      --           --      --          56            --             --             56
  Net loss....................         --      --           --      --          --            --         (3,815)        (3,815)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31,
  1998........................  4,028,525       1    2,460,523       1      17,519            --        (16,854)           667
  Exercise of common stock
    options at $.725 and $1.45
    per share in April, June
    and August 1999...........         --      --       42,396      --          32            --             --             32
  Issuance of Series F
    convertible preferred
    stock at $8.73 per share
    for cash..................    453,310      --           --      --       3,956            --             --          3,956
Compensation expense
  associated with stock option
  grants......................         --      --           --      --       3,436        (3,247)            --            189
  Net loss....................         --      --           --      --          --            --         (5,458)        (5,458)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31,
  1999........................  4,481,835       1    2,502,919       1      24,943        (3,247)       (22,312)          (614)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31, 1999
    (carried forward).........  4,481,835       1    2,502,919       1      24,943        (3,247)       (22,312)          (614)
  Compensation expense
    associated with stock
    option grants in prior
    year......................         --      --           --      --          --           738             --            738
  Compensation expense
    associated with stock
    option grants in current
    year......................         --      --           --      --       2,124        (1,642)            --            482
  Stock options cancelled
    during 2000...............         --      --           --      --      (1,089)        1,089             --             --
  Net loss....................         --      --           --      --          --            --         (5,229)        (5,229)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31,
  2000........................  4,481,835       1    2,502,919       1      25,978        (3,062)       (27,541)        (4,623)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
  Exercise of common stock
    options at $.10 per share
    in 2001...................         --      --       25,000      --           3            --             --              3
  Exercise of common stock
    options at $1.45 per share
    in 2001...................         --      --          125      --          --            --             --             --
  Compensation expense
    associated with stock
    option grants in prior
    years.....................         --      --           --      --          --           935             --            935
  Compensation expense
    associated with stock
    option grants in current
    year......................         --      --           --      --       1,010          (833)            --            177
  Stock options cancelled
    during 2001...............         --      --           --      --        (161)          161             --             --
  Deferred stock compensation
    associated with stock
    option grants to
    non-employees in 2001.....         --      --           --      --         228          (131)            --             97
  Deferred stock compensation
    associated with stock
    option grants to
    non-employees in 2001.....         --      --           --      --         228          (131)            --             97
  Net loss....................         --      --           --      --          --            --         (4,330)        (4,330)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at December 31,
  2001........................  4,481,835       1    2,528,044       1      27,058        (2,930)       (31,871)        (7,741)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
  Exercise of warrants to
    common stock at $7.25 per
    share in 2002.............         --      --        1,929      --          --            --             --             --
  Compensation expense
    associated with stock
    option grants in prior
    years.....................         --      --           --      --          --           272             --            272
  Net loss....................         --      --           --      --          --            --         (1,408)        (1,408)
                                ---------    ----    ---------    ----     -------       -------        -------       --------
Balance at March 31, 2002
  (unaudited).................  4,481,835    $  1    2,529,973    $  1     $27,058       $(2,658)       $(33,279)     $ (8,877)
                                =========    ====    =========    ====     =======       =======        =======       ========

                             REGEN BIOLOGICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                                   PERIOD FROM
                                                                                                                DECEMBER 31, 1989
                                       MARCH 31,      MARCH 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    (INCEPTION) TO
                                          2002          2001           2001           2000           1999        MARCH 31, 2002
                                      ------------   -----------   ------------   ------------   ------------   -----------------
                                      (UNAUDITED)    (UNAUDITED)                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net loss............................    $(1,408)       $(1,253)      $(4,330)       $(5,229)       $(5,458)         $(33,279)
Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Issuance of common stock to
    consultant for services.........         --             --            --             --             --                 1
  Issuance of common stock to
    founders for contributed
    patents.........................         --             --            --             --             --                45
  Issuance of Series B preferred
    stock upon conversion of
    interest payable................         --             --            --             --             --                 6
  Compensation expense associated
    with stock options..............        271            232         1,209          1,220            189             2,946
  Reduction in payable to
    stockholder.....................         --             --            --             --             --               (76)
  Depreciation and amortization.....         62             68           272            345            317             1,857
  Loss on disposal of property and
    equipment.......................         --             --            --              1             --                 9
  Interest expense converted to
    principal.......................        108             78           354            252             --               718
  Changes in operating assets and
    liabilities:
    Receivables and receivables from
      related parties...............         11             29           (53)            74           (145)             (127)
    Prepaid and other current
      assets........................        (24)             3            19             38            (10)              (78)
    Inventory.......................         12            (39)          (93)          (200)            --              (281)
    Other assets....................         --             --            --             --             --               (50)
    Accounts payable................        193             46            97            (85)            33               463
    Accrued liabilities and bank
      overdraft.....................        (11)           (97)           67            (74)           122               264
    Other liabilities...............         --             18            41            (18)            18                41
                                        -------        -------       -------        -------        -------          --------
Net cash provided by (used in)
  operating activities..............       (786)          (915)       (2,417)        (3,676)        (4,934)          (27,541)
INVESTING ACTIVITIES
Payment of license fee..............         --             --            --             --            (50)               --
Purchases of property and
  equipment.........................         --             --           (14)           (17)          (229)           (2,016)
Changes in short-term investments...       (201)           562           398           (169)           151              (527)
                                        -------        -------       -------        -------        -------          --------
Net cash provided by (used in)
  investing activities..............       (201)           562           384           (186)          (128)           (2,543)
FINANCING ACTIVITIES
Proceeds from issuance of
  convertible preferred stock, net
  of offering costs.................         --             --            --             --          3,956            20,909
Proceeds from issuance of common
  stock.............................         --             --             3             --             32               196
Repayment on capital lease
  obligations.......................         (1)            --            (3)            --             --              (105)
Proceeds from notes payable.........        988            350         2,030          4,192          1,501            11,410
Payments on notes payable...........         --             --            --           (326)          (425)           (2,325)
                                        -------        -------       -------        -------        -------          --------
Net cash provided by financing
  activities........................        987            350         2,030          3,866          5,064            30,085
                                        -------        -------       -------        -------        -------          --------
Net (decrease) increase in cash.....         --             (3)           (3)             4              2                 1
Cash at beginning of period.........          1              4             4             --             (2)               --
                                        -------        -------       -------        -------        -------          --------
Cash at end of period...............    $     1        $     1       $     1        $     4        $    --          $      1
                                        =======        =======       =======        =======        =======          ========
SUPPLEMENTAL SCHEDULE OF NON-CASH
  FINANCING ACTIVITIES
Issuance of Series B convertible
  preferred stock upon conversion of
  notes payable.....................    $    --        $    --       $    --        $    --        $    --          $    305
Equipment purchased pursuant to
  capital leases....................         --             --            10             --             --               114
Cash paid for interest..............         --             --            --             17             65               310

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (A DEVELOPMENT STAGE COMPANY)
        AS OF DECEMBER 31, 2001 AND 2000 AND MARCH 31, 2002 (UNAUDITED)

1. NATURE OF BUSINESS

     ReGen Biologics, Inc., (the "Company") a Delaware corporation, was incorporated in California on December 21, 1989 and reincorporated in Delaware on June 28, 1990 for the purpose of research and development and, ultimately, the sale of collagen-based technologies and products to stimulate re-growth of tissue that, under natural conditions, does not regenerate adequately in humans.

     ReGen has two products currently being marketed, the SharpShooter Tissue Repair System ("SharpShooter") and the Collagen Meniscus Implant ("CMI"). ReGen's activities to date have consisted principally of raising capital, conducting research and development activities, developing and marketing and obtaining regulatory approval for its products. The CMI and SharpShooter in 2000 each received the CE Mark for distribution in the European Economic Community. The SharpShooter in 2000 received marketing clearance for sale in the United States by the United States Food and Drug Administration ("FDA"). ReGen is in the final stages of enrollment for its CMI clinical trial in the United States. ReGen will continue to require additional capital to complete the U.S. CMI clinical trial, further develop its products and further develop sales and distribution channels for its products around the world. Accordingly, ReGen is still considered a development stage enterprise. Management believes that ReGen will emerge from development stage when the CMI product is available for sale in the U.S. and/or sales of all of its products have reached a volume that will provide for positive gross margin.

     ReGen has not been organized around differences in products or geographic areas and thus operates as one reportable segment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND SHORT-TERM INVESTMENTS

     The Company considers all highly liquid investments purchased with a maturity of 90 days or less at the date of acquisition to be cash equivalents. The Company places its cash and short-term investments with two financial institutions and invests primarily in overnight investments, which may include U.S. government agency notes, commercial paper, and money market accounts. To date, the Company has not experienced losses on investments in these instruments.

     Management determines the appropriate classification of securities at the time of purchase and reevaluates such designation as of each balance sheet date. Estimated fair value amounts are determined by the Company using available market information and appropriate valuation methodologies. However, judgment is required in interpreting market data to develop the estimates of fair value.

     Bank overdrafts represent net outstanding checks.

INVENTORIES

     Inventories are valued at the lower of actual cost or market, using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation of computer, office, laboratory, and manufacturing equipment is calculated using the straight-line method over the estimated useful lives (three to five years), and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the lease term.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

INCOME TAXES

     The Company provides for income taxes in accordance with the asset and liability method, prescribed by Statement of Financial Accounting Standards
(SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

STOCK BASED COMPENSATION

     The Company accounts for its stock-based compensation in accordance with the Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) using the intrinsic value method. The Company has made pro forma disclosures required by SFAS No. 123, Accounting for Stock Based Compensation, (SFAS 123) using the fair value method.

REVENUE RECOGNITION

     Revenues from sales of products are recognized when goods are shipped. Amounts billed to customers for shipping and handling is included in revenues. Shipping and handling costs are included in costs of good sold.

     If determinable at the time results are published by the Company, royalties are recognized when the licensee has sold the product to the end user and the Company has fulfilled its obligations under the applicable agreement. If not determinable at the time results are published, royalties are recognized in the period they become determinable.

     License fees represent payments received from distributors for exclusive perpetual licenses to sell the Company's products in various geographic areas (see Note 9). These fees are recognized as other income when all performance criteria in the underlying agreement have been met.

RESEARCH AND DEVELOPMENT COSTS

     All research and development costs are charged to expense as incurred. ReGen will continue to incur research and development costs as we continue our product development activities and pursue regulatory approval to market our products. Research and development costs have, and will continue to include expenses for internal development personnel, consultants, supplies and facilities, clinical trials, regulatory compliance and filings, validation of processes, start up costs to establish commercial manufacturing capabilities, and other costs associated with the development of new products.

PATENT AND LICENSING COSTS

     The Company records costs incurred to obtain patents and licenses as research and development expense.

ADVERTISING COSTS

     All advertising costs are expensed as incurred. During the three months ended March 31, 2002 and 2001, and the years ended December 31, 2001, 2000 and 1999 the Company expensed approximately $4,770 and $671, and $24,810, $74 and $0 respectively, as advertising costs.

FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATIONS

     The carrying amount of the Company's notes payable approximates fair value. The carrying amount of the Company's cash, short-term investments, receivables, receivables from related parties, accounts payable and accrued liabilities approximates fair value due to their short-term nature.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

     The Company currently has two principal customers (see Note 9), which market and sell the Company's two current products. Customer A has the license to sell the SharpShooter product. Customer B, which is also a shareholder of the Company, has the license to sell the CMI product outside of the United States. To date all sales of the CMI product by Customer B have been sold outside of the United States. Concentrations of receivables and revenues by customer as of and for the three months ended March 31, 2002 and 2001 and the years ended December 31, 2001, 2000 and 1999 are as follows:

                             MARCH 31,   MARCH 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                               2002        2001          2001           2000           1999
                             ---------   ---------   ------------   ------------   ------------
Accounts receivable:
  Customer A...............      76%         64%          99%            31%           --%
  Customer B...............      24%         24%          --%            69%           --%
Sales revenues:
  Customer A...............      78%         49%          66%            41%           --%
  Customer B...............      22%         51%          34%            59%           --%
Royalties:
  Customer A...............     100%        100%         100%           100%           --%

USE OF ESTIMATES

     The accompanying consolidated financial statements were prepared by the Company in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ADOPTION OF NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations. This statement prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001 and applies to all business combinations accounted for under the purchase method that are completed after June 30, 2001. The adoption of this statement did not have an impact on the Company's consolidated financial statements.

     Also in June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement eliminates the amortization of goodwill, and requires goodwill to be reviewed periodically for impairment. This statement also requires the useful lives of previously recognized intangible assets to be reassessed and the remaining amortization periods to be adjusted accordingly. This statement was adopted on January 1, 2002, and did not have an impact on the Company's consolidated financial statements.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, but retained its fundamental provisions for recognizing and measuring impairment of long-lived assets to be held and used. This statement also requires that all long-lived assets to be disposed of by sale are carried at the lower of carrying amount or fair value less cost to sell, and that depreciation should cease to be recorded on such assets. SFAS No. 144 standardizes the accounting and presentation requirements for all long-lived assets to be disposed of by sale, superceding previous guidance for discontinued operations of business segments. This statement was adopted on January 1, 2002, and did not have an impact on the Company's consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

ACCOUNTING PRINCIPLES ISSUED BUT NOT YET ADOPTED

     In August 2001, FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 provides accounting requirements for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Under the statement, the asset retirement obligation is recorded at fair value in the period in which it is incurred by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value in each subsequent period and the capitalized cost is depreciated over the useful life of the related asset. The Company does not expect that implementation of this statement will have a significant impact on its consolidated financial statements.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the statement of operations. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains 46 other non-substantive corrections to authoritative accounting literature. The changes related to debt extinguishment will be effective for fiscal years beginning after May 15, 2002, and the changes related to lease accounting will be effective for transactions occurring after May 15, 2002. The Company does not expect that implementation of this statement will have a significant impact on its consolidated financial statements.

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force ("EITF") Issue No. 94-3. This statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The Company does not expect that implementation of this statement will have a significant impact on its consolidated financial statements.

RECLASSIFICATIONS

     Certain fiscal 2000 and inception to March 31, 2002 balances have been reclassified to conform to the current year's presentation.

3. SHORT-TERM INVESTMENTS

     At March 31, 2002 and December 31, 2001 and 2000, all investments are classified as available-for-sale and, accordingly, are carried at fair value, which approximates amortized cost. The cost of securities sold is based on the specific identification method, when applicable. The Company had $520,399 and $319,452 and $716,556 of short-term investments invested in U.S. government agency notes as of March 31, 2002 and December 31, 2001 and 2000, respectively. The Company did not have any material realized or unrealized gains or losses as of March 31, 2002 and December 31, 2001 and 2000 and for the periods then ended.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

4. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                 MARCH 31,    DECEMBER 31,   DECEMBER 31,
                                                   2002           2001           2000
                                                -----------   ------------   ------------
Computer equipment............................  $   214,582   $   214,582    $   198,352
Office equipment..............................      101,326       101,326        101,326
Laboratory equipment..........................      374,203       374,203        371,010
Manufacturing equipment.......................      241,412       241,412        236,736
Leasehold improvements........................    1,198,404     1,198,404      1,198,404
                                                -----------   -----------    -----------
                                                  2,129,927     2,129,927      2,105,828
Less accumulated depreciation and
  amortization................................   (1,840,434)   (1,778,703)    (1,506,440)
                                                -----------   -----------    -----------
                                                $   289,493   $   351,224    $   599,388
                                                ===========   ===========    ===========

5. INVENTORY

     Inventory consists of the following:

                                                    MARCH 31,   DECEMBER 31,   DECEMBER 31,
                                                      2002          2001           2000
                                                    ---------   ------------   ------------
Raw material......................................  $ 57,260      $ 63,989       $120,672
Work in process...................................    65,116        65,116             --
Finished goods....................................   158,760       163,431         79,342
                                                    --------      --------       --------
                                                    $281,136      $292,536       $200,014
                                                    ========      ========       ========

6. ACCRUALS

     Accrued liabilities consist of the following (in thousands):

                                                    MARCH 31,   DECEMBER 31,   DECEMBER 31,
                                                      2002          2001           2000
                                                    ---------   ------------   ------------
Recall inventory warranty accrual (Note 10).......  $130,000      $ 55,000       $     --
Legal and accounting expense......................    49,600       104,100         40,000
Vacation and bonus accruals.......................    22,500        21,000         42,550
Sublease excess rent..............................    32,000        60,000         11,000
Other.............................................    29,500         1,300         24,450
                                                    --------      --------       --------
                                                    $263,600      $241,400       $118,000
                                                    ========      ========       ========

7. NOTES PAYABLE

CREDIT AGREEMENT AND 2000 CREDIT AGREEMENT

     On November 30, 1998, the Company entered into a Credit Facility (Credit Agreement) with a shareholder. The Credit Agreement provided for financing up to $2,042,600. As of March 31, 2002, the Subsidiary has drawn the entire amount available. This facility originally was scheduled to mature on December 1, 2003 and bears interest that compounds annually, at LIBOR, adjusted annually, ranging from 2.39% -- 6.66% through the fiscal period March 31, 2002. Accrued interest on this note is due upon maturity of the underlying principal. During 2002, this Credit Agreement was amended to extend the maturity date of the facility to the earlier of 36 months from the date the Subsidiary receives FDA approval for its CMI

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

product, or December 31, 2009. On the due date, the Company may, at its option and subject to certain conditions, require any unpaid debt be converted to equity.

     On March 15, 2000 the Company entered into another Credit Facility (2000 Credit Agreement) with the same shareholder as the Credit Agreement. The 2000 Credit Agreement provided for financing up to $4,000,000. As of March 31, 2002, the Subsidiary has drawn the entire amount available. This facility originally was scheduled to mature on March 14, 2005, and bears interest, that compounds annually, at LIBOR, adjusted annually, ranging from 2.06% -- 7.00% through the fiscal period March 31, 2002. Accrued interest on this note is due upon maturity of the underlying principal. During 2002, this 2000 Credit Agreement was amended to extend the maturity date of the facility to the earlier of 36 months from the date the Company receives FDA approval for its CMI product, or December 31, 2009. On the due date, the Company may, at its option and subject to certain conditions, require any unpaid debt be converted to equity.

     In connection with the Credit Agreement and the 2000 Credit Agreement, the lender has obtained a security interest in certain of the Company's intellectual properties.

     As of March 31, 2002, the Credit Agreement and 2000 Credit Agreement, with principal of $6,042,600 and accrued interest of approximately $574,000 mature on the earlier to occur of 36 months from the date the Company receives FDA approval for its CMI product, or December 2009.

BRIDGE LOAN AGREEMENT AND 2002 BRIDGE LOAN AGREEMENT

     On April 13, 2001 the Company entered into a bridge loan agreement (Bridge Loan Agreement) with existing shareholders, whereby the lenders were committed to make available up to $3,000,000, dependent upon terms outlined in the Bridge Loan Agreement, in exchange for convertible subordinated notes. Based on the outcome of these terms, $1,673,591 became available under the Bridge Loan Agreement and was deposited into an escrow account. In addition to the principal, the Company was able to borrow interest accrued on the principal while the proceeds were held in escrow. As of March 31, 2002, the Company had borrowed $1,680,000 under the Bridge Loan Agreement. Interest compounds annually at Prime plus one percent, or 9.0% and is due upon maturity of the underlying principal. The notes are convertible into common stock of the Company in the event of a Qualified Investment, Change of Control, or at the discretion of the Company upon the due date. This facility matures in April 2003. In connection with the convertible notes, warrants will be issued at the close of a Qualifying Investment, a Change in Control, conversion of the notes into common stock or repayment. The number of warrants will be calculated at 25% of the note balance divided by the then fair value of the common stock or the price of the Qualified Investment, as applicable. Given that the number and terms of the warrants are not currently known, they have not been accounted for in the Company's financial statements.

     In March 2002 the Company entered into an agreement for $1 million of convertible subordinated promissory notes (Notes) with related parties. The Notes mature in March 2003 and borrowings bear interest at Prime plus 1%, or 5.75%. If a Qualified Investment occurs, as defined, before the maturity date, the Note balance will, at the discretion of the holder, (i) become immediately due and payable or (ii) be converted into the same securities purchased by the Qualified Investor. If a Change of Control occurs, as defined, the Note balance will, at the discretion of the holder, (i) be converted into shares of common stock or (ii) be converted into New Securities, as defined. Upon conversion of the Notes, the Company will issue to each lender warrants to purchase common stock. The number of warrants and exercise price are dependent on terms defined in the Notes.

8. CAPITAL LEASES

     Included in property and equipment at December 31, 2001 is $10,489 related to a capital lease. This lease has a 2-year term and an imputed interest rate of 8.3%.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

     Future payments under the capital lease obligation at December 31, 2001 are as follows:

                                                                CAPITAL LEASES
                                                               DECEMBER 31, 2001
                                                               -----------------
2002........................................................        $5,245
2003........................................................         2,714
                                                                    ------
                                                                     7,959
Amounts representing interest...............................        (2,292)
                                                                    ------
                                                                    $5,667
                                                                    ======

9. LICENSE AGREEMENTS

PRODUCT DISTRIBUTION LICENSE AGREEMENTS

     In February 1996, the Company entered into a perpetual product distribution agreement (1996 Product Distribution Agreement) for the Collagen Meniscus Implant (CMI) with a shareholder of the Company, who is also the holder of the majority of the Subsidiary's long-term debt. The Company received a nonrefundable, non-creditable $750,000 licensing fee in February 1996 in exchange for the granting of exclusive distribution and marketing rights outside the United States of America for the product under development.

     An additional $1,000,000 was recognized as license fee income during 2001 under the milestone provisions as adjusted by a new agreement between the parties during 2001. This payment is also nonrefundable and non-creditable. The Company may be due additional milestone fees in future years based on the achievement of future sale volumes by the shareholder/creditor under this agreement. Also, under this agreement, the Company will be reimbursed by the shareholder/creditor for all expenses it incurs in connection with obtaining regulatory approval for the CMI outside the United States of America. At December 31, 2000, the Company had a receivable from the shareholder of approximately $20,995.

     In January 2002, the Company entered into an amendment to its 1996 Product Distribution Agreement. The amendment provides for (i) further definition and certain changes to the 1996 Product Distribution Agreement, including marketing activities and annual sales minimums and (ii) restructure of its Credit Agreement and 2000 Credit Agreement, calling for repayment of such credit agreements to occur at the earlier of 36 months from the date the Company receives FDA approval for its CMI product, or December 31, 2009. On the due date, the Company may, at its option and subject to certain conditions, require any unpaid debt be converted to equity.

     During 2000, the Company entered into an exclusive distribution agreement with a distributor granting the distributor exclusive rights to sell the SharpShooter product throughout the world. The Company received and recognized as license fee income a $300,000 nonrefundable, non-creditable license fee in 2000. This agreement continues in force so long as the distributor meets certain minimum sales volume quotas. The distributor is obligated to pay the Company a royalty on net sales of products sold at a rate of between 10% and 12%. For the three month periods ended March 31, 2002 and 2001 and years ended December 31, 2001, 2000 and 1999, the amount of royalty income under this agreement was $27,600 and $16,656 and $56,030, $9,839 and $0, respectively. The distributor is also required to pay a minimum royalty in order to maintain the exclusive distributor status. To meet the minimum royalty's requirement, the distributor would have owed an additional $98,500 through March 31, 2002. Management has determined that based on the current status of negotiations with the distributor over possible modifications to the agreement, that these amounts do not meet the criteria for revenue recognition and have therefore not been included in revenue in either year.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

TECHNOLOGY LICENSE AGREEMENTS

     In April 1997, the Company entered into an agreement with a member of its Board of Directors and Modified Polymer Components, Inc. (MPC) to obtain an exclusive license to certain patent rights used in connection with the SharpShooter. The Subsidiary paid $100,000 in 1997 in license fees ($80,000 to the member of the Board of Directors and $20,000 to MPC). Such fees were charged to research and development expense as the related technology was considered by the Company to be in the development stage, and such technology had no alternative future use. The Company is required to pay a royalty of up to 6%, consisting of a royalty of up to 4.8% to the member of the Board of Directors and up to 1.2% to an assignee of MPC of net sales on products sold incorporating the licensed technology. In 2000, MPC assigned its rights to this royalty contract to a third-party. For the periods and years ended March 31, 2002 and 2001 and December 31, 2001 and 2000, $9,000 and $2,129 and $14,814 and $1,653,
respectively was charged to expense under this agreement. At March 31, 2002 and December 31, 2001 and 2000, $9,000 and $9,656 and $1,653, respectively, were accrued under this agreement.

     In 1995, the Company entered into an exclusive license agreement with an employee pursuant to which the employee granted the Company an exclusive worldwide right and license to certain technology considered by the Company to be a candidate for use in products of the Company, including the rights to certain patents and to any products resulting from the use of such technology and/or patents. Under the exclusive license agreement, the Company agreed to pay the employee a license issue fee of $250,000 in five equal installments of $50,000 per year. The Company is also required to pay a royalty of: (a) 6% on products covered by a valid patent claim; (b) 3% on products not covered by a valid patent claim; and (c) 50% of royalties actually received by the Subsidiary from sublicensees who are not affiliates. The Company completed its payments under this license agreement during fiscal 2000. In addition, the Company paid all costs incurred by the employee prior to August 24, 1995 for filing, prosecuting and maintenance of licensed patents, in the amount of $50,000. The exclusive license agreement will expire on the later to occur of ten years from the commercial sale of any licensed product (as defined in the agreement) or the date of expiration of the last to expire patent covered in the agreement.

     In 1990, the Company entered into an agreement with the Massachusetts Institute of Technology (MIT) to obtain an exclusive license to certain patent rights relating to the use of biodegradable materials for regeneration of tissue. The Company paid $25,000 to MIT in 1990 as license fees. The Company is required to pay MIT a royalty of the lesser of 6% of net sales or 10% of the gross margin, as defined, on sales of products covered under the agreement, except that no amounts will be due MIT for products that are also covered under the agreement with Neomorphics, Inc. (Neomorphics) discussed below.

     In 1990, the Company entered into a sublicense agreement with Neomorphics for certain products previously licensed to Neomorphics by MIT (and also in the MIT agreement discussed above). The Company was required to pay an annual maintenance fee of $10,000 per year in connection with the sublicense. The Company was also required to pay Neomorphics a royalty of 4% of its net sales of the sublicensed products. The annual license maintenance fees were creditable against royalties due. The amounts paid to MIT and Neomorphics were included as part of research and development expense in the periods in which such payments were made. The related patent expired in 2001 and, accordingly, no royalty payments will be due under this agreement or the MIT agreement after 2001.

10. COMMITMENTS AND CONTINGENCIES

     The Company leases its corporate headquarters in Franklin Lakes, New Jersey under a non-cancelable operating lease that expires on March 31, 2003, has a month-to-month operating lease agreement for office space in Vail, Colorado and leases space in Redwood City, California for its manufacturing operations under a non-cancelable operating lease that expires in May 2003. In January 2002, the Company signed a one-year lease for the office space in Vail, Colorado at a rate of $2,801 per month. The Company sub-leases a portion of

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

the manufacturing facility at a rate of $41,290 per month, which was recorded as an offset to rent expense. The sub-lease expires in May 2003. Total net rent expense was approximately $97,090, $223,000 and $390,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

     Future minimum lease payments are as follows at December 31, 2001:

2002........................................................   $331,517
2003........................................................    153,929
                                                               --------
                                                               $485,446
                                                               ========

     The Company has employment agreements with an officer of the Company providing for minimum aggregate annual compensation of approximately $275,000 per annum. The contract can be terminated by either party upon a ninety-day notification. Additionally, such employment agreement provides for various incentive compensation payments as determined by the Company's Board of Directors.

     During 2001 and 2002, the Company shipped certain components of the SharpShooter that were later identified to have the potential to become non-sterile. These items are being returned to the Company in 2002. Also during 2002, the Company detected residue from its packaging vendor on certain of its CMI packaging materials. The Company identified and discarded all CMI products with the potential for the presence of this material. The Company has estimated the cost related to these items to be approximately $55,000 for the 2001 shipments and $75,398 for the 2002 shipments and the cost of discarded CMI product. These amounts were recorded as accrued liabilities in the recall inventory warranty accrual in the period the product was shipped. The reworked products will ultimately be issued back to the customers.

11. EMPLOYEE BENEFIT PLANS

     The Company sponsors a profit sharing plan ("Plan") intended to qualify under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the Plan after three months of service. Employees may contribute a portion of their salary to the Plan, subject to annual limitations imposed by the Internal Revenue Code. The Company may make matching or discretionary contributions to the Plan at the discretion of the Board of Directors, but has made no such contribution to date. Employer contributions generally vest over seven years.

12. RELATED PARTY TRANSACTIONS

     The Company has a cost reimbursement agreement with a shareholder of the Company. For the periods and years ended March 31, 2002 and 2001 and December 31, 2001, 2000 and 1999, the Company is entitled to reimbursement of approximately $0 and $0 and $74,000, $160,000 and $200,000, respectively, in developmental costs, all of which has been received.

     At March 31, 2002 and 2001 and December 31, 2001, 2000 and 1999
approximately $56,367 and $0 and $21,000, $0 and $20,000 of accounts payable were due to related parties.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

13. STOCKHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

     Convertible preferred stock at December 31, 2001 and 2000 is as follows:

                                                                        SHARES ISSUED AND
                                                                         OUTSTANDING AT
                                                                           DECEMBER 31
                                           LIQUIDATION   DESIGNATED   ---------------------
SERIES                                     PREFERENCE      SHARES       2001        2000
------                                     -----------   ----------   ---------   ---------
A........................................     $1.00        725,000      725,000     725,000
B........................................     $3.00      1,226,338    1,226,338   1,226,338
C........................................     $4.50      1,635,000      550,552     550,552
D........................................     $7.25      1,191,321    1,191,321   1,191,321
E........................................     $7.25        335,314      335,314     335,314
F........................................     $8.73      1,000,000      453,310     453,310
                                                         ---------    ---------   ---------
Total preferred stock....................                6,112,973    4,481,835   4,481,835
                                                         =========    =========   =========

     The holders of Series A, B, C, D, E, and F preferred stock are entitled to noncumulative dividends if and when such dividends are declared by the Board of Directors. No dividends have been declared to date.

     The holders of Series A, B, C, D, E, and F preferred stock each have one vote for each full share of common stock into which their respective shares of preferred stock are convertible on the record date for the vote.

     At the option of the holder, the Series A, B, C, D, E, and F preferred stock are convertible into common stock on a one-for-one basis, subject to adjustment for antidilution, and will automatically convert into common stock concurrent with the closing of an underwritten public offering of common stock under the Securities Act of 1933 in which the Company receives at least $7,500,000 in gross proceeds and the price per share is at least $10.00 (adjusted for recapitalizations or stock splits).

     The Company has reserved 4,481,835 shares of its common stock for the conversion of its outstanding Series A, B, C, D, E and F preferred stock.

     In January 1999, the Company issued 453,310 shares of Series F preferred stock for cash of $3,957,396 to Sulzer Medica USA Holding Company (Sulzer). The Series F preferred stock is convertible into common stock on a one-for-one basis. In connection with the financing, Sulzer was issued a warrant to purchase up to a maximum of 449,888 shares of Series C convertible preferred stock at $4.50 per share, effective November 30, 1998. The warrants, which are immediately exercisable subject to certain limitations on the percentage of voting interest that Sulzer can hold, expire on November 30, 2003. The warrants will automatically be deemed exercised in full immediately prior to the closing of an initial public offering.

     Holders of preferred stock are entitled to receive dividends on each outstanding share thereof, when as declared by the Board of Directors, payable in preference to any dividends on any shares of common stock. In the event of any liquidation, dissolution, or winding up of the Company, the holders of preferred stock are entitled to receive an amount per share equal to their liquidation preference.

STOCK OPTIONS

     The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25,

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

when the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     The effect of applying the minimum-value method to the Company's stock option grants resulted in pro forma net loss of $4,446,925, $4,677,555 and $5,207,816 for the years ended December 31, 2001, 2000 and 1999, respectively. The pro forma net loss per share was $1.76, $1.87 and $2.08 for the years ended December 31, 2001, 2000 and 1999, respectively. Future pro forma operating results may be materially different from actual amounts reported.

     The fair value of the Company's stock-based awards to employees was estimated assuming the following weighted-average assumptions:

                                                             2001      2000      1999
                                                            -------   -------   -------
Expected volatility.......................................       --        --        --
Expected life of options in years.........................  7 years   7 years   6 years
Risk-free interest rate...................................      4.5%     6.11%     5.42%
Expected dividend yield...................................       --        --        --

     At December 31, 2001, the Company had reserved 870,895 shares of common stock for issuance under its 1991 Stock Option Plan (the Plan). The Plan provides for both incentive and nonqualified stock options to purchase common stock to be granted to employees, directors, and consultants. The Plan provides that incentive stock options will be granted at no less than the fair value of the Company's common stock (no less than 85% of the fair value for nonqualified stock options), as determined by the Board of Directors at the date of the grant. If, at the time the Company grants an incentive stock option, the optionee owns more than 10% of the combined voting power of all the classes of stock of the Company, the option price shall be at least 110% of the fair value and the option shall not be exercised more than five years after the date of grant. Except as noted above, the options vest and become exercisable over periods determined by the Board of Directors and expire no more than ten years after the date of grant or earlier if the optionee's employment terminates. The Plan expired in June 2001.

     At December 31, 2001, the Company had reserved 600,000 shares of common stock for issuance under its 1993 Directors' Stock Option Plan (the Directors'
Plan). The Directors' Plan provides that each person who was a Director at the date of inception of the Directors' Plan be granted an option to purchase 40,000 shares of common stock of the Company. Each person who was a Director and not an employee of the Company on June 30, 1996 was granted an option to purchase 50,000 shares of common stock of the Company. Each person who is elected for the first time to be a Director after June 30, 1996 and who is not an employee of the Company on the date of his election shall be granted an option to purchase a pro rata number of shares of common stock of the Company based on 10,000 shares and the number of days between the Director's election and the next June 30. Additionally, on June 30, 1997 or June 30, 2001, in the case of a Director who received an option to purchase 50,000 shares on June 30, 1996 and on each June 30 thereafter, each Director who is not an employee of the Company automatically shall be granted an option to purchase 10,000 shares of common stock of the Company. The options will be granted at the fair value of the Company's common stock, with a term of no more than ten years, as determined by the Board of Directors at the date of grant. The grants to purchase 40,000 and 50,000 shares are exercisable as follows: 10,000 shares on the date of grant and an

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

additional 10,000 shares on each anniversary of the date of the grant, provided that the optionee has continuously served as a Director. The grants to purchase 10,000 shares become exercisable ratably at each three-month anniversary of the date of grant, provided that the optionee has continuously served as a Director.

     At December 31, 2001, the Company had reserved 679,105 shares of common stock for issuance under its 1999 Stock Option Plan (the 1999 Plan). The 1999 Plan provides for both incentive and nonstatutory stock options to purchase common stock to be granted to employees, directors, and consultants. The Plan provides that incentive stock options will be granted at no less than the fair value of the Company's common stock (no less than 85% of the fair value for nonqualified stock options), as determined by the Board of Directors at the date of the grant. If, at the time the Company grants an incentive stock option, the optionee owns more than 10% of the combined voting power of all the classes of stock of the Company, the option price shall be at least 110% of the fair value and the option shall not be exercised more than five years after the date of grant. Except as noted above, the options vest and become exercisable over periods determined by the Board of Directors and expire no more than ten years after the date of grant or earlier if the optionee's employment terminates.

     At December 31, 2001 the Company has reserved 1,037,338 shares of common stock for issuance under two separate stock option plans for specified key employees. These plans provide for incentive and nonstatutory stock options to purchase common stock to be granted to only the specified key employees. The options vest and become exercisable over periods determined by the Board of Directors and expire no more than ten years after the date of the grant or earlier if the optionee's employment terminates.

     During the years ended December 31, 2001 and 2000, the Company granted 220,589 and 501,500 stock options, respectively, to purchase common shares at exercise prices of $1.45, which was considered to be below management's estimate of fair market value at the date of grant. In accordance with APB 25, compensation expense will be recognized as the difference between the exercise prices of these options at their respective grant dates and management's estimate of fair value for financial reporting purposes of common stock based on the vesting schedules of the options. The Company recorded $1,209,415 and $1,220,406 of compensation expense during 2001 and 2000, respectively.

     In addition, the Company recorded deferred stock compensation, prior to amortization of $1,237,864 and $2,124,151 during the periods ended December 31, 2001 and 2000, respectively; these amounts are included as a reduction of stockholders' equity and are being amortized to compensation expense over the vesting period of the options granted, which range from one to seven years from the date of grant, which may be accelerated based on the occurrence of designated events.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

     A summary of activity under the Company's stock option plans is as follows:

                                                                 OPTIONS OUTSTANDING
                                                       ---------------------------------------
                                                                                   WEIGHTED-
                                       AVAILABLE FOR   NUMBER OF    PRICE PER    AVERAGE PRICE
                                           GRANT        SHARES        SHARE        PER SHARE
                                       -------------   ---------   -----------   -------------
Balance at December 31, 1998.........      886,227     1,580,088   $0.10-$1.45      $ 1.04
  Additional shares authorized.......      679,105            --            --          --
  Options granted....................     (672,141)      672,141   $      1.45      $ 1.45
  Options exercised..................           --       (41,250)  $     0.725      $0.725
                                                --        (1,146)  $      1.45      $ 1.45
  Options canceled...................       18,750       (18,750)  $     0.725      $0.725
                                            35,104       (35,104)  $      1.45      $ 1.45
Balance at December 31, 1999.........      947,045     2,155,979   $0.10-$1.45      $ 1.15
  Additional shares authorized.......      365,375            --            --          --
  Options granted....................     (501,500)      501,500   $      1.45      $ 1.45
  Options canceled...................      298,000      (298,000)  $      1.45      $ 1.45
                                         ---------     ---------
Balance at December 31, 2000.........    1,108,920     2,359,479   $0.10-$1.45      $ 1.13
                                         ---------     ---------
  Options granted....................     (220,589)      220,589   $      1.45      $ 1.45
  Options canceled...................      299,000      (299,000)  $      1.45      $ 1.45
  Available for grant shares
     expired.........................     (977,331)           --            --          --
  Options exercised..................           --       (25,000)  $      0.10      $ 0.10
                                         ---------     ---------
Balance at December 31, 2001.........      210,000     2,255,943   $0.45-$1.45      $ 1.34
                                         =========     =========   ===========      ======

     The weighted average fair value of options granted during 2001, 2000 and 1999 was $5.49, $6.55 and $6.55 per share, respectively. As of December 31, 2001, 2000 and 1999, 1,320,423, 1,268,308 and 1,007,556 options were exercisable at a weighted-average exercise price of $1.22, $1.13 and $1.15 per share, respectively.

     The following table summarizes information about outstanding options at December 31, 2001:

                              WEIGHTED-AVERAGE
                                 REMAINING
                              CONTRACTUAL LIFE
PRICE PER SHARE    SHARES         IN YEARS
---------------   ---------   ----------------
  $0.45             220,000         2.63
  $0.73              45,000         4.22
  $1.45           1,990,943         7.22
                  ---------
                  2,255,943

WARRANTS

     In January 1997, the Company issued to a financing company a warrant to purchase 11,379 shares of common stock at $7.25 per share. The warrant expires in April 2002. At December 31, 2001, the warrant was fully exercisable.

     In August 1997 and September 1997, the Company issued in connection with the Series E financing, warrants to purchase 90,704 shares of common stock at $1.45 per share. The warrants expire in August 2002 and September 2002. At December 31, 2001, the warrants were fully exercisable.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

     In conjunction with the Series F financing, the Company issued warrants to purchase 449,888 shares of Series C preferred stock at $4.50 per share. The warrants expire on November 30, 2003. These warrants can be exercised by the holder to the extent that the Holder's ownership of the Company on a fully diluted basis does not exceed 19.9%. At December 31, 2001, the holders of the warrants owned 19.9% of the Company on a fully diluted basis.

     In conjunction with the 2000 Credit Agreement, the Company issued warrants to purchase 150,000 shares of common stock at $4.50 per share. The warrants expire on August 7, 2005. These warrants can be exercised by the holder to the extent that the Holder's ownership of the Company on a fully diluted basis does not exceed 19.9%. At December 31, 2000, the holders of the warrants owned 19.9% of the Company on a fully diluted basis.

     The fair values of each of the above warrants were not material.

14. INCOME TAXES

     The Company had differences in reporting expenses for financial statement purposes and income tax purposes. The provision for income taxes consists of:

                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    2001           2000           1999
                                                ------------   ------------   ------------
Current.......................................  $        --    $        --    $        --
Deferred......................................   (1,663,321)    (2,550,000)    (2,350,000)
Valuation allowance...........................    1,663,321      2,550,000      2,350,000
                                                -----------    -----------    -----------
                                                $        --    $        --    $        --
                                                ===========    ===========    ===========

     The provision for income taxes can be reconciled to the income tax that would result from applying the statutory rate to the net loss before income taxes as follows:

                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    2001           2000           1999
                                                ------------   ------------   ------------
Tax (benefit) at statutory rate...............  $(1,472,506)   $(1,777,873)   $(1,855,786)
State taxes...................................     (198,978)      (241,376)      (251,077)
Permanent items...............................        8,163       (530,751)      (243,137)
Increase in valuation allowance...............    1,663,321      2,550,000      2,350,000
                                                -----------    -----------    -----------
                                                $        --    $        --    $        --
                                                ===========    ===========    ===========

     The significant components of the Company's deferred income tax assets and liabilities are as follows:

                                                             DECEMBER 31,   DECEMBER 31,
                                                                 2001           2000
                                                             ------------   ------------
Deferred tax assets:
Net operating loss carryforward............................  $12,090,721    $10,427,400
R&D credit carryforward....................................      401,782        401,782
                                                             -----------    -----------
                                                              12,492,503     10,829,182
Valuation allowances.......................................  (12,492,503)   (10,829,182)
                                                             -----------    -----------
                                                             $        --    $        --
                                                             ===========    ===========

     The net operating loss carryforward at December 31, 2001 was approximately $31.3 million and the research and development tax credit was approximately $402,000. The federal net operating loss and credit carryforwards will begin to expire in 2006, if not utilized. The state net operating loss and credit carryforwards

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

started to expire in 2000, and will continue to expire if not utilized. The utilization of net operating loss carryforwards may be further limited due to changes in ownership of the Company.

15. BASIC AND DILUTED LOSS PER SHARE

     The Company implemented SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings per share. Basic loss per share includes no dilution and is computed by dividing net loss available to common stockholders, by the weighted average number of common shares outstanding for the period. Diluted loss per share includes the potential dilution that could occur if securities or other contracts were exercised or converted into common stock. Options and warrants outstanding were not included in the computation of diluted loss per share, as their effect would be anti-dilutive. Diluted loss per share and basic loss per share are identical for all periods presented.

16. FINANCINGS AND CAPITAL TRANSACTIONS (DATED AS OF JUNE 21, 2002)

     On June 21, 2002, the Company amended and restated its Certificate of Incorporation to provide for the following:

     The creation of Series G Convertible Preferred Stock (Series G Stock) with 19,200,000 shares authorized. The rights of the Company's existing Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Preferred Convertible Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock (collectively referred to as the "Preferred Stock") were amended and established as follows:

DIVIDEND RIGHTS: If the Company shall at any time declare and pay any dividend in the form of cash, stock or property on the outstanding Common Stock, it shall at the same time and on the same terms declare and pay a dividend in the same form on the outstanding Preferred Stock at a rate assuming all Preferred Stock were converted into Common Stock immediately prior to the dividend declaration.

LIQUIDATION RIGHTS: In the event of any liquidation, dissolution or winding up of the Company, holders of the Preferred Stock shall be entitled to receive, before any amount shall be paid to holders of Common Stock, an amount per share equal to $1.00 for Series A, $3.00 for Series B, $4.50 for Series C, $7.25 for Series D, $7.25 for Series E, $8.73 for Series F and $1.23 for Series G plus all accrued and unpaid dividends, if any.

VOTING RIGHTS: The holders of Preferred Stock are entitled to vote upon any matter submitted to the stockholders for a vote. Such holders shall each have one vote for each full share of Common Stock into which their respective shares of Preferred Stock are convertible on the record date for the vote. Holders of Preferred Stock shall vote as a single class.

CONVERSION RIGHTS: Shares of Preferred Stock can be converted into shares of Common Stock at the option of the holder and automatically upon the occurrences of the closing of an offering pursuant to an effective registration statement pursuant to which Common Stock is sold to the public by the Company in a public offering registered under the Securities Act of 1933 at a per share public offering price of not less than $10 and a aggregate public offering price of at least $7,500,000. In addition, in the event of a merger or sale of the Company, the holders of Preferred Stock may elect to have their shares treated as converted. Each share of Preferred Stock is converted into the number of Common Shares that results from dividing the Conversion Price as defined, by the liquidation value per share (see above). Initially, the Conversion Price is equal to the liquidation value per share and can never exceed the liquidation value per share. Adjustments to the Conversion Price are required in the event of the issuance of additional shares of stock of the Company, stock splits, dividends and recapitalizations.

     On June 21, 2002, the Company issued 5,564,047 shares of Series G Convertible Preferred Stock (Series G Stock) to existing shareholders of the Company for $1.2321 per share. Cash of $4,000,000

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

($3,860,000 net of offering cost) was received for 3,246,490 of the shares issued. The remaining 2,317,557 shares were issued upon conversion of notes payable and accrued interest from 2001 and 2002 financings with a value of $2,855,465.

17. MERGER WITH AROS CORPORATION (DATED AS OF JUNE 21, 2002)

     On June 21, 2002, the Company merged with Aros Acquisition Corporation, a wholly owned subsidiary of Aros Corporation ("Aros"). Aros discontinued its operations in 2001 and has been evaluating alternatives to best utilize its assets. The merger was accounted for as a reverse merger and recapitalization.

     The outstanding shares of Common Stock, Preferred Stock and options and warrants to acquire Common Stock and Preferred Stock of the Company have been converted into equity instruments of Aros as follows:

COMMON STOCK: Each share of the Company's Common Stock has been converted into
2.7495 shares of unregistered common stock of Aros.

SERIES A, SERIES B, SERIES C, SERIES D, SERIES E AND SERIES F PREFERRED STOCK:
Each share of the Company's Series A, Series B, Series C, Series D, Series E and Series F Convertible Preferred Stock has been converted into 0.0663 shares of unregistered, fully paid, non-assessable Aros Common Stock (Aros Common Stock) plus 2.6832 shares of unregistered, fully paid, non-assessable Aros Series B Convertible Preferred Stock (Aros Series B Stock).

SERIES G PREFERRED STOCK: Each share of the Company's Series G Preferred Stock has been converted to 2.7495 shares of unregistered, fully paid, non-assessable shares of Aros Series A Convertible Preferred Stock (Aros Series A Stock).

STOCK OPTIONS AND WARRANTS: Immediately prior to the merger, the Company accelerated the vesting of all options such that at the time of the merger, all stock options and warrants were fully vested. Each option and each warrant to purchase the Company's Common Stock has been assumed by Aros and converted into options and warrants, respectively, to acquire Aros Common Stock. Each option and warrant shall be exercisable for that number of shares of Aros Common Stock equal to the product of the number of shares of the Company's Common Stock that were purchasable under such Company option multiplied by 2.7495, and rounded to the nearest whole number of shares of Aros Common Stock. Each warrant to purchase the Company's Series C Convertible Preferred Stock was assumed by Aros and converted into warrants to purchase 0.0663 shares of Aros Common Stock and
2.6832 shares of Aros Series B Stock. The per share exercise price for shares of Aros Common Stock or Aros Series B Stock issuable upon exercise of such assumed Company options and warrants shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock or Series C Convertible Preferred Stock, as applicable, at which such Company options and warrants were exercisable by 2.7495.

     All shares issued to holders of Company Common Stock and Preferred Stock and issued under the Company stock options and warrants assumed by Aros are unregistered.

     Aros and the receiving shareholders have entered into a Registration Rights Agreement under which Aros, at its option, can register the unregistered shares in whole or part. Holders of unregistered shares can request, subject to certain limitations, and Aros is required to make a best commercial efforts to, register blocks of unregistered shares beginning 90 days after the Form 10-K for the year ending December 31, 2002 of Aros is filed. Aros is required to bear the cost of all such registrations except that in an underwritten offering, the holder of the shares will bear any underwriting discounts and commissions, if any, and transfer taxes relating to the registration.

     Upon completion of this merger, holders of the Company's Common Stock and Preferred Stock controlled approximately 80% of the voting rights of the combined company. As such, the Company is the deemed acquirer for purposes of accounting for this merger.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (A DEVELOPMENT STAGE COMPANY) -- (CONTINUED)

     The Aros Series A Stock has rights and terms that provide for certain preferences in the event of liquidation to the Aros Series B Stock and Aros Common Stock. Additionally, the Aros Series A Stock has mandatory conversion features upon certain circumstances including but not limited to a qualified offering that results in cash proceeds to Aros of at least $5,000,000 and assumes a minimum valuation of the Company of at least $25,000,000 and the Aros Series A Stock is redeemable at the option of the holder subject to certain conditions at any date from and after the date of the seventh anniversary of the issuance and delivery of the Aros Series A Stock at the liquidation value.

     The Aros Series B Stock has rights and terms that provide for certain preferences in the event of liquidation to the Aros Common Stock. Additionally, the Aros Series B Stock has mandatory conversion features upon certain circumstances including but not limited to a qualified offering that results in cash proceeds to Aros of at least $5,000,000 and assumes a minimum valuation of the Company of at least $25,000,000 or at such time as Aros's Certificate of Incorporation is amended to increase the number of authorized shares of Aros Common Stock sufficient to permit for the issuance of that number of shares of Aros Common Stock into which all issued and outstanding shares of Aros Series B Stock are convertible.

     The merger was accounted for as a reverse merger with the Company being the deemed accounting acquirer. The assets and liabilities of Aros at the acquisition date comprised $2.95 million in cash, $211,846 in prepaid and other assets and $430,165 in accounts payable, accrued expenses and other liabilities. The fair values of these assets and liabilities approximate their book values at the acquisition date. Because Aros was essentially a non-operating entity at the time of the merger, the merger was considered a capital transaction in substance and no goodwill was recorded. The assets and liabilities of Aros were merged with the assets and liabilities of the Company as of the merger date. As the Company is the deemed accounting acquirer, its assets and liabilities remain at historical costs.

     Costs associated with the merger include estimated legal and accounting fees and an estimate of the costs to be incurred to register the unregistered shares distributed to the former shareholders of the Company in connection with the merger. Management's estimate of these costs totaled $402,000. These costs are tentative in nature and are subject to future adjustment.

                                                                      APPENDIX A

                                    CHARTER
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                              OF AROS CORPORATION

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring: the integrity of the financial reports and other financial information of the Corporation, compliance by the Corporation with legal and regulatory requirements; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the independence and performance of the Corporation's internal and external auditors and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

     - Review and appraise the audit efforts and independence of the Corporation's accountants;

     - Review and appraise the efforts and effectiveness of the Corporation's internal auditing efforts; and

     - Provide an avenue of communication among the auditors, financial and senior management, the internal auditing function and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV, of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. An independent director is a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing function and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     - Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

     - Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements;

     - Review significant financial reporting issues and judgments made by management and the auditors in connection with the preparation of the Corporation's financial statements, including an analysis of the effect of alternative GAAP methods on the Corporation's financial statements and a description of any transactions as to which management obtained SAS 50 letters.

     - Review with management and the auditors the Corporation's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the auditors' reviews of the quarterly reports;

     - Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the auditors, management or internal auditors;

     - Recommend to the Board the appointment of the auditors, which firm is ultimately accountable to the Audit Committee and the Board;

     - Approve the fees to be paid to the auditors for audit service;

     - Approve the retention of the auditors for any non-audit service and the fee for such service;

     - Receive periodic reports from the auditors regarding the auditor's independence, discuss such reports with the auditors, consider whether the provision of non-audit services is compatible with maintaining the auditors' independence and, if so, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors;

     - Review with management and the auditors any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Corporation's financial statements or accounting policies; and

     - Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's code of conduct;

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the auditors or to assure compliance with laws and regulations and the Corporation's code of conduct.

                                                                      APPENDIX B

                                AROS CORPORATION

                           EMPLOYEE STOCK OPTION PLAN
                 (AMENDED AND RESTATED EFFECTIVE JUNE 21, 2002)

SECTION 1.  Purpose.

     The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward corporate officers, managerial and other significant employees, and non-employees who have an ongoing consultant or advisor relationship with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

     Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options. However, Incentive Stock Options may only be granted to employees of the Company.

SECTION 2.  Definitions.

     BOARD:  The Board of Directors of the Company.

     CHANGE IN CONTROL: The purchase or other acquisition by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; a liquidation or dissolution of the Company; or of the sale of all or substantially all of the Company's assets.

     CODE:  The Internal Revenue Code of 1986, as amended from time to time.

     COMMITTEE: The Compensation Committee of the Board (or subcommittee thereof) or such other committee (or subcommittee thereof) as shall be appointed by the Board to administer the Plan pursuant to Section 3.

     COMMON STOCK: The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

     COMPANY: AROS CORPORATION, a Delaware corporation, its subsidiary or subsidiaries, and any successor thereto.

     DISABLED OR DISABILITY:  Permanent and total disability, as defined in Code
Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant's termination of employment or, in the case of a non-employee Participant, prior to the termination of the consulting or advisor relationship between such Participant and the Company.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

     FAIR MARKET VALUE: The amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in the Wall Street Journal or a similar publication selected by the Committee.

     INCENTIVE STOCK OPTION: An Option that is intended to qualify as an "incentive stock option" under Code Section 422.

     NONQUALIFIED STOCK OPTION:  An Option that is not an Incentive Stock
Option.

     OPTION: An option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

     PARTICIPANT: An employee of the Company (including any employee who is a member of the Board) or any non-employee consultant or advisor to the Company (including non-employee members of the Board) whose participation in the Plan is determined by the Committee to be in the best interest of the Company.

     PLAN: The AROS CORPORATION Employee Stock Option Plan, as amended from time to time.

SECTION 3.  Administration.

     (a) COMMITTEE. The Plan shall be administered by the Committee. To the extent required to comply with the relevant provisions of Rule 16b-3 under the Exchange Act, the Committee shall be solely comprised of two (2) or more "non-employee directors," as defined in Rule 16b-3(b)(3) or in any successor definition adopted by the Securities and Exchange Commission, who also qualify as "outside directors" as defined in Treasury Regulation sec.1.162-27(e)(3) or subsequently published administrative guidance.

     (b) AUTHORITY OF THE COMMITTEE. The Committee shall have the authority to approve individuals for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Option or the termination of any restriction under any Option. Options may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option without such holder's consent.

     (c) POWERS OF THE COMMITTEE. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

     (d) INDEMNIFICATION. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

     (e) MAXIMUM ANNUAL GRANT. Notwithstanding any other provision of the Plan, during any single calendar year, no Participant shall be granted Options which permit such Participant to purchase more than 1,500,000 shares of Common Stock, subject to adjustment in accordance with Section 8.

SECTION 4.  Common Stock Subject to Plan.

     The aggregate shares of Common Stock that may be issued under the Plan shall not exceed 5,700,000, as adjusted in accordance with the provisions of
Section 8.

     In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option may be used again for new grants of Options hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(d) shall be added to the aggregate shares of Common Stock available for issuance.

SECTION 5.  Eligibility.

     Options may be granted under the Plan to any employee of the Company, including employees who are officers and/or members of the Board, whose participation the Committee determines is in the best interest of the Company and to any non-employee who is a consultant or advisor to the Company, including members of the Board, whose participation the Committee determines is in the best interests of the Company (collectively, "Participants"). The Committee shall have absolute discretion to determine, within the limits of the express provisions of the Plan, those Participants to whom and the time or times at which Options shall be granted. The Committee shall also determine, within the limits of the express provisions of the Plan, the number of shares to be subject to each Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) all or portions of each Option may become vested and exercisable, and whether an Option shall be an Incentive Stock Option, a Nonqualified Stock Option or a combination thereof. In making such determination, the Committee may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     Notwithstanding the foregoing, no Incentive Stock Option shall be granted to any Participant who is not an employee of the Company.

SECTION 6.  Terms and Conditions of Options.

     Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

     (a) OPTION PERIOD. Each Option agreement shall specify the period for which the Option thereunder is granted (which, in the case of Incentive Stock Options, shall not exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period.

     (b) EXERCISE PRICE. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted, and, in the case of Incentive Stock Options, shall not be less than the Fair Market Value of Common Stock on the date the Option is granted.

     (c) VESTING OF OPTIONS. No part of any Option may be exercised until the Participant shall have satisfied the vesting conditions (i.e., such as remaining in the employ of the Company for a certain period of time), if any, as the Committee may specify in the applicable Option agreement. Subject to the provisions of Section 6(e), any Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.

     (d) PAYMENT. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option provided that such previously-acquired shares have been held by the Participant for at least six months, unless the Committee in its discretion permits the use of shares held less than six months, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price, provided that the Participant attests in a manner acceptable to the Committee that he or she holds previously-acquired shares equal in number to the number of shares withheld by the Company and has held such previously-acquired shares for at least six months, (iv) through the withholding by the Company (at the discretion of the Committee) of shares of Common Stock having a Fair Market Value equal to the exercise price, or (v) by a combination of (i), (ii), (iii) and (iv), in the discretion of the Committee.

     (e) OTHER RULES APPLICABLE TO INCENTIVE STOCK OPTIONS.

          (i) GRANT PERIOD. Consistent with Section 9, an Incentive Stock Option must be granted within ten years of the date this Plan is adopted (i.e., the Effective Date, as defined in Section 13) or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

          (ii) TEN PERCENT OWNER. If a Participant, on the date that an Incentive Stock Option is granted, owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, then the exercise price per share shall in no instance be less than 110% of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

          (iii) EMPLOYEE STATUS. To retain favorable Incentive Stock Option tax treatment, the Option holder must at all times from the date the Option is granted through a date that is no more than three months prior to the date it is exercised (or no more than one year prior to the date it is exercised, where the Participant's termination of employment is due to death or Disability) remain an employee of the Company. For this purpose, authorized leaves of absence shall not be deemed to sever the employment relationship.

          (iv) LIMITATIONS ON DISPOSITIONS. To retain favorable Incentive Stock Option tax treatment, Common Stock received upon the exercise of an Incentive Stock Option may not be disposed of prior to the later of two years from the date the Incentive Stock Option is granted or one year from the date the shares of Common Stock are transferred to the Participant upon exercise of the Incentive Stock Option.

          (v) VALUE OF SHARES. The aggregate Fair Market Value (determined at the date of grant) of the Incentive Stock Options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.

SECTION 7.  Treatment of Options Upon Termination.

     (a) TERMINATION DUE TO DISABILITY OR DEATH. Upon the termination of employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant by reason of Disability or death, such Participant's Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

     (b) TERMINATION OTHER THAN FOR CAUSE. Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon the termination of employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant's Options (to the extent vested prior to such termination) may be exercised by such Participant during the ninety-day period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such ninety-day period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options. Notwithstanding the foregoing, to retain favorable Incentive Stock Option tax treatment, Incentive Stock Options must be exercised within three months of the Participant's termination of employment.

     (c) TERMINATION FOR CAUSE. Upon termination of the employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant for Cause (as defined below), the Participant's right to exercise his or her options shall terminate at the time notice of termination is given by the Company to such Participant. For purposes of this provision, cause shall include:

          (i) The commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

          (ii) A material breach of any material duty or obligation imposed upon the Participant by the Company;

          (iii) Divulging the Company's confidential information; or

          (iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

SECTION 8.  Adjustment Provisions.

     In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate Fair Market Value and other price determinations applicable to Options. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding.

SECTION 9.  Term of Plan.

     The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until June 20, 2012, or, if earlier, upon termination of the Plan by the Board or until no Common Stock remains available for issuance under Section 4.

SECTION 10.  Change in Control.

     Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, in the event of a Change in Control, all outstanding Options shall fully vest in each Participant. The Committee, in its discretion, may also provide in any Option agreement for adjustment of certain terms of such Option upon the occurrence of a Change in Control.

SECTION 11.  General Provisions.

     (a) EMPLOYMENT. Nothing in the Plan or in any related instrument shall confer upon any employee Participant or other employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee Participant or other employee with or without cause.

     (b) LEGALITY OF ISSUANCE OF SHARES. No Common Stock shall be issued pursuant to the exercise of an Option unless and until all legal requirements applicable to such issuance have been satisfied.

     (c) OWNERSHIP OF COMMON STOCK ALLOCATED TO PLAN. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

     (d) GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

     (e) WITHHOLDING OF TAXES. The Company may withhold, or allow a Participant to remit to the Company, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an Option. In order to satisfy all or any portion of such income tax liability, a Participant may elect to surrender Common Stock previously acquired by the Participant or to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, provided that the number of shares of such withheld or surrendered Common Stock shall not be greater than the amount that is necessary to satisfy the minimum withholding obligation of the Company that arises with respect to the Option.

     (f) TRANSFERABILITY OF OPTIONS. Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, Options shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution. During a Participant's lifetime, Options shall be exercisable only by the Participant or the Participant's agent, attorney-in-fact or guardian, or by a transferee permitted by the relevant grant agreement. Incentive Stock Options shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's agent, attorney-in-fact or guardian.

SECTION 12.  Amendment or Discontinuance of the Plan.

     The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not materially increase the number of shares of Common Stock subject to the Plan (except as provided in Section 8 hereof); and provided further that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Participants.

SECTION 13.  Effective Date of the Plan.

     The Plan as adopted by the Board and approved by stockholders was originally effective as of November 8, 1990 and amended and restated as of April 1, 1996, May 1, 1997, December 31, 1997, February 23, 1998, January 1, 1999 and
April 15, 2001. The Plan was further amended and restated effective June 21, 2002 (the "Effective Date").

                                      PROXY

                                AROS CORPORATION

                 Proxy for the Annual Meeting of Stockholders to
                       be held on       , November  , 2002.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby constitutes and appoints Gerald E. Bisbee, Jr., Ph.D and Brion D. Umidi and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the
Annual Meeting of Stockholders of Aros Corporation to be held on       ,
November , 2002, and at any and all adjournments and postponements thereof, on all matters before such meeting.

        THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 AND 7; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

        THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

----------------------------------          ------------------------------------
----------------------------------          ------------------------------------
----------------------------------          ------------------------------------

[X] Please mark
    votes as in
    this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THE BOARD
RECOMMENDS A VOTE FOR ALL PROPOSALS.



1.   To approve an increase in the number of               FOR          WITHHELD       ABSTAIN
     authorized shares of Aros common stock                [ ]            [ ]            [ ]
     from 30,000,000 to 130,000,000 and authorized
     shares of Aros preferred stock from 30,000,000
     to 60,000,000

2.   To approve the change of our name to ReGen            FOR          AGAINST        ABSTAIN
     Biologics, Inc. and the accompanying ticker           [ ]            [ ]            [ ]
     symbol change

3.   To approve a 1 for 6 reverse stock split of all       FOR          WITHHELD       ABSTAIN
     Aros authorized common and preferred stock            [ ]            [ ]            [ ]

4.   To elect Gerald E. Bisbee, Jr., Ph.D., Alan          FOR ALL NOMINEES          WITHHELD FROM
     Baldwin, Richard Fritschi, Robert G. McNeil,                                   ALL NOMINEES
     Ph.D. and J. Richard Steadman, M.D. as                 [ ]                          [ ]
     directors for the next year
                                                        [ ] -------------------------------------
                                                        For all nominees except as noted above

5.   To approve the proposal to amend our                  FOR          AGAINST       ABSTAIN
     Employee Stock Option Plan                            [ ]            [ ]            [ ]

6.   To approve the proposal to amend                      FOR          WITHHELD     FOR ALL EXCEPT
     our Non-Employee Director Stock                       [ ]            [ ]            [ ]
     Option Plan

7.   To ratify the appointment of Ernst &                  FOR          AGAINST       ABSTAIN
     Young LLP as Aros' independent                        [ ]            [ ]            [ ]
     accountants for the current fiscal
     year


In the discretion of the proxies named herein, the proxies are authorized to vote upon such other matters as are properly brought before the meeting.

I plan to attend the meeting. [ ]

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any other adjournments thereof.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature: __________________________________      Date: ____________________

Signature: __________________________________      Date: ____________________